UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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BioMarin Pharmaceutical Inc.
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BIOMARIN®

2026 Proxy Statement

Annual Meeting: June 2, 2026 11:30 a.m. Pacific Time

Our teams leverage their expertise in genomics and medicine to pursue breakthrough science aligned to five pillars.

GENETIC
TARGETED
BioMarin Core 5
COMMERCIALLY COMPETITIVE
ASSESSABLE
TRANSFORMATIONAL

GENETIC
Clear etiology in affected populations

TARGETED
Therapeutic targets proximal to the fundamental defect

ASSESSABLE
Readily assessable endpoints that predict clinical benefit early

TRANSFORMATIONAL
Differentiated impacts on people's lives

COMMERCIALLY COMPETITIVE
Compelling end-to-end commercial and competitive profile

BioMarin Today

25+ year legacy of innovation

~80 countries

6 first-in-disease medicines

Notice of Annual Meeting of Stockholders
Dear BioMarin Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the Annual Meeting) of BioMarin Pharmaceutical Inc., a Delaware corporation (we, us, our, BioMarin or the Company). The Annual Meeting will be held on Tuesday, June 2, 2026 at 11:30 a.m. (Pacific Time), via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2026 for the following purposes:

Date June 2, 2026	Time 11:30 a.m. (Pacific Time)	Location Live audio webcast at www.virtualshareholdermeeting.com/BMRN2026

Items of Business

1
To elect the ten nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the Proxy Statement) to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2	To ratify the selection of KPMG LLP (KPMG) as the independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2026;

3	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (NEOs) as disclosed in the Proxy Statement;

4	To approve an amendment to the 2017 Equity Incentive Plan, as amended; and

5	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in this Proxy Statement. Instructions on how to demonstrate proof of stock ownership and participate in the Annual Meeting will be posted at www.virtualshareholdermeeting.com/BMRN2026 two weeks prior to the date of the Annual Meeting. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/BMRN2026.
Record Date: Monday, April 7, 2026
Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting at https://investors.biomarin.com for a period of 10 days ending on the day before the Annual Meeting. We intend to mail a Notice Regarding the Availability of Proxy Materials on or about April 21, 2026 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 21, 2026
By Order of the Board of Directors
G. Eric Davis
Executive Vice President, Chief Legal Officer and Secretary
105 Digital Drive, Novato, California, 94949
April 21, 2026
Voting
Whether or not you expect to attend the Annual Meeting, please vote in advance of the meeting using one of the following methods.

Telephone Call toll-free 1-866-690-6903.

Internet Vote online at www.proxyvote.com.

Mail Follow the instructions in your proxy materials.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 2, 2026 at 11:30 a.m. Pacific Time via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2026
The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are available at: www.proxyvote.com.
If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

2026 Proxy Statement	1

2	2026 Proxy Statement

Letter from the Chair of Our Board of Directors
Dear BioMarin Stockholders,
Serving on BioMarin’s Board for the past 20 years has been one of the great honors of my career. When I first joined the Board, BioMarin had just two marketed products: Aldurazyme and Naglazyme; and the company generated $84 million in revenue in my initial year as a director. At the end of 2025, BioMarin had eight marketed products, more than $3.2 billion in revenue, and operating cash flow approaching $1 billion. It has been a highlight of my professional life to witness and support this extraordinary journey.
Over the years, I have watched BioMarin establish itself as a global leader in rare diseases, driven by a profound commitment to patients, exceptional expertise in genetics and industry-leading scientific innovation. Six medicines developed during my time on the Board were first in disease. That is a remarkable achievement, and one that speaks to the purpose that defines this company.
In my final chapters on BioMarin’s Board, I served as Lead Independent Director, before being elected Chair in 2023. During this period, BioMarin has undergone a significant transformation. We refreshed the Board, adding new directors with deep scientific, commercial and management expertise. We also recruited Alexander Hardy as Chief Executive Officer, a highly accomplished leader with the vision and experience to guide BioMarin through its next phase of growth.
Since joining a little over two years ago, Alexander has architected and implemented a new corporate strategy, strengthened the leadership team, spearheaded two acquisitions, and built an impressive record of financial and operational execution. The company now enters this next growth phase with the elements firmly in place for sustained success: clear strategic direction, a strong operating foundation, unmatched commercial presence in rare disease and the right organizational capabilities. Across BioMarin’s 80-country footprint, the company delivered revenue growth of 18% in 2024 and 13% in 2025. Profitability improved meaningfully over this period, with significant expansion in non-GAAP operating margin and earnings-per-share growth that outpaced revenue. This operating leverage translated into substantial cash flow generation, reinforcing BioMarin’s financial strength and positioning the company well to build on this momentum in the years ahead.
With a bright future in place, I am confident it is the right time to transition the Board’s leadership, and I am pleased to share that Ian Clark will succeed me as Chair. Since joining our Board in 2025, Ian has brought a valuable perspective to our discussions, informed by his deep experience both as a board director and executive. He is a thoughtful leader with clear appreciation for the company’s mission and strategy. With Ian as Chair, the Board will continue to support BioMarin’s long-term success and the patients the company serves.
I am profoundly grateful for the two decades I have spent working with BioMarin – and to the company’s employees around the world and my fellow directors. It has meant so much to me to have been part of this journey, and I leave with enormous pride in what the company has achieved and great optimism for what lies ahead.
Sincerely,
Richard A. Meier,
Chair, Board of Directors
BioMarin Pharmaceutical Inc.

2026 Proxy Statement	3

Letter from Our President and Chief Executive Officer
Dear BioMarin Stockholders,
In 2025, BioMarin made significant progress advancing our strategy for people living with rare diseases and strengthening the foundation for our next phase of growth. Across the business, we advanced key pipeline programs, expanded our portfolio and continued building the capabilities needed to reach more patients around the world.
That progress was reflected in last year’s financial performance. In 2025, we delivered total revenues of $3.2 billion, up 13% year over year, driven by the strength of our Enzyme Therapies commercial portfolio, the continued growth of VOXZOGO and the disciplined execution of our teams. This performance gives us greater capacity to invest in innovation, expand our global reach, and pursue opportunities to create long-term value for patients, employees and stockholders.
Last year, we took important steps to shape BioMarin’s next phase of growth with two significant transactions. In July, we closed our acquisition of Inozyme Pharma, adding BMN 401 (formerly INZ-701), a Phase 3 program for ENPP1 deficiency. We are encouraged by the potential to bring our seventh first-in-disease therapy to patients. Our pending acquisition of Amicus Therapeutics has the potential to further expand our commercial portfolio with medicines for Fabry and Pompe disease. Each of these acquisitions leverages our capabilities as a leading rare disease company operating at scale, with the potential to unlock significant value for all our stakeholders: patients, employees and shareholders.
Additionally, we continued to advance our pipeline, progressing our next-generation, long-acting CNP therapy that has the potential to set a new standard of care in achondroplasia and moving ahead with our program in Duchenne muscular dystrophy. At BioMarin, we are focused not only on what we are delivering, but also how we work together as a company. The BioMarin 8 operating principles, introduced in 2024, are helping us build an organization that is stronger, more aligned and better prepared for the future.
In closing, I want to recognize our Board Chair, Randy Meier, who is retiring. Randy has made extraordinary contributions to our company through his leadership and counsel. On behalf of all of us at BioMarin, I want to express our deepest gratitude.
With Randy’s departure, I am pleased to welcome Ian Clark as our new Board Chair. Ian brings deep experience, as a board member across companies of different sizes and scales, and as an executive.
Finally, I want to thank the more than 3,000 BioMarin employees, whose dedication and shared sense of purpose make our work possible. Because of their commitment, BioMarin enters 2026 with momentum, clarity and purpose. I am confident in our ability to reach more patients, deliver on our strategy and create long-term value in the years ahead.
Thank you for your continued support.
Sincerely,
Alexander Hardy
President and Chief Executive Officer
BioMarin Pharmaceutical Inc.

4	2026 Proxy Statement

2025 Highlights
Business Overview
BioMarin is a leading, global rare disease biotechnology company focused on delivering medicines for people living with genetically defined conditions. Founded in 1997, the San Rafael, California-based company has a proven track record of innovation, with eight* commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin seeks to unleash the full potential of genetic science by pursuing category-defining medicines that have a profound impact on patients. Our commercial products are:

*    In February 2026, we announced our strategic decision to voluntarily withdraw ROCTAVIAN from the market.

Our Purpose Be the biotech leader that translates the promise of genetic discovery into medicines that make a profound impact on the life of each patient.

Our Strategy to Deliver Significant Value Creation
•Differentiated innovation engine
•Prioritized research and development (R&D) pipeline
•Sustainability driven by genomics revolution
•Enzyme Therapies portfolio (ALDURAZYME, BRINEURA, NAGLAZYME, PALYNZIQ and VIMIZIM) revitalized growth strategy
•VOXZOGO as sustainable growth driver in achondroplasia alone
•Accelerating profitability
•Increasing operating cash flow
•Business development to augment growth

2026 Proxy Statement	5

2025 Highlights
Recent Business Highlights
Our key accomplishments since the beginning of 2025 include the following:

Record Total Revenues For Full Year 2025

In 2025, we achieved $3.2 billion in total revenues, an increase of 13% from 2024, through strong execution of our business plan and corporate strategy. This represents the highest total revenue we have reported since our inception.
▲13%
in Total Revenues

Advancing Our Business Through Organic Growth & Acquisitions

VOXZOGO Revenue Growth

VOXZOGO revenue grew to $927 million in 2025, an increase of 26% from 2024, and made an important contribution to BioMarin’s total revenues for the year.	$927M
VOXZOGO revenue in 2025

PALYNZIQ Label Expansion

In February 2026, the U.S. Food and Drug Administration (FDA) approved our supplemental Biologics License Application for PALYNZIQ that we filed in October 2025 to include pediatric patients 12 years of age and older with phenylketonuria.

Acquisition of Amicus Therapeutics, Inc.

In December 2025, we entered into a definitive agreement to acquire Amicus Therapeutics, Inc. (Amicus) in an all-cash transaction valued at approximately $4.8 billion. The transaction is expected to close in the second quarter of 2026, subject to regulatory clearances and other customary closing conditions. The addition of high-growth products, Galafold for Fabry disease and Pombiliti + Opfolda for Pompe disease, is expected to accelerate BioMarin’s revenue growth and increase profitability.

Acquisition of Inozyme Pharma, Inc.

In July 2025, we completed the acquisition of Inozyme Pharma, Inc. (Inozyme) in an all-cash transaction worth approximately $270 million. The acquisition of Inozyme is expected to strengthen BioMarin’s enzyme therapies portfolio by adding a late-stage enzyme replacement therapy BMN 401 (formerly INZ-701), which is being developed for the treatment of ectonucleotide pyrophosphatase/phosphodiesterase 1 (ENPP1) deficiency, a rare, serious and progressive genetic condition that affects blood vessels, soft tissues and bones.

6	2026 Proxy Statement

2025 Highlights
Corporate Responsibility
BioMarin is committed to helping create a more sustainable, inclusive, and compassionate world through constructive corporate responsibility practices. Our Board of Directors (the Board) believes in setting the right tone at the top at BioMarin about the critical importance of corporate responsibility, including environmental, social and governance (ESG) matters, to the long-term success of the Company. The Board focuses on practices that it believes are most important to our investors, patients, employees, collaboration partners, suppliers and distributors, governments and regulators, community and non-governmental organizations, and other BioMarin stakeholders. For more information on Board and management oversight, see the “Corporate Governance–The Board’s Role and Responsibilities–Oversight of Corporate Responsibility Matters” section of this Proxy Statement.
Highlights

Publication of 2025 Corporate Responsibility Report
We issued our first Corporate Responsibility Report in 2025, which provides our corporate responsibility disclosures for the period of January 1, 2024 to December 18, 2025. This report was prepared through the efforts of an internal cross-functional team of organizational leaders and our work with an independent consulting firm with expertise in ESG risk management and disclosure. The report:
•outlines BioMarin’s approach to advancing our mission to develop and deliver transformative therapies for rare genetic diseases, including efforts to expand patient access and deliver long-term value to stakeholders;
•describes key human capital initiatives, including programs to support employee engagement, development, and well-being, as well as efforts to foster a diverse, equitable, and inclusive workplace);
•describes preparatory and foundational work undertaken to advance ESG strategy, transparency, and reporting, including completion of materiality assessments, collection of climate and emissions data as well as climate-related risk-analyses, and consideration of disclosure topics under the Sustainability Accounting Standards Board (SASB) Biotechnology & Pharmaceuticals Standard and publication of a SASB index;
•highlights BioMarin’s environmental sustainability initiatives, including actions to manage resource use and reduce environmental impact across our operations;
•summarizes BioMarin’s governance framework, including Board oversight of ESG matters, and the Company’s commitment to ethical business practices, compliance, and risk management; and
•addresses BioMarin’s engagement with patient communities and other stakeholders, as well as our broader efforts to contribute positively to society.
Our Corporate Responsibility Report and SASB Index are available in the “Responsibility” subsection of the “Company” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

Social and Inclusive Workplace
Scientific breakthroughs happen when different perspectives come together to solve complex problems. Our dedication to this work ensures that we are harnessing the full range of our talent to drive innovation at BioMarin for patients around the world. We know that the power of different viewpoints and experiences will drive a culture of inclusion, which creates innovation and growth. BioMarin is committed to leveraging the collective genius of its global workforce and is dedicated to recruiting from a broad range of backgrounds and experiences to ensure we find and hire best talent.

Select highlights of BioMarin’s environmental and social initiatives are described below. These initiatives reflect BioMarin’s operational priorities and continuous improvement efforts rather than specific performance targets or commitments. Additional information regarding BioMarin’s environmental and social practices is included in the “Responsibility” subsection of the “Company” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

2026 Proxy Statement	7

2025 Highlights

Environmental

We strive to reduce water consumption and increase efficiency of water utilities by using computerized sensors in certain manufacturing facilities to monitor the flow of water and automatic isolation valves.

As part of our commitment to reduce waste, we use reusable containers with several vendors for bioprocessing materials, such as filter assemblies and bioprocessing bags. In 2024, in our U.S. labs alone, we diverted 1.8 tons of plastic from landfills and incinerators. In 2024, Ireland’s Environmental Protection Agency recognized our subsidiary, BioMarin International Ltd., as a company that goes beyond environmental compliance in the 2024 State of the Environment Report.

In an effort to reduce GHG emissions, we installed solar panel systems at multiple locations:
•434 solar panels at our San Rafael, California campus, which produces approximately 151 MWh/year - enough to supply our 113 electric vehicle charging stations;
•180 solar panels in Petaluma, California, which produce approximately 95 MWh/year;
•80 solar panels at our Shanbally, Ireland facility, which produce approximately 28 MWh/year; and
•a solar heat array in our admin building at Shanbally, Ireland, which generates an average of 6,225 MWh of hot water annually, significantly reducing gas demand.

We understand and champion sustainability development goals and the promotion of healthy workplaces. This is evidenced by our commitment to obtain and maintain ISO 14001 and 45001 certifications for our Novato, California, and Shanbally, Ireland, campuses as well as achieving ISO 50001 certification for our Shanbally energy management system. In pursuing and maintaining these certifications, we provide safe and healthy workplaces and improve our environmental performance with a robust environmental management system which helps us pursue the most efficient use of resources and meaningful waste reduction efforts. We have also achieved green certifications for a number of labs in Ireland and Northern California through our partnership with My Green Lab.

Social

We focus on achieving pay parity by, among other things, engaging independent experts to conduct regular and detailed pay assessments in accordance with applicable law. This analysis is conducted on every employee’s total compensation and is intended to ensure merit-based fairness. Our managers also receive training in how to recognize and prevent discrimination in hiring, performance management and compensation decisions.

We actively engage with underrepresented populations in our community through a variety of outreach and partnering with non-profit organizations and educational institutions. Through our Rare Scholars program, we award annual scholarships to students living with a rare disease.

We continue to support and increase the number of our employee resource groups that build community for employees from a variety of groups, which we believe helps ensure better retention and engagement of all of our employees. Membership to the employee resource groups are open to all and not just those from specific backgrounds or experiences.

Governance
Select highlights of BioMarin’s governance practices are described elsewhere in this Proxy Statement, including the sections titled, “Corporate Governance,” “The Board’s Roles and Responsibilities,” “Board Processes” and “Other Board Governance Information.” Additional information regarding BioMarin’s governance practices is included in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

8	2026 Proxy Statement

2025 Highlights
Human Capital Highlights
We believe our employees choose to join and stay at BioMarin because of the connection they feel to their work and its impact on changing the lives of our patients as well as a great employee experience with focus on career development, an engaging work environment and benefits and programs that recognize and reward their performance as well as their professional, personal and financial futures.
Compensation, Benefits and Well-Being
We offer competitive compensation and benefits in order to attract, recognize and retain excellent employees and support their overall well-being. Our total rewards compensation package includes market-competitive salary, the potential to earn bonuses or sales commissions in recognition of performance, equity in recognition of performance and potential, and healthcare benefits, among other benefits.
Professional Growth and Development
We help our employees develop the skills and capabilities to support BioMarin’s growth and innovation through a combination of development experiences on the job and formal programs. We continually invest in our employees’ career growth and provide them with a wide range of development opportunities, including face-to-face, virtual and self-directed learning, mentoring, mobile coaching and external development. We offer our employees career-specific training and resources and support development opportunities through company-sponsored programs in addition to our tuition reimbursement program. We also provide our high-potential employees with a variety of leadership coaching and management programs.
For additional information regarding BioMarin’s employees-focused initiatives, see the “Human Capital” section contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the SEC) on February 26, 2026, and the “Careers” section of our website. Information on our website is NOT incorporated by reference in this Proxy Statement.

2026 Proxy Statement	9

Proxy Voting Roadmap
This overview highlights certain information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding our business and 2025 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 26, 2026.
Meeting and Voting Information

Date June 2, 2026	Time 11:30 a.m. (Pacific Time)	Location Live audio webcast at www.virtualshareholdermeeting.com/BMRN2026

You are cordially invited to attend the meeting virtually via the internet. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers about These Proxy Materials and Voting—How Do I Vote?” beginning on page 124 below.

We intend to mail a Notice Regarding the Availability of Proxy Materials on or about April 21, 2026 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 21, 2026.
For the reasons set forth below and in the rest of this Proxy Statement, our Board recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2027 Annual Meeting of Stockholders and “FOR” each of the other proposals.

10	2026 Proxy Statement

Proxy Voting Roadmap

1
Election of Directors
We are asking our stockholders to vote “FOR” each of the ten nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified. Detailed information about each nominee’s background and experience can be found beginning on page 18.
Each of the nominees for director was nominated for election by the Board upon the recommendation of the Corporate Governance and Nominating (CGN) Committee. Each of the CGN Committee and the Board believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the Board. The Board therefore recommends that our stockholders vote “FOR” each of the nominees.
In February 2025, we adopted a majority voting standard for the election of directors in an uncontested election that provides that a director nominee who receives a greater number of votes cast “FOR” for his or her election than votes cast “AGAINST” his or her election will be elected to the Board. For more information, see page 33.

The Board recommends a vote “FOR” each of the nominees.
Vote required to elect each nominee:
Each nominee receiving a greater number of votes cast “FOR” than votes cast “AGAINST” will be elected to the Board.
For more information, see Proposal 1 starting on page 17.

2
Ratification of the Selection of KPMG LLP as the Independent Registered Public Accounting Firm for BioMarin for the Year Ending December 31, 2026
The Board and the Audit Committee believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is in the best interest of the Company and its stockholders. As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee’s selection of the independent registered public accounting firm.

The Board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 2 starting on page 53.

2026 Proxy Statement	11

Proxy Voting Roadmap

3
Advisory Vote on Executive Compensation
We are asking our stockholders for advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful stockholder returns consistent with our pay-for-performance philosophy. We align our executive officers’ interests with our stockholders’ interests by rewarding our executive officers for both current performance and longer-term performance, with performance measured by both financial performance and milestones for the advancement of our long-term development programs and strategic initiatives.

The Board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 3 starting on page 58.

4
Approval of an Amendment to the 2017 Equity Incentive Plan
Our Board is requesting stockholder approval of an amendment to the BioMarin Pharmaceutical, Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan) to increase the number of shares reserved for issuance thereunder (as amended if this proposal is approved, the Amended 2017 Plan).

The Board recommends a vote “FOR” this proposal. Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal. For more information, see Proposal 4 starting on page 107.

12	2026 Proxy Statement

Proxy Voting Roadmap
Director Nominees
The following table provides summary information about each nominee for director as of April 7, 2026, each of whom is a continuing director. The term of directorship for Richard A. Meier, our Chair of the Board and Chair of the Transactions and Strategy Committee, will conclude at the Annual Meeting and the size of the Board will be automatically decreased from 11 to ten. The Board has appointed Ian T. Clark to succeed Mr. Meier as the Chair of the Board effective as of the Annual Meeting, subject to Mr. Clark’s election. The Board expects to review the composition of the committees following the Annual Meeting. See pages 18 to 27 for more information.

Name	Age	Director Since	Occupation	Committee Memberships
				A	C	N	S	TS

Elizabeth McKee Anderson	68	July 2019	Director, GSK PLC Director, Insmed, Inc. Director, Revolution Medicines, Inc.

Barbara W. Bodem	58	December 2023	Director, Enovis Corp. Director, Option Care Health, Inc.

Ian T. Clark	65	August 2025	Director, Takeda Pharmaceutical Company Limited(1) Director, Olema Pharmaceuticals, Inc. Director, Kyverna Therapeutics, Inc. Director, Corvus Pharmaceuticals, Inc. Director, Guardant Health, Inc.

Athena Countouriotis, M.D.	54	December 2023	Co-founder, President, Chief Executive Officer and Chairperson, Avenzo Therapeutics Director, Iovance Biotherapeutics, Inc. Director, Passage Bio, Inc.

Willard Dere, M.D.	72	July 2016
Professor Emeritus of Internal Medicine at the University of Utah
Chief Advisor to the CEO and Chief Medical Officer, Angitia Biopharmaceuticals
Director, Seres Therapeutics, Inc.
Director, Metagenomi, Inc.

Mark J. Enyedy	62	December 2023	Former President and Chief Executive Officer of ImmunoGen, Inc. Director, Charles River Laboratories International, Inc. Director, Astellas Pharma Inc.

Alexander Hardy	57	December 2023	President and Chief Executive Officer

Maykin Ho, Ph.D.	73	February 2021	Director, Agios Pharmaceuticals, Inc. Director, Kyntra Bio, Inc. Director, Neumora Therapeutics, Inc.

Robert J. Hombach	60	September 2017	Former Executive Vice President, CFO & COO, Baxalta Inc. Director, Embecta Corporation Director, Henry Schein, Inc.(2)

Timothy P. Walbert	59	February 2025
Former Chairman, President and Chief Executive Officer, Horizon Therapeutics
Senior Advisor, Amgen
Director, Mirum Pharmaceuticals, Inc.
Director, Century Therapeutics, Inc.
Director, Sagimet Biosciences Inc.

A – Audit Committee	N – Corporate Governance & Nominating Committee	Committee Chair	Financial Expert
C – Compensation Committee	S – Science & Technology Committee	Member	Independent
TS – Transactions and Strategy Committee
(1)Mr. Clark will be retiring from the board of directors of Takeda Pharmaceutical Company Limited on June 24, 2026.
(2)Mr. Hombach will not be standing for re-election at the Annual Meeting of Stockholders of Henry Schein, Inc. to be held on May 21, 2026.

2026 Proxy Statement	13

Proxy Voting Roadmap
Director Nominee Dashboard
Below we provide a snapshot of our director nominees as of April 7, 2026, as well as highlights of our recent refreshment efforts.
Board Composition

Board Profile		Independence
9 of 10 directors are independent
	4 Female	•9 Independent •1 President and CEO

2 Underrepresented minorities
Age

63 years Average Age
	1 Born outside of U.S.	•<65 years •65-70 years	•>70 years
(1)Meets one or more of the diversity categories listed above.

Skills and Experience
Have Research & Development Expertise
Have Finance/Accounting/ Capital Markets Expertise
Have Business Development/Sales & Marketing Experience
Have Compensation/Corporate Governance Expertise
Have Industry Management Experience

Board Refreshment

•<5 years	•5-10 years

Average Tenure Improvement(2)

6 of 10 director nominees new to the Board since 2022

(2)2026 information is as of the Annual Meeting, based on assumption that all ten nominees are elected.

14	2026 Proxy Statement

Proxy Voting Roadmap
Executive Compensation Highlights
Our compensation program is aligned with our business strategy and priorities, encourages executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy.
Our NEO Fiscal Year 2025 Pay
Performance-based compensation components, such as the annual cash incentive plan and the performance-based restricted stock units (RSUs), have predominance in our executive compensation program. In addition, although we do not count stock options as a “performance-based” component in the chart below, we believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term.
CEO Total Compensation Mix in 2025(1)
As shown below, approximately 93% of our CEO’s 2025 direct compensation was variable and at-risk (annual cash incentive and equity awards) and approximately 70% of his total 2025 direct compensation was performance-based (annual cash incentive and performance-based RSUs). In addition, during 2025, 86% of the total direct compensation of our CEO was delivered through long-term incentives (stock option awards and performance-based and service-based RSUs).
(1)Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table. Certain percentages are rounded up or down by less than 1% so the totals equal 100%.
Performance-Based Achievement in 2025
2025 Short-Term Annual Cash Incentive Plan Achievement
We delivered high achievement on our financial and development corporate goals in 2025 resulting in an above-target funding of 130% under our short-term annual cash incentive plan based on our pre-established criteria. In making this decision, the Compensation Committee also considered the following accomplishments: (i) impactful strategic transactions in 2025, including acquisition of Inozyme and entry into a definitive agreement to acquire Amicus; and (ii) secured favorable financing terms in connection with the pending Amicus acquisition. The Compensation Committee determined the payout under the 2025 annual cash incentive plan for each NEO at a level reflecting the individual’s performance and also considering his or her contribution to the achievement of the program goals.

2025 Short-Term Annual Cash Incentive Plan
Total Revenue(1)		Non-GAAP Diluted EPS(2)		Development Goals		Strategic Goals
Target	Result	Target	Result	Target	Result	Target	Result
$3,223M	$3,221M	$4.58	$4.83	100%	175%	100%	75%

Overall Payout as a percentage of Target based on performance compared to pre-established criteria: 130%

2026 Proxy Statement	15

Proxy Voting Roadmap
Three-Year Performance Period (2023-2025) Long-Term Equity Award Achievement
The performance targets for relative TSR awards and Core Operating Margin awards based on the three-year performance period of 2023 through 2025 were not met and resulted in a payout below 100%, consistent with our pay-for-performance compensation philosophy.

Three-Year Performance Period (2023 – 2025) Long-Term Performance-Based Equity Awards
Relative TSR		Core Operating Margin(3)		Strategic Goals
Target	Result	Target	Result	Target	Result
55th percentile	35th percentile	2023: 9.0%	2023: 7.4%	100%	150%
		2024: 20.5%	2024: 15.4%
		2025: 28.0%	2025: 29.1%

Payouts as a percentage of Target based on performance compared to pre-established criteria:

69.4%	53.3%	150%

(1)2025 total revenue result is based on total revenue calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). While the result was slightly below target, it represented a 99.9% achievement to target and the Compensation Committee determined the payout under this metric to be 100% given the small difference and the fact that the result represents strong revenue growth compared to the prior year.
(2)See Appendix B for the definition of Non-GAAP Diluted Earnings per Share (EPS) and reconciliation to the most directly comparable GAAP financial measure. The 2025 Non-GAAP Diluted EPS result was further adjusted to: (a) the impact of the acquired in-process research and development (IPR&D) charges related to the acquisition of Inozyme; (b) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market; and (c) the impact of accrual relating to the 2025 annual cash incentive plan payout decision beyond 100%. See footnote (3) to “2025 Plan Goals and Results” table set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding such adjustments.
(3)See Appendix B for the definition of Core Operating Margin and reconciliation to the most directly comparable GAAP financial measure. The Core Operating Margin results as presented above were adjusted for: (a) the difference between foreign currency exchange rates in effect at the time the goal was set and at the end of the performance period; (b) adjustments for costs incurred in the acquisition of Inozyme, including impact of the acquired IPR&D charges; and (c) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market. See footnote (1) to “Core Operating Margin Performance-Based RSUs Earned for 2023 Through 2025 Performance Period” table set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding such adjustments.

16	2026 Proxy Statement

1
Election of Directors
Each of the ten nominees for director listed below is currently a director of the Company and each has been recommended by the CGN Committee to the Board for re-election as our directors at the Annual Meeting, and the Board has approved such recommendations. Each of the nominees listed below was previously elected by the stockholders, except for Ian T. Clark, who joined the Board in August 2025. Richard A. Meier’s term as a director will conclude at the Annual Meeting and the size of the Board will be automatically decreased from 11 to ten. Mr. Meier currently serves as the Chair of the Board and the Board has appointed Mr. Clark to succeed Mr. Meier effective as of the Annual Meeting, subject to Mr. Clark’s election. Each director nominee to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Vote Required
Each nominee receiving greater number of votes cast “FOR” than votes cast “AGAINST” by stockholders entitled to vote thereon will be elected to the Board.

Board Refreshment
Our Board and committee refreshment and succession planning process is designed to enable the Board and each committee to be comprised of highly qualified directors, with the independence, skills, diversity and perspectives to effectively carry out the Board’s oversight of the Company. The CGN Committee in consultation with the Chair of the Board, regularly assesses the composition of the Board and its committees to evaluate its effectiveness and whether or not changes should be considered. Nine of our current 11 directors are new to the Board since January 2017, which averages out to approximately one new director per year over the last decade. In addition, six of our ten director nominees included in this Proxy Statement are new to the Board since January 2022.

The Board recommends a vote in favor of each nominee named in Proposal 1.

2026 Proxy Statement	17

Proposal 1 Election of Directors
Nominees for Director
A brief biography of each nominee is set forth below, which includes information, as of April 7, 2026, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the CGN Committee and the Board to believe that the nominee should continue to serve on the Board.

Elizabeth McKee Anderson Director, GSK PLC Director, Insmed, Inc. Director, Revolution Medicines, Inc. Age: 68 Director Since: July 2019

Key Skills and Experience
The Board has nominated Ms. Anderson for her extensive experience in managing large biotechnology and pharmaceutical organizations, compensation and corporate governance matters, finance and accounting, and sales and marketing of both biotechnology and pharmaceutical products.
Professional Highlights
Elizabeth McKee Anderson joined our Board in July 2019 and serves as Chair of the Compensation Committee. Ms. Anderson held various senior leadership positions at Johnson & Johnson from 2003 until her retirement in 2014.
Prior to Johnson & Johnson, Ms. Anderson served as the Vice President and General Manager of Wyeth Lederle Vaccines, division of Wyeth, a pharmaceutical company, a role that she held from 1997 to 2002. Ms. Anderson also previously worked at Rhône-Poulenc Rorer and the American Red Cross.
Ms. Anderson currently serves on the boards of GSK plc, Insmed, Inc., and Revolution Medicines, Inc., all public biopharmaceutical companies. She served on the boards of Bavarian Nordic A/S, a public vaccines and biopharmaceuticals company, until August 2022 and Huntsworth PLC, a public healthcare and communications company until December 2019. Ms. Anderson also serves on the board of Aro Biotherapeutics Company, a private biopharmaceutical company. She is a member of the Board of Trustees of the Wistar Institute, a non-profit biomedical research organization and is the Principal of PureSight Advisory, LLC.
Ms. Anderson holds a B.S. in Engineering from Rutgers University and an M.B.A. from Loyola University Maryland.

18	2026 Proxy Statement

Proposal 1 Election of Directors

Barbara W. Bodem Director, Enovis Corp. Director, Option Care Health, Inc. Age: 58 Director Since: December 2023

Key Skills and Experience
The Board has nominated Ms. Bodem for her extensive experience serving on the boards of biotechnology and pharmaceutical organizations as well as her financial and accounting expertise.
Professional Highlights
Barbara W. Bodem has served on our Board since December 2023. Ms. Bodem was interim Chief Financial Officer of Dentsply Sirona Inc., a public dental equipment and supplies manufacturing company, from April 2022 to October 2022. Prior to that, she served as Senior Vice President and Chief Financial Officer of Hill-Rom Holdings, Inc., a medical device and medical technology provider, from 2018 until its acquisition by Baxter International Inc. in 2021. Earlier in her career, she served as Senior Vice President of Finance of Mallinckrodt Pharmaceuticals, a pharmaceutical manufacturer, from 2015 to 2018. She previously served in senior finance roles at Hospira, Inc. and Eli Lilly and Company.
Ms. Bodem currently serves on the boards of Enovis Corp., a public medical technology company, and Option Care Health, Inc., a public provider of home and alternate site infusion services. She also serves on the boards of BiomEdit LLC, a private animal health company, NorthStar Medical Radioisotopes, a radiopharmaceutical company and the non-profit Nature Conservancy of Indiana. In the past five years, Ms. Bodem served on the boards of Syneos Health, Inc. and Turning Point Therapeutics, Inc. She also served on the board of Invacare Corporation.
She holds a B.S. in Finance and an M.B.A from Indiana University.

2026 Proxy Statement	19

Proposal 1 Election of Directors

Ian T. Clark
Director, Takeda Pharmaceutical Company Limited(1)
Director, Olema Pharmaceuticals, Inc.
Director, Kyverna Therapeutics, Inc.
Director, Corvus Pharmaceuticals, Inc.
Director, Guardant Health, Inc.
Age: 65
Director Since: August 2025

Key Skills and Experience
The Board has nominated Mr. Clark for his extensive experience serving as an executive and on the boards of directors of many public and private companies in the biopharmaceutical industry.
Professional Highlights
Ian T. Clark has served on our Board since August 2025. Mr. Clark previously served as Chief Executive Officer of Genentech Inc., a biotechnology company, and a member of the company’s Board of Directors from January 2010 until his retirement in December 2016. Prior to serving as CEO, Mr. Clark held a number of senior management positions at Genentech/Roche, including Head of Global Product Strategy, Executive Vice President, Commercial Operations, and Senior Vice President and General Manager of BioOncology. Before joining Genentech, Mr. Clark spent 23 years in the biopharmaceutical industry in senior roles at Novartis International AG, Sanofi S.A., Ivax Pharmaceuticals and G.D. Searle.
Mr. Clark serves as a member of the boards of directors of several public biopharmaceutical and biotechnology companies: Takeda Pharmaceutical Company Limited, Olema Pharmaceuticals, Inc., Kyverna Therapeutics, Inc., Corvus Pharmaceuticals, Inc., and Guardant Health, Inc. Mr. Clark is currently an advisor to KKR & Co. Inc., and previously served on the board of directors of GoodRx Holdings, Inc. from July 2024 to March 2026, the board of the Biotechnology Industry Organization, as well as a member of the 12th District Economic Advisory Council of the Federal Reserve.
Mr. Clark received a Bachelor of Science and an honorary doctorate in biological sciences from Southampton University in the United Kingdom.

(1)Mr. Clark will be retiring from the board of directors of Takeda Pharmaceutical Company Limited on June 24, 2026.

20	2026 Proxy Statement

Proposal 1 Election of Directors

Athena Countouriotis, M.D.
Co-founder, President, Chief Executive Officer and Chairperson, Avenzo Therapeutics
Director, Iovance Biotherapeutics, Inc.
Director, Passage Bio, Inc.
Age: 54
Director Since: December 2023

Key Skills and Experience
The Board has nominated Dr. Countouriotis for her extensive experience in managing biotechnology, pharmaceutical and clinical organizations, as well as her expertise in research and clinical development.
Professional Highlights
Athena Countouriotis, M.D. joined our Board in December 2023. Dr. Countouriotis is co-founder, President, Chief Executive Officer and Chairperson of Avenzo Therapeutics, Inc., a private biotechnology company, since October 2022. Prior to that, she served as President and Chief Executive Officer of Turning Point Therapeutics, Inc., an oncology company, from May 2018 to August 2022, leading the company through its initial public offering and eventual acquisition by Bristol Myers Squibb.
Dr. Countouriotis previously held the role of Senior Vice President and Chief Medical Officer of Adverum Biotechnologies, Inc., a clinical stage gene therapy organization, from June 2017 to May 2018, and before that served as Senior Vice President, Chief Medical Officer of Halozyme Therapeutics, Inc., a public biotechnology company, from January 2015 to May 2017. Dr. Countouriotis also served as Chief Medical Officer of Ambit Biosciences Corporation, a biopharmaceutical company, from February 2012 until its acquisition by Daiichi Sankyo Company in November 2014. Earlier in her career, Dr. Countouriotis led various clinical development organizations within Pfizer Inc. and Bristol-Myers Squibb Company.
Dr. Countouriotis currently serves on the board of directors of Iovance Biotherapeutics, Inc., a public oncology therapeutics company, Passage Bio, Inc., a public gene therapy company, Recludix Pharma, Inc., a private oncology therapeutics company, Leal Therapeutics, Inc., a private central nervous system diseases company, and Umoja Biopharma, Inc., a private company focused on in vivo CART therapies. Dr. Countouriotis previously served on the board of directors of Capstan Therapeutics, Inc, a private cell therapy company, from October 2022 until its acquisition by AbbVie Inc. in August 2025 and Cardiff Oncology, Inc. (previously known as Trovagene, Inc.), a public oncology therapeutics company, from September 2017 to January 2020.
She holds a B.S. in Physiology from the University of California, Los Angeles, and an M.D. from Tufts University School of Medicine.

2026 Proxy Statement	21

Proposal 1 Election of Directors

Willard Dere, M.D.
Professor Emeritus of Internal Medicine at the University of Utah
Chief Advisor to the CEO and Chief Medical Officer, Angitia Biopharmaceuticals
Director, Seres Therapeutics, Inc.
Director, Metagenomi, Inc.
Age: 72
Director Since: July 2016

Key Skills and Experience
The Board has nominated Dr. Dere for his extensive experience in managing biotechnology and pharmaceutical organizations, clinical trial research as well as research and development in translating basic science discoveries into new clinical therapies and novel drug strategies.
Professional Highlights
Willard Dere, M.D. joined our Board in July 2016 and serves as Chair of the Science and Technology Committee. He is currently Professor Emeritus of Internal Medicine at the University of Utah and Chief Advisor to the Chief Executive Officer and Chief Medical Officer at Angitia Biopharmaceuticals, a private biopharmaceutical company.
Dr. Dere served as Professor of Internal Medicine and the B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research, Co-Director of the Utah Clinical and Translational Science Institute, Co-Director of the Center for Genomic Medicine, and the Associate Vice President for Research at the University of Utah Health Sciences Center from November 2014 to June 2022. Prior to returning to academia in November 2014, Dr. Dere worked in the biopharmaceutical industry for 25 years, holding multiple roles at Amgen, Inc. and Eli Lilly and Company, both public biopharmaceutical companies.
Dr. Dere currently serves on the boards of Seres Therapeutics, Inc. and Metagenomi, Inc., each of which are public biopharmaceutical companies. Dr. Dere served on the board of Ocera Therapeutics, Inc., a public biopharmaceutical company, until its acquisition by Mallinckrodt PLC in December 2017, Radius Health, Inc., a public biopharmaceutical company, until its acquisition by a private equity firm in August 2022, and Mersana Therapeutics, Inc., a public biopharmaceutical company, until its acquisition by Day One Biopharmaceuticals, Inc. in January 2026. Dr. Dere also serves on the external advisory board of the Utah Clinical and Translational Science Institute. Since 2014, Dr. Dere has served on the Grants Working Group of the California Institute of Regenerative Medicine.
Dr. Dere holds a B.A. and an M.D. from the University of California, Davis, and trained in Internal Medicine at the University of Utah and Endocrinology/Metabolism at the University of California at San Francisco.

22	2026 Proxy Statement

Proposal 1 Election of Directors

Mark J. Enyedy
Former President and Chief Executive Officer of ImmunoGen, Inc.
Director, Charles River Laboratories International, Inc.
Director, Astellas Pharma, Inc.
Age: 62
Director Since: December 2023

Key Skills and Experience
The Board has nominated Mr. Enyedy for his extensive experience in general management, business development, and corporate and securities law in the biotechnology industry.
Professional Highlights
Mark J. Enyedy has served on our Board since December 2023 and currently serves as the Chair of the CGN Committee. Mr. Enyedy served as the President and Chief Executive Officer of ImmunoGen, Inc., a public biotechnology company, from May 2016 until February 2024, when ImmunoGen, Inc. was acquired by AbbVie Inc.
Mr. Enyedy joined ImmunoGen from Shire plc, a pharmaceutical company, where he served in various executive capacities from August 2013 to May 2016, including as Executive Vice President and Head of Corporate Development from May 2014 to May 2016. Prior to that, he served as Chief Executive Officer and a director of Proteostasis Therapeutics, Inc., a biopharmaceutical company, from September 2011 to August 2013. Prior to joining Proteostasis, he served for 15 years at Genzyme Corporation, a biopharmaceutical company. Before joining Genzyme Corporation, Mr. Enyedy was an Associate with the Boston law firm Palmer & Dodge.
Mr. Enyedy currently serves as a director of Charles River Laboratories International, Inc., a public pharmaceutical and biotechnology contract research organization, Astellas Pharma, Inc., a public multinational pharmaceutical company, and Eden Topco Limited, a private holding company for Ergomed plc. Within the past five years, he served as a director of Ergomed plc, LogicBio Therapeutics, Inc., and Akebia Therapeutics, Inc. Mr. Enyedy also served on the boards of Fate Therapeutics, Inc., Keryx Biopharmaceuticals, Inc., the American Cancer Society of Eastern New England, and The Biotechnology Innovation Organization.
He holds a B.S. from Northeastern University and a J.D. from Harvard Law School.

2026 Proxy Statement	23

Proposal 1 Election of Directors

Alexander Hardy President and Chief Executive Officer Age: 57 Director Since: December 2023

Key Skills and Experience
The Board has nominated Mr. Hardy for his extensive experience in the global biopharmaceutical industry, including management of biotechnology organizations, business development, leadership expertise, and sales and marketing of both biotechnology and pharmaceutical products.
Professional Highlights
Alexander Hardy has served as our President and Chief Executive Officer and a member of our Board since December 2023. Mr. Hardy has more than 30 years in the global pharmaceutical industry.
Prior to BioMarin, he spent nearly 20 years at Genentech, Inc. and Roche, most recently serving as Chief Executive Officer of Genentech, Inc. since May 2019. At Roche, Mr. Hardy previously served as Head of Global Product Strategy from August 2016 to March 2019, and as Head, Asia Pacific, Roche Pharma, from May 2014 through August 2016. Before that, Mr. Hardy served in various leadership roles at Genentech, Inc. (prior to its acquisition by Roche) and Novartis. He currently serves on the board of directors for the Pharmaceutical Research and Manufacturers of America (PhRMA).
Mr. Hardy holds a B.A. in Land Economy from the University of Cambridge and an M.B.A. from the University of Michigan's Ross School of Business.

24	2026 Proxy Statement

Proposal 1 Election of Directors

Maykin Ho, Ph.D. Director, Agios Pharmaceuticals Inc. Director, Kyntra Bio, Inc. Director, Neumora Therapeutics, Inc. Age: 73 Director Since: February 2021

Key Skills and Experience
The Board has nominated Dr. Ho for her extensive experience in healthcare investment research, finance, and analysis of science and biotechnology.
Professional Highlights
Maykin Ho, Ph.D. joined our Board in February 2021. Dr. Ho is a Venture Partner of Aulis Capital, a global healthcare venture capital firm, as well as a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong.
Dr. Ho is a retired partner of the Goldman Sachs Group, where she held various positions from July 1992 to February 2015, including as senior biotechnology analyst, co-head of Global Healthcare Investment Research, and advisory director for Healthcare Investment Banking. Prior to Goldman Sachs, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company. She most recently was a venture partner of Qiming Venture Partners, a venture capital firm in China and Hong Kong, from July 2015 to July 2025.
Dr. Ho currently serves on the boards of Agios Pharmaceuticals Inc., Kyntra Bio, Inc. (formerly FibroGen, Inc.) and Neumora Therapeutics, Inc., all public biopharmaceutical companies. She also serves on the boards of Parexel, a private biopharmaceutical services company, the Aaron Diamond AIDS Research Center at Columbia University and the Institute for Protein Innovation founded by Dr. Timothy Springer of Harvard University. Dr. Ho was previously a member of the board of directors of Grail, Inc., a private cancer detection company that was acquired by Illumina in August 2021 and divested in June 2024.
Dr. Ho was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho holds a Ph.D. in Microbiology and Immunology and a B.S. from the State University of New York, Downstate Medical Center.

2026 Proxy Statement	25

Proposal 1 Election of Directors

Robert J. Hombach Former Executive Vice President, CFO & COO, Baxalta Inc. Director, Embecta Corporation Director, Henry Schein, Inc.(1) Age: 60 Director Since: September 2017

Key Skills and Experience
The Board has nominated Mr. Hombach for his extensive experience in finance and accounting, capital markets and managing large biotechnology and pharmaceutical organizations.
Professional Highlights
Robert J. Hombach joined our Board in September 2017 and currently serves as Chair of the Audit Committee. Mr. Hombach served as Executive Vice President, Chief Financial Officer and Chief Operations Officer of Baxalta Inc., a public biopharmaceutical company, until it was acquired by Shire plc, in June 2016. Baxalta was spun off from its parent, Baxter International Inc., a public pharmaceutical company, in July 2015, where Mr. Hombach served as Vice President and Chief Financial Officer from June 2010 until the Baxalta spin-off. Mr. Hombach also served as Treasurer of Baxter from 2007 to 2011 and was Vice President of Finance, Europe, Middle East, and Africa from 2004 to 2007. Prior to this, Mr. Hombach served in a number of finance positions of increasing responsibility in the corporate planning, manufacturing, operations and treasury areas at Baxter.
Mr. Hombach currently serves on the board of Embecta Corporation, a public diabetes company, Henry Schein, Inc. a public company providing healthcare solutions to office-based dental and medical practitioners, and Seaport Therapeutics, Inc., a private biopharmaceutical company. Previously, Mr. Hombach served on the boards of Aptinyx Inc., a public biotechnology company, from May 2018 to June 2023, CarMax, Inc., a public company, from April 2018 to June 2022, and Naurex, Inc., a private pharmaceutical company acquired by Allergan in August 2015.
Mr. Hombach holds an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management and a B.S. in Finance cum laude from the University of Colorado.

(1)Mr. Hombach will not be standing for re-election at the Annual Meeting of Stockholders of Henry Schein, Inc. to be held on May 21, 2026.

26	2026 Proxy Statement

Proposal 1 Election of Directors
(1)

Timothy P. Walbert
Former Chairman, President and Chief Executive Officer, Horizon Therapeutics
Senior Advisor, Amgen
Director, Mirum Pharmaceuticals, Inc.
Director, Century Therapeutics, Inc.
Director, Sagimet Biosciences Inc.
Age: 59
Director Since: February 2025

Key Skills and Experience
The Board has nominated Mr. Walbert for his extensive experience in the biotechnology industry, including his experience in executive-level leadership and sales and marketing of both biotechnology and pharmaceutical products.
Professional Highlights
Timothy P. Walbert joined our Board in February 2025.
Mr. Walbert is currently senior advisor at Amgen, a biotechnology company. Most recently, Mr. Walbert served as the chairman, president and chief executive officer of Horizon Therapeutics, a biopharmaceutical company, from 2008 to October 2023, when it was acquired by Amgen for $28.3 billion. Before joining Horizon, he was president, chief executive officer and director of IDM Pharma Inc., a public biotechnology company, which was acquired by Takeda America Holdings Inc., or Takeda, in June 2009. Before IDM, Mr. Walbert served as executive vice president, commercial operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was divisional vice president and general manager, immunology, at Abbott, now AbbVie, leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. From 1998 to 2001, Mr. Walbert served as director, CELEBREX North America, and arthritis team leader, Asia Pacific, Latin America and Canada, at G.D. Searle & Company. From 1991 to 1998, he also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co. Inc. and Wyeth.
He serves on the boards of Mirum Pharmaceuticals, Century Therapeutics and Sagimet Biosciences, each public biotech companies. Additionally, he serves on the boards of Catalent, Inc., a private contract development and manufacturing company, as well as Cour Pharmaceuticals, Odyssey Therapeutics and Latigo Therapeutics (chairman), each private clinical-stage biotech companies. He is also a member of the Board of Trustees of Muhlenberg College. He previously served on the board of directors for Aurinia Pharmaceuticals, a public pharmaceutical company, from 2020 to 2022, Exicure, a public biotechnology company, from 2019 to 2022, Assertio, a public biopharma company, from 2014 to 2020, Raptor Pharmaceutical Corp., a public biotechnology company, from 2010 to 2014; XOMA Corporation, a public biotechnology company, from 2011 to 2017 and Sucampo Pharmaceuticals Inc., a public biopharmaceutical company, from 2016 to 2018. He is also a member of Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the Commercial Club of Chicago. Mr. Walbert was a previous board member of the Biotechnology Innovation Organization (BIO), the Pharmaceutical Research and Manufacturing Association (PhRMA), the Illinois Biotechnology Innovation Organization (iBIO) and World Business Chicago.
Mr. Walbert holds a B.A. in Business from Muhlenberg College in Allentown, PA.

2026 Proxy Statement	27

Proposal 1 Election of Directors
Director Nominee Skills and Experience
We examine the experience and expertise of our Board as a whole to ensure alignment between the abilities and expertise of our Board and our strategic priorities and long-range plan, emphasizing, among other things, skills and experience in leadership of large, complex organizations, particularly in related industries; sales and marketing of biotechnology and pharmaceutical products; manufacturing of biotechnology and small molecule drug products; research and development of drug products, including managing and conducting clinical trials and the drug regulatory approval processes; medicine; finance; accounting; capital markets; business development; intellectual property; and information technology. All of our director nominees exhibit high integrity, sound business judgment, innovative thinking, collegiality and a knowledge of corporate governance requirements and practices, and our director nominees as a whole bring a balance of relevant skills and experience to our boardroom, including those listed below:

Directors

Research & Development	4/10

Management of Biotechnology and Pharmaceutical Organizations	10/10

Clinical Trial Research	3/10

U.S. & International Drug Regulatory Processes	5/10

Compensation / Corporate Governance Matters	6/10

Finance / Accounting / Capital Markets	9/10

Manufacturing of Biotechnology & Small Molecule Drug Products	4/10

Business Development / Sales & Marketing	9/10

28	2026 Proxy Statement

Proposal 1 Election of Directors
Identifying and Evaluating Candidates for Director
The CGN Committee uses a variety of methods for identifying and evaluating nominees for director. The CGN Committee, in consultation with the Chair of the Board, regularly assesses the composition of the Board and each committee of the Board to evaluate its effectiveness and whether or not changes should be considered to either the Board or any of the committees. The full Board annually determines the diversity of experience, specific skills and background that could improve the overall quality and ability of the Board to carry out its oversight of the Company and other functions.

In August 2025, we added Ian T. Clark as a new independent director to the Board. The Board engaged a third-party search firm to assist the Board with identifying a candidate based on a profile determined by the Board. Mr. Clark was identified through such process and he was appointed to the Board and nominated for election in this Proxy Statement following a full review conducted pursuant to the Company’s existing practices and policies for identifying and evaluating nominees. The CGN Committee and the Board believe that Mr. Clark’s extensive experience serving as an executive and on the boards of directors of many public and private companies in the biopharmaceutical industry will help us determine how best to strengthen operational performance, enhance profitability, and create long-term value for our stockholders. Each of the CGN Committee and the Board has decided to recommend the nominees, including Mr. Clark, as of the date of this Proxy Statement. The Board has also appointed Mr. Clark as the new Chair of the Board effective as of the Annual Meeting, subject to his election.

The Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board believes that it should be composed of persons with skills and experience in areas such as:
•biotechnology and pharmaceutical organizations (management, business development, sales & marketing);
•clinical trial research;
•finance and accounting;
•manufacturing biotechnology and other pharmaceutical products;
•U.S. and international drug regulatory processes;
•intellectual property matters;
•compensation and corporate governance matters; and
•research and development.

2026 Proxy Statement	29

Proposal 1 Election of Directors
The Board’s process for identifying and evaluating nominees for director is detailed below:

1
Identify Search Criteria
•The first step in the general process is to identify the type of candidate the CGN Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of the director search.

2
Identify Director Candidates
•Once the target characteristics are identified, the CGN Committee determines the best method for finding a candidate who satisfies the specified criteria.
•The CGN Committee may consider candidates recommended by management, by the members of the CGN Committee, the Board, and stockholders, or the CGN Committee may engage a third party to conduct a search for possible candidates.

3
Stockholder Recommendations
•In considering candidates submitted by stockholders, the CGN Committee will take into consideration the needs of the Board and the qualifications of the candidate.
•Any stockholder recommendations submitted for consideration by the CGN Committee should include verification of the stockholder status of the person submitting the recommendation and the information set forth in the section of this Proxy Statement titled, “Additional Information–Questions and Answers about these Proxy Materials and Voting—How can I recommend a director nominee for consideration by the CGN Committee?” and be addressed to the Board, at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary.

4
Comprehensive Candidate Review
•Once candidates are identified, the CGN Committee conducts an evaluation of qualified candidates.
•The evaluation generally includes interviews as well as background and reference checks.
•There is no difference in the evaluation process for a candidate recommended by a stockholder as compared to the evaluation process for a candidate identified by any of the other means.
•While the CGN Committee has not established specific minimum criteria for a candidate, it has established important factors to consider in evaluating a candidate. These factors include:

•independence •lack of potential conflicts of interest •strength of character •mature judgment •business understanding •experience with the pharmaceutical and/or biotechnology industries
•career specialization
•relevant technical skills
•diversity of experience, specific skills and background
•availability and level of interest
•capacity to devote time to Board activities
•ability to fill a present need on the Board

5
Recommendation to the Board
•If the CGN Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the full Board, and the directors may in turn conduct their own review to the extent they deem appropriate.

6
Board Appointment
•When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an Annual Meeting of Stockholders or appointed as a director by a vote of the Board as appropriate.

30	2026 Proxy Statement

Proposal 1 Election of Directors
Stockholder Nominations
In addition, our Amended and Restated Bylaws (Bylaws) permit stockholders to nominate directors (i) for inclusion in our proxy materials and consideration at an Annual Meeting of Stockholders pursuant to our proxy access bylaws and (ii) for consideration at an Annual Meeting of Stockholders without being included in our proxy materials. For a description of the process for nominating directors in accordance with our Bylaws, see the section of this Proxy Statement titled, “Additional Information–Questions and Answers about these Proxy Materials and Voting,” including the information under the headings, “How can I recommend a director nominee for consideration by the CGN Committee?” and “When are other proposals and director nominations for next year’s Annual Meeting due?”
Director Independence
The Board has affirmatively determined that, except for Mr. Hardy, all of our current directors are independent, and all former directors who served on the Board during the year ended December 31, 2025, were independent, within the meaning of the applicable listing standards of The Nasdaq Stock Market LLC (Nasdaq) and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the Independent Directors). In addition, our Board has affirmatively determined that the members of the Audit Committee who are currently serving or served during the year ended December 31, 2025 are “independent” and qualified in accordance with the Nasdaq listing rules and SEC rules applicable to audit committee members in particular, and that the members of the Compensation Committee who are currently serving or served during the year ended December 31, 2025 are “independent” in accordance with the Nasdaq listing rules and SEC rules applicable to compensation committee members in particular. There are no family relationships between any of our directors and any of our executive officers.

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Corporate Governance
This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Principles, the charters of the committees of the Board and our Global Code of Conduct and Business Ethics described below may be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949. Information on our website is NOT incorporated by reference in this Proxy Statement.
Corporate Governance Highlights
We are committed to exercising good corporate governance and frequently review our practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance practices include the following:

Stockholder Rights and Accountability
•In 2025, we adopted a majority voting standard for the election of directors in uncontested elections with director resignation policy as described below
•Proxy access bylaws (3% holder for three years)

Board Independence
•Separated position of independent Chair and CEO in December 2023
•All of our current directors and nominees for director are independent, other than Mr. Hardy, our CEO
•Regular executive sessions of the Independent Directors
•100% independent standing committee members
•Board and committees may engage outside advisors independently of management

Stock Ownership by Directors and Executives
•Meaningful stock ownership guidelines for directors and executive officers help to align their interests with stockholder interests
•Prohibit short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in our stock or engaging in margin activities

Robust Compensation- Setting Process
•Independent compensation consultant reporting directly to the Compensation Committee
•Maintain clawback policies that provide for the recovery of applicable incentive-based compensation received by current and former executive officers in the event of a required accounting restatement
•Annual advisory approval of executive compensation

Board Practices
•Commitment to diversity in terms of experience, specific skills and background
•Annual Board and committee self-evaluations
•Risk oversight by the full Board and committees
•Corporate Governance Principles and robust Global Code of Conduct and Business Ethics
•Financial Authority Policy under which the Board must approve spend over a specified dollar threshold

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Corporate Governance

Adoption of Majority Voting Standard for Uncontested Elections of Directors
In February 2025, the Board adopted a majority voting standard for the election of directors in uncontested elections by amending our Bylaws. As such, in an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. In order to receive a majority of the votes cast, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST.”
In connection with the adoption of the majority voting standard, the Board also amended our Corporate Governance Principles to update our director resignation policy. Under the updated policy, the Board intends to nominate for election or re-election only candidates who have tendered an irrevocable resignation that would be effective upon (i) such director’s failure to receive the required vote and (ii) the Board’s acceptance of the resignation.
If a director fails to achieve the required vote in an uncontested election, the CGN Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board would act on the CGN Committee’s recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director whose resignation is under consideration shall not participate in the recommendation of the CGN Committee or deliberations of the Board with respect to his or her nomination. To the extent that a resignation is accepted, the CGN Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Our current Bylaws and Corporate Governance Principles are available in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.

Stockholder Engagement
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, set goals and expectations for our performance, and identify emerging issues that may affect our strategies, corporate governance, executive compensation practices, ESG matters or other aspects of our operations.
We regularly engage with our stockholders through open dialogue and direct communication, including through the channels below:

We participate in investor road shows, analyst meetings, and investor conferences, both virtually and in person.	Stockholders are generally able to listen to investor conferences via our website.

We communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website.	Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

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Corporate Governance
Stockholder Outreach and Engagement
We directly reach out to stockholders to hear their views on matters most important to them as investors in BioMarin. Although we do not have any formal threshold, we generally concentrate our outreach efforts on our largest stockholders. In 2025, we continued our active engagement efforts to ensure stockholder interests were incorporated into our planning process for areas such as corporate strategy and the 2026 executive compensation program.

Scope of Engagement In 2025, we engaged holders of approximately
BioMarin Participants
•Richard A. Meier, our Chair
•Alexander Hardy, our CEO
•Brian R. Mueller, our CFO
•Gregory R. Friberg, M.D., our Chief Research & Development Officer
•C. Greg Guyer, our Chief Technical Officer
•Cristin Hubbard, our Chief Commercial Officer
•James Sabry, our Chief Business Officer
•Traci McCarty, our Group Vice President of Investor Relations

Topics Discussed
During our meetings with stockholders, we discussed various topics, including:
•Business outlook and strategy
•Leadership transitions
•Corporate governance matters
•Executive compensation philosophy and design
•Capital allocation priorities
•Pipeline and R&D progress
Feedback from these discussions was relayed to, and considered by, the full Board and senior executives in their decision making related to these topics important to our stockholders.

63%	of our outstanding stock as of December 31, 2025.

Stockholder feedback is important, and the information we glean from stockholder engagement and outreach is highly valued by our Board and senior executives. In particular, our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee evaluates the design of our executive compensation program based on market conditions, stockholder views and other governance considerations. Please see the “Compensation Discussion and Analysis—Recent Say-on-Pay Vote and Stockholder Feedback” section of this Proxy Statement for details regarding how stockholder feedback has been reflected in our executive compensation program.
Board Structure and Operations
Board Leadership Structure
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair and CEO in any manner that it determines to be in the best interests of the Company and its stockholders depending on the circumstances. The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches of our peers.

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The Board periodically reviews its leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors to better align the operational leadership of the Company. Based on such review, the Board has maintained a separate independent Chair position since December 2023. The Board believes that the current practice of separating the Chair and CEO positions is in the best interests of the Company and its stockholders at this time. This determination, in part, is in response to stockholder feedback and what the Board believes to be best governance practice for the Company at this time. Richard A. Meier has served as Chair since December 2023. Mr. Meier’s term as a director will conclude at the Annual Meeting the Board has appointed Ian T. Clark as the new Chair effective as of the Annual Meeting, subject to his election.

The Chair is responsible for:
•calling meetings of the Board;
•presiding at meetings of the Board;
•approving Board meeting schedules and meeting agendas;
•approving Board meeting materials; and
•being available for consultation with major stockholders.

The Board recognizes the importance of having a Board structure that will continue to promote the appropriate exercise of independent judgment by the Board.
The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. Moreover, the Board holds regular executive sessions of the Independent Directors. In addition, all members of the Audit Committee, the CGN Committee, the Compensation Committee, the Science and Technology Committee and the Transactions and Strategy Committee are Independent Directors and satisfy any additional qualification and heightened independence requirements applicable to the committees on which they serve, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.
Director Engagement
Meetings of the Board and Director Attendance

Meetings of the Board	Executive Sessions	Attendance at Annual Meeting

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2025, the Board held 12 meetings.
Applicable Nasdaq listing standards require that the Independent Directors meet from time to time in executive session. In fiscal year 2025, our Independent Directors met in regularly scheduled executive sessions at which only Independent Directors were present.

It is our policy to request that all Board members attend the Annual Meeting of Stockholders. However, we also recognize that attendance by all directors is not always possible. Nine of the ten directors who were then-serving attended the 2025 Annual Meeting of Stockholders.

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Corporate Governance
Director Time Commitments
The Board believes that concurrent service on other public company boards has the potential to broaden and deepen the knowledge and experience that a director brings to our Board. At the same time, the Board recognizes the significant time commitment involved in being able to fulfill his or her responsibilities as a director. As a result, our Corporate Governance Principles specify that:
•Directors who have a full-time job serve on no more than three public company boards (including our Board) and serve on no more than two public company audit committees (including our Audit Committee); provided, however, that if such full-time job is as an executive of a public company, the Board recommends that such directors serve on no more than one public company board in addition to the board of the public company for which they serve as an executive; and
•Directors who do not have a full-time job serve on no more than four public company boards (including our Board) and serve on no more than three public company audit committees (including our Audit Committee).
Our Corporate Governance Principles also indicate that Directors should advise the Chair and the Chair of the CGN Committee before accepting an invitation to serve on the board or committee of another company.
Our CGN Committee annually reviews and assesses director time commitments, including leadership positions at other boards, to evaluate and confirm that all directors have demonstrated an appropriate level of commitment to serving on the Board and its committees. In 2025, each Board member, except Ms. Anderson and Mr. Clark, attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director. Ms. Anderson was not present at certain meetings where the only agenda item was discussion of business development matters that presented a potential conflict of interest, which brought her attendance below 75%. Mr. Clark joined our Board during the third quarter of 2025 and missed certain meetings due to pre-existing scheduling conflicts, which brought his attendance below 75%. Taking such facts into account, the CGN Committee believes that all nominees demonstrated the appropriate level of commitment to the Company.
The Board and the CGN Committee acknowledges that Mr. Clark sits on a number of outside public company boards that exceed the guidelines set forth in our Corporate Governance Principles. The CGN Committee and the Board carefully evaluated Mr. Clark’s outside commitments and determined that his outside board service does not prevent his effective services as a member of our Board.
In reaching this conclusion, the Board and the CGN Committee considered Mr. Clark’s level of preparation and active participation in Board deliberations, as well as the skills and experience that allow him to make a unique contribution to the Board. The Board and the CGN Committee also noted his plans to comply with our Corporate Governance Principles regarding outside service, including Mr. Clark’s resignation from the board of directors of GoodRx Holdings, Inc. on March 31, 2026, and his planned retirement from the board of directors of Takeda Pharmaceutical Company Limited on June 24, 2026. The Board and the CGN Committee will continue to evaluate his service and commitments on a regular basis, as they do with all directors.
Annual Evaluation Process
Every year, our Board conducts a self-evaluation in order to assess its own effectiveness and dynamics, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of director succession planning. The CGN Committee reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation each year.
Process Design
The CGN Committee considers options for the format of the Board self-evaluation process, including whether it is appropriate for the evaluation to be conducted internally or by an independent consultant. The CGN Committee then discusses the process with the Board typically during the third quarter of each year. For 2025, the CGN Committee engaged an independent consultant to conduct the annual Board evaluations.
Implementation of Process in 2025
Written Questionnaires
A written questionnaire was sent to each director to solicit written feedback on questions designed to evaluate performance and effectiveness of Board and its committees. These include, among others:
•Board’s responsibilities, including role in strategy and risk oversight;
•Board and committee composition;
•Board culture, engagement and alignment;
•Board and committee meetings and information, including materials and timing of distribution; and
•Overall Board and committee leadership and effectiveness.

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One-on-One Director Discussions
The independent consultant conducted individual calls with each director to discuss responses to the written questionnaire and obtain candid feedback.
Feedback Communicated and Group Discussions
The independent consultant provided a summary of the results of the assessment, which was provided to the Board, and individual director assessments were shared with each respective director by the Chairs of the Board and the CGN Committee. At the Board meeting held in December 2025, the independent consultant along with the Chairs of the Board and the CGN Committee led a discussion regarding the overall evaluation.
Actions Taken
As a result of the 2025 evaluation, certain improvement actions were taken. These include:
•Established and implemented succession planning for the Board Chair position;
•Identified priority criteria for director candidate identification;
•Determined areas requiring further Board fluency and education; and
•Updated the format of Board and committee meetings for greater efficiency.
Director Orientation and Continuing Education
New directors participate in an extensive orientation which includes meetings with senior management to discuss the Company’s strategic plans, financial statements, legal and risk management, and key policies and governance practices. The CGN Committee also regularly reviews and recommends topics for director training for the year. We provide opportunities for directors to participate in external continuing director education programs and provide reimbursement for expenses associated with these events. Continuing director education is also provided during Board meetings by outside experts who present on issues relevant to the Board’s oversight duties and we provide updates regarding relevant SEC, ESG and other corporate governance developments. In 2025, we provided director education for topics such as artificial intelligence, antitrust law developments, and laws and regulations regarding sanction and export controls. In addition, we conducted new director orientations for both Timothy P. Walbert and Ian T. Clark, who joined our Board in 2025.
The Board’s Roles and Responsibilities
Board’s Role in Oversight of Strategy and Risk Management
Strategy Oversight
The Board oversees the strategic direction of the Company, including consideration of the potential rewards and risks of our business opportunities and challenges and monitoring risks that could impact achievement of our strategic goals. The Transactions and Strategy Committee assists the Board in fulfilling its responsibilities relating to the review, evaluation and recommendation of the Company’s overall strategy as well as significant transactions or arrangements involving the Company. As shown in the table below, the Board:

Dedicates a two-day Board meeting each year focused exclusively on short-term and long-term strategy.	Throughout the year, engages with senior management on business matters directly tied to BioMarin’s strategic goals.	Provides valuable input on the Company’s Annual Operating Plan and Long-Range Plan.	Regularly hears reports from the next generation of leadership to ensure the talent pipeline is robust.

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Corporate Governance
Risk Oversight
The discussion below provides an overview of the allocation of risk management responsibilities among the Board and committees of the Board. For additional information regarding the responsibilities of each Board committee with respect to risk management and other functions, see “The Board’s Roles and Responsibilities–Committees of the Board” section of this Proxy Statement.

Board
The Board is actively involved in the oversight of risks that could affect BioMarin. This oversight is conducted primarily through committees of the Board as described below, but the full Board has retained responsibility for general oversight of risks, including ultimate oversight of cybersecurity risk. The Board satisfies this responsibility through full reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks. For example, the full Board receives an annual update from the Chief Digital and Information Officer regarding cyber security risks and steps taken to mitigate such risks.

Audit Committee
•Oversees risks related to our financial statements, the financial reporting process (e.g., adoption of enterprise resource planning systems), accounting, investments, access to capital, currency risk and hedging programs.
•Oversees risks related to information security (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection.
•Meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures.
•Responsible for reviewing legal proceedings, litigation contingencies and other risks and exposures and compliance that could materially affect our financial statements.
Science and Technology Committee
•Annually reviews risks related to intellectual property protection and procedures.

Compensation Committee
•Reviews our incentive compensation arrangements to determine whether they encourage excessive risk taking, reviews and discusses at least annually the relationship between our risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate potential risks.
Corporate Governance and Nominating Committee
•Oversees and evaluates compliance by the Board and management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and our Global Corporate Compliance and Ethics Program; reviews and assesses the Company’s significant ESG policies and practices, including the issuance of the Corporate Responsibility Report; and reviews the Company’s risk management procedures for those areas deemed appropriate by the CGN Committee, including artificial intelligence.
Transactions and Strategy Committee
•Oversees risks related to corporate strategy, financings and substantial transactions.

The full Board and its committees receive regular updates on key enterprise risks throughout the year. From time to time, management also completes company-wide risk assessments, focusing on risks that may directly impact BioMarin achieving its core business and strategic objectives. The results of such assessments are periodically reviewed by the full Board and the applicable committees. The risk assessment process is global in nature and has been developed to identify and assess BioMarin’s current and emerging risks, including the nature of risks, as well as to identify steps to mitigate and manage each risk. This process is supported by a cross-functional global steering committee that seeks input and perspective from key employees, managers, and senior leadership across the organization. The assessment also involves holding discussions of risk mitigation strategies with process owners and subject matter experts. The full Board and the applicable committees receive updates to ensure appropriate risk mitigation plans are implemented to monitor and manage risks.

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Oversight of Corporate Responsibility Matters

Board of Directors
Our Board believes in setting the right tone at the top at BioMarin about the critical importance of corporate responsibility, including ESG matters, to the long-term success of the Company. The Board focuses on practices that it believes are most important to our investors, patients, employees, collaboration partners, suppliers and distributors, governments and regulators, community and non-governmental organizations, and other BioMarin stakeholders. Board members regularly receive reports on BioMarin’s environmental and social activities and offer valuable insights and recommendations in addition to providing appropriate oversight.
BioMarin’s Board committees also oversee corporate responsibility and ESG initiatives from a strategic and risk-management perspective, as described below.

Areas of Corporate Responsibility Oversight by Board Committee
CGN Committee
•Environmental sustainability, including enhanced ESG disclosures and the Corporate Responsibility Report
•Employee relations
•Code of Conduct and Business Ethics
•Corporate compliance and governance, including artificial intelligence
Compensation Committee
•Human capital
•Talent development and management
•Employee recruitment and retention
Audit Committee
•Information security, including cybersecurity (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection
•ESG disclosures

Senior Executives
BioMarin’s senior leadership works together to advance our ESG efforts across the Company. Specifically, senior executives sponsor and oversee a cross-functional ESG Committee that spearheads many of our efforts to protect the environment and the communities in which we operate and provide an inclusive, safe and healthful workplace for our employees.

Oversight of Talent Management and Succession Planning
Our Board regularly reviews short-and long-term succession plans for the CEO and for other senior management positions. Our executive leadership conducts annual performance assessments that include succession plans for each of our senior management positions. These succession plans are reviewed and approved by our CEO and the details of these succession plans, including potential successors of our executive officers, are presented to the full Board.

Recent Management Successions
As the culmination of an orderly, thorough, multi-year succession planning process led by our independent directors, our Board has implemented several key leadership transitions in recent years starting in 2023 with the appointment of Alexander Hardy as our CEO and as a member of our Board.
We continued this process through the appointment of Cristin Hubbard as our Chief Commercial Officer, Gregory R. Friberg as our Chief Research & Development Officer, and James Sabry, M.D. Ph.D. as our Chief Business Officer in 2024.
Most recently, we appointed Arpit Davé as our Chief Digital and Information Officer and Rashmi Ramchandani as our Chief Accounting Officer in January 2026.

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Corporate Governance
Committees of the Board
The Board has a number of committees that perform certain functions for the Board. The standing committees of the Board that meet regularly are the Audit Committee, the Compensation Committee, the CGN Committee, the Science and Technology Committee and the Transactions and Strategy Committee. Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our Company. Since Mr. Meier’s term as a director will conclude at the Annual Meeting and the Board appointed Mr. Clark to succeed him as the Chair of the Board effective as of the Annual Meeting, subject to his election. The Board also plans to review the composition of the committees following the Annual Meeting.

Audit Committee

Meetings in 2025: 8 Chair Members
Robert J. Hombach	Barbara W. Bodem	Ian T. Clark	Athena Countouriotis, M.D.	Timothy P. Walbert
The Audit Committee is responsible for overseeing our accounting and financial reporting processes, internal control and financial risk management systems, internal and external audit functions and the audit of our financial statements, including reviewing:
•financial information;
•our systems of internal accounting and financial controls (e.g., adoption of enterprise resource planning systems);
•the annual independent audit of our financial statements;
•information security, including cybersecurity (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection;
•the qualifications, independence and performance of our independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review and attest services; and
•the Company’s management of risks related to the matters overseen by the Committee.

Among Other Duties and Responsibilities, the Audit Committee:
•reviews and discusses with management and the independent auditors our annual and quarterly financial statements, and as appropriate, our disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports to be filed with the SEC, earnings press releases and the substance of the financial information and earnings guidance provided to analysts and ratings agencies;
•determines whether to recommend to the Board inclusion of the audited financial statements in our Form 10-K filing;
•at the completion of the annual audit, reviews with management and the independent auditors the independent auditors’ audit and its report on the financial statements and internal control over financial reporting, comments and recommendations of the independent auditors, any significant changes in the auditors’ initial audit plan, and other matters related to the audit;
•reviews legal proceedings, litigation contingencies, information technology and security risks and other risks and exposures that could materially affect the financial statements, including attorneys’ reports of evidence of material violations of securities laws and breaches of fiduciary duty and similar violations of U.S. state or other applicable law;
•reviews and assesses the Company’s management of risks related to its financial statements, the financial reporting process, accounting, investments, access to capital, currency risk and hedging programs;
•reviews and assesses the Company’s information security (including risks related to cybersecurity, cybersecurity risk management processes and mitigation of risks from cybersecurity threats), privacy and data protection;
•meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the appropriateness of the Company’s insurance coverage;
•implements, in conjunction with the CGN Committee, the internal audit function;
•reviews the independence of our auditors and appoints and, where appropriate, replaces our independent auditors;

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Corporate Governance
•approves all arrangements and fees for work, including all audit, review and attest services and non-audit services, to be performed by the independent auditors’ firm prior to the commencement of the engagement;
•reviews with the independent auditors and, if appropriate, management, any management or internal control letter issued or proposed to be issued by the independent auditors and management’s response to such letter;
•reviews with management and any registered public accounting firm engaged to perform review or attest services, any material conflicts or disagreements between management and such accounting firm regarding financial reporting, accounting practices or policies or other matters;
•reviews with the independent auditors that firm’s assessment of our financial staff (including internal audit) and the adequacy and effectiveness of our financial and accounting internal controls;
•establishes and oversees procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•review and approve in advance or ratify all related party transactions in accordance with the Company’s Corporate Governance Principles.
The Audit Committee is currently composed of five directors: Mr. Hombach (Chair), Ms. Bodem, Mr. Clark, Dr. Countouriotis and Mr. Walbert. The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Nasdaq Listing Rules 5605(c)(2)(A)(i) and (ii)). The Board has determined that Mr. Hombach qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hombach’s level of knowledge and experience based on a number of factors, including his prior experience as the CFO of public companies and his experience and education in finance. In making this determination with respect to Mr. Hombach, the Board relied on his past business experience. Please see the description of the business experience for Mr. Hombach under the heading “Nominees for Director.”
The Audit Committee is governed by a written charter adopted by the Board. The Audit Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Audit Committee grants the Audit Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also periodically reviews and assesses the adequacy of its charter, including the Audit Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

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Corporate Governance

Compensation Committee

Meetings in 2025: 6 Chair Members
Elizabeth McKee Anderson	Willard Dere, M.D.	Maykin Ho, Ph.D.	Robert J. Hombach	Timothy P. Walbert
The Compensation Committee is responsible for:
•establishing and reviewing the overall compensation philosophy of the company in light of the Company’s specific business objectives;
•reviewing and recommending to the Board changes to the compensation of our CEO and directors and approving the compensation for executives other than the CEO and those individuals who report directly to the CEO (collectively, the Senior Executives);
•assisting the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management;
•overseeing and administering our incentive compensation plans and equity-based plans; and
•preparing any report on executive compensation required by applicable rules and regulations.

Among Other Duties and Responsibilities, the Compensation Committee:
•oversees the Company’s overall compensation practices and objectives, and assesses whether the Company’s compensation practices establish appropriate incentives in light of the Company’s specific business objectives;
•oversees the development and implementation of compensation programs (including salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, change of control related arrangements and other related benefits and benefit plans);
•makes recommendations to the Board regarding corporate performance goals and objectives relevant to the compensation of the CEO and sets performance goals and objectives relevant to the compensation of Senior Executives, and the type and amount of compensation (including any new compensation programs);
•evaluates, at least annually, the performance of the CEO and the Senior Executives relative to Board-approved goals and objectives, and recommends to the Board the CEO’s compensation and other terms of his or her employment based on this evaluation, and approves the compensation of the Senior Executives;
•considers the results of the most recent say-on-pay vote in reviewing and making recommendations to the Board with respect to our incentive compensation plans and equity-based plans;
•reviews material compensation programs applicable to our employees generally;
•reviews and makes recommendations to the Board regarding compensation for non-employee members of the Board;
•oversees all incentive compensation plans and equity-based plans and discharges any responsibilities imposed on the Committee by these plans;
•discusses with management periodically, as it deems appropriate, reports from management regarding the development, implementation and effectiveness of our policies and strategies relating to its human resources function and our regulatory compliance with respect to compensation matters;
•reviews and periodically approves the benefits and perquisites provided to the CEO, the Senior Executives and other senior management, as well as the employment, severance and change in control agreements relating to the CEO, the Senior Executives and other senior management;
•reviews our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviews and discusses at least annually the relationship between our risk management policies and practices and compensation;
•reviews and recommends to the Board for approval the frequency with which we will conduct say-on-pay votes; and
•produces and provides to the Board an annual report of the Committee on executive compensation for inclusion in our annual proxy statement in accordance with applicable rules and regulations.

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Corporate Governance
The Compensation Committee is currently composed of five directors: Ms. Anderson (Chair), Dr. Dere, Dr. Ho, Mr. Hombach and Mr. Walbert. The Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)).
The Compensation Committee is governed by a written charter adopted by the Board. The Compensation Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Compensation Committee grants the Compensation Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Information regarding consultants engaged by the Compensation Committee is provided in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Under the Compensation Committee Charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee. Additionally, the Compensation Committee may delegate to one or more officers of the Company the authority to grant, amend and/or administer awards of cash or options or other equity securities to any employees or other service providers of the Company who, in either case, are not “officers” (as defined in Rule 16a-1(f) under the Exchange Act) of the Company, under the Company’s incentive compensation or other equity-based plans as the Committee deems appropriate. As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including the Compensation Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.
The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for 2025 and certain elements of compensation for 2025 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2026 Proxy Statement	43

Corporate Governance

Corporate Governance and Nominating Committee
Meetings in 2025: 4 Chair Members
Mark J. Enyedy	Elizabeth McKee Anderson	Barbara W. Bodem	Athena Countouriotis, M.D.	Robert J. Hombach
The CGN Committee is responsible for:
•overseeing the composition of the Board to ensure that qualified individuals meeting the criteria of applicable rules and regulations serve as members of the Board and its committees;
•overseeing the development and implementation of corporate governance principles, policies, codes of conduct and codes of ethics relating to the operation of the Board and its committees;
•making recommendations to the Board regarding such corporate governance issues; and
•keeping informed on issues related to corporate responsibility.

Among Other Duties and Responsibilities, the CGN Committee:
•identifies, reviews and evaluates individuals qualified to serve on the Board consistent with criteria approved by the Board as vacancies arise and seeks out nominees to enhance the diversity, expertise and independence of the Board;
•considers and assesses the independence of directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by the listing standards of Nasdaq;
•recommends potential director nominees for selection by the Board;
•considers recommendations for Board nominees and proposals appropriately submitted by our stockholders;
•develops and recommends to the full Board corporate governance policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;
•performs an annual evaluation of the Board and each committee of the Board;
•makes recommendations to the full Board concerning the appropriate size and needs of the Board, including regarding committees of the Board to be maintained or created and chairmanship and membership of the Board committees;
•at least annually, reviews and assesses our Corporate Governance Principles applicable to the Board and the Company and recommends to the Board from time to time any amendments to such principles;
•reviews and assesses our Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program and recommends to the Board from time to time any amendments to such code and program;
•oversees and evaluates compliance by the Board and our management with our Corporate Governance Principles, Global Code of Conduct and Business Ethics and Corporate Compliance and Ethics Program;
•reviews and assesses the Company’s significant ESG policies and practices from time to time and make recommendations to the Company regarding ESG matters, including publication of the Corporate Responsibility Report;
•reviews and approves all board memberships for a for-profit company, other commercial entity, or advisory board, for our CEO and other executive officers and directors, to assess whether such proposed membership creates or has the potential to create either a conflict of interest or an appearance of one;
•implements, in conjunction with the Audit Committee, the internal audit function;
•establishes a toll-free telephone number for employees to anonymously report complaints relating to financial fraud, environmental hazards, illegal or unfair employment practices, and unethical behavior;
•reviews our non-financial risk management procedures for those areas deemed appropriate by the Committee, including artificial intelligence; and
•recommends guidelines to the Board for corporate succession planning as it relates to our CEO, if appropriate.

44	2026 Proxy Statement

Corporate Governance
A detailed discussion of the CGN Committee’s procedures for recommending candidates for election as a director appears above under the caption “Identifying and Evaluating Candidates for Director.”
The CGN Committee is currently composed of five directors, each of whom is “independent” under the listing standards of Nasdaq. The members of the CGN Committee are Mr. Enyedy, Ms. Anderson, Ms. Bodem, Dr. Countouriotis and Mr. Hombach.
The CGN Committee is governed by a written charter adopted by the Board. The CGN Committee Charter and our Corporate Governance Principles can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The CGN Committee Charter complies with the guidelines established by Nasdaq. The charter of the CGN Committee grants the CGN Committee full access to our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the CGN Committee considers necessary or appropriate in the performance of its duties.
As required by its charter, the CGN Committee conducts a self-evaluation at least annually. The CGN Committee also periodically reviews and assesses the adequacy of its charter, including the CGN Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

2026 Proxy Statement	45

Corporate Governance

Science and Technology Committee

Meetings in 2025: 6 Chair Members
Willard Dere, M.D.	Elizabeth McKee Anderson	Ian T. Clark	Athena Countouriotis, M.D.	Maykin Ho, Ph.D.
The Science and Technology Committee is responsible for assisting the Board in overseeing our operations. Among other duties and responsibilities, the Science and Technology Committee:
•reviews matters relating to scientific capabilities and programs and reports to the Board regarding such review in order to help facilitate the Board’s oversight of our scientific technology, intellectual property portfolio and strategy and help promote our effective decision-making on science;
•reviews and considers management’s decisions regarding the allocation, deployment, utilization of, and investment in, our scientific assets; and
•reviews and considers management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs.

The Science and Technology Committee is currently composed of five directors: Dr. Dere (Chair), Ms. Anderson, Mr. Clark, Dr. Countouriotis and Dr. Ho.
The Science and Technology Committee is governed by a written charter adopted by the Board. The Science and Technology Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Science and Technology Committee grants it the resources and authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate in the performance of its duties and responsibilities. As required by its charter, the Science and Technology Committee conducts a self-evaluation at least annually. The Science and Technology Committee also periodically reviews and assesses the adequacy of its charter, including the Science and Technology Committee’s role and responsibilities, and recommends any proposed changes to the Board for its consideration.

46	2026 Proxy Statement

Corporate Governance

Transactions and Strategy Committee

Meetings in 2025: 8 Chair Members
Richard A. Meier	Willard Dere, M.D.	Mark J. Enyedy	Maykin Ho, Ph.D	Timothy P. Walbert
The Transactions and Strategy Committee is responsible for assisting the Board in fulfilling its responsibilities relating to the review, evaluation and recommendation of the Company’s overall strategy as well as significant transactions or arrangements involving the Company. Among other duties and responsibilities, the Transactions and Strategy Committee reviews, evaluates and makes recommendations to the Board regarding the following matters:
•Company’s strategic plan, business and operation priorities, and overall strategy;
•opportunities to enhance the competitive positioning and financial profile of the Company’s portfolio of assets and businesses, both individually and as a whole;
•the Company’s short-term and long-term financial planning and priorities;
•identification, consideration and evaluation of significant financings, and substantial mergers, acquisitions, dispositions, investments, joint ventures, collaborations, partnerships, licensing arrangements or similar transactions or arrangements involving the Company; and
•any other related matters as may be determined by the Board from time to time.
The Transactions and Strategy Committee is currently composed of five directors: Mr. Meier (Chair), Dr. Dere, Mr. Enyedy, Dr. Ho and Mr. Walbert. Mr. Meier’s term will conclude at the Annual Meeting, after which the Board plans to review the composition of the Transactions and Strategy Committee.
The Transactions and Strategy Committee is governed by a written charter adopted by the Board. The Transactions and Strategy Committee Charter can be found in the “Corporate Governance” section of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The charter of the Transactions and Strategy Committee grants it the resources and authority to retain such advisors as it determines appropriate to assist in the review, which may include advisors already retained by the Company, in each case at the expense of the Company without seeking approval of the Board or management.
Other Board Governance Information
Global Code of Conduct and Business Ethics
The CGN Committee regularly reviews our Global Code of Conduct and Business Ethics, which is applicable to all employees and directors, including our CEO, CFO, other executive officers and senior financial personnel. A copy of our Global Code of Conduct and Business Ethics is available in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Global Code of Conduct and Business Ethics or grant any waiver from a provision of our Global Code of Conduct and Business Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.
Insider Trading Policies and Procedures
Our Code of Business Conduct and Ethics prohibits insider trading and we have adopted an insider trading policy and related procedures applicable to our employees and directors as well as their respective family members (the Insider Trading Policy). We have also implemented processes that we believe are reasonably designed to promote our compliance with insider trading laws, rules and regulations, and any applicable Nasdaq listing standards. Our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 26, 2026.

2026 Proxy Statement	47

Corporate Governance
Transactions with Related Persons, Promoters and Certain Control Persons
Since January 1, 2025, there has not been nor is there currently proposed any transaction or series of similar transactions to which we or one or more of our subsidiaries were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest other than compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement.
Review, Approval, and Ratification of Transactions with Related Parties
Our Audit Committee has primary responsibility for reviewing and approving in advance or ratifying all related party transactions. In conformance with SEC regulations, we define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest.
We have several processes that we use to ensure that we identify and review all related party transactions. First, each executive officer is required to notify either our Chief Legal Officer or CFO of any potential transaction that could create a conflict of interest, and the Chief Legal Officer or CFO is required to notify the Audit Committee of the potential conflict. The directors, CEO, CFO and Chief Legal Officer are required to notify the Audit Committee of any potential transaction that could create a conflict of interest. Second, each year, we require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.
The Audit Committee reviews related party transactions due to the potential for such transactions to create a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Board or its committees only approve a related party transaction if it is determined that a transaction is in the best interest of the stockholders or is at least not inconsistent with those interests. This includes situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
These policies and procedures are included in our Corporate Governance Principles, which are available in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference into this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
During 2025, the Compensation Committee was composed of Ms. Anderson (Chair), Dr. Dere, Dr. Ho, Mr. Hombach and Mr. Walbert as well as Dr. David E.I. Pyott, a former director whose term as a director concluded at the 2025 Annual Meeting. No member of our Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. During 2025, no members of our Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.
Stockholder Communications with the Board
The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any director at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary. All communications received by Mr. Davis will be sent directly to the Board or any director to whom such communication was addressed.
We continue to engage constructively with stockholders, and we reach out to all or nearly all of our top non-affiliated stockholders annually. For details regarding our stockholder outreach efforts specific to 2025, please see the “Proxy Voting Roadmap—Stockholder Engagement” and ”Compensation Discussion and Analysis—Recent Say-on-Pay Vote and Stockholder Feedback“ sections of this Proxy Statement.

48	2026 Proxy Statement

Corporate Governance
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) filings they make.
To the best of our knowledge and based solely on a review of the copies of such reports furnished to us or written representation that no other reports were required, during the fiscal year ended December 31, 2025, we believe that all reports, other than as follows, during 2025 were timely filed by our directors and Section 16 officers. Due to an administrative error there was one late filing for Mr. Meier with respect to a gift transaction that took place on December 30, 2025. This transaction was reported on a Form 5 on February 13, 2026.

2026 Proxy Statement	49

Director Compensation
Overview
Our directors play a critical role in guiding our strategic direction and overseeing the management of BioMarin. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Non-employee directors receive a combination of annual cash retainers and RSU grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. The Board reviews our non-employee director compensation levels and program design biennially for competitiveness against the confirmed executive compensation peer group.
To assist with the Board’s review, an independent compensation consultant (the Compensation Consultant) prepares a comprehensive biannual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation purposes, an update in recent trends in director compensation and a review of related corporate governance best practices.
The Compensation Committee conducted a comprehensive review of non-employee director compensation during 2024. After reviewing and discussing the benchmarking analyses and compensation proposals provided by the Compensation Consultant, and at the recommendation of the Compensation Committee, the Board determined to: (1) increase the annual cash retainer from $20,000 to $24,000 for the Compensation Committee Chair and from $10,000 to $12,000 for other committee members; (2) set the annual cash retainer for the Chair of the Transactions and Strategy Committee, which was established in October 2024, to be $26,500 and the cash retainer for the other members of that committee to be $13,500; and (3) increased the annual cash retainer for the independent Chair of the Board from $65,000 to $80,000. No changes were made to the non-employee director compensation program in 2025.
Pursuant to the biennial schedule, the Compensation Committee plans to conduct further review of the non-employee director compensation in 2026. For more information regarding the Compensation Consultant, see the “Compensation Discussion and Analysis—Compensation Consultant” section of this Proxy Statement.

Highlights
•To align our directors’ interests with those of our stockholders, the annual equity award granted to non-employee directors, which vests in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), makes up the vast majority of total director compensation.
•To discourage short-term risk taking, the annual equity award granted to non-employee directors is made in RSUs only and no longer includes stock options.
•To align director compensation with the duration of Board service, new directors do not receive an initial equity award and instead receive an RSU grant on the same terms as the annual award made on the date of our Annual Meeting of Stockholders, pro-rated to the nearest quarter for the time the new director is expected to serve prior to our next Annual Meeting of Stockholders.
•The annual cash compensation that the Company pays to its non-employee directors is based on their positions on the Board or the committees of the Board, and the Company does not compensate Board members on a per meeting basis.

•To align our directors’ interests with those of our stockholders, the Board approved stock ownership guidelines for our directors. In 2022, the Board increased the ownership guideline threshold for our directors to a value of stock equal to or greater than five times their cash retainers, up from four times. See the “Compensation Discussion and Analysis–Other Considerations and Policies–Director and Officer Stock Ownership Guidelines” section of this Proxy Statement for a more detailed discussion of our stock ownership guidelines.
•The compensation levels for our directors (annual equity award and cash compensation) remain unchanged from the amounts reported in our Proxy Statement for the 2025 Annual Meeting.
•We provide an annual limit on non-employee director compensation under the terms of the 2017 Plan.
•Our only employee director, Mr. Hardy, receives no separate compensation for his service as a director.

50	2026 Proxy Statement

Director Compensation

Annual Non-Employee Director Base Compensation(1)	Additional Annual Cash Compensation(2)

$400,000
Annual Equity
Award
$65,000
Annual Cash
Compensation

Independent Chair of the Board: $80,000(3)

	Audit Committee •Chair: $26,500 •Member: $13,500	Compensation Committee •Chair: $24,000 •Member: $12,000

	Corporate Governance and Nominating Committee •Chair: $20,000 •Member: $10,000	Science and Technology Committee •Chair: $20,000 •Member: $10,000

Transactions and Strategy Committee •Chair: $26,500 •Member: $13,500
(1)See “Equity Compensation” below for a more information regarding equity grants made to non-employee directors.
(2)Committee chair amounts are inclusive of the committee membership retainer.
(3)In connection with the separation of the roles of the Chair of the Board and CEO effective December 1, 2023, we no longer have a Lead Independent Director. Therefore, the incremental cash compensation of $65,000 to be paid to Lead Independent Director is no longer applicable.
Equity Compensation
The Board uses a “fixed value” equity grant approach rather than a “fixed share” equity grant approach to better manage the Board’s equity competitiveness. Consistent with the equity awards granted since 2020, on the date of our Annual Meeting of Stockholders, each re-elected director is granted RSUs valued at $400,000, which is converted to a number of shares using a 30-day trailing average closing price of our common stock. The shares of common stock subject to the RSUs vest in full on the date immediately prior to the date of the Company’s next regular annual meeting of stockholders (approximately on the one-year anniversary of the grant date), subject to each respective director providing services to the Company through the vesting date. The annual equity award for a director who has served for less than a year is prorated to the nearest quarter. The RSUs only vest if the director provides services to the Company through the vesting date.
In fiscal year 2025, 66,850 RSUs were awarded in the aggregate to the non-employee directors under our 2017 Plan in connection with annual awards to our non-employee directors as of the 2025 Annual Meeting and the pro-rated new director award granted to Mr. Clark in connection with his appointment as a non-employee director by the Board in August 2025.
Our Board members are eligible to enroll in our Nonqualified Deferred Compensation Plan under which participants may elect to defer all or a portion of their fees and RSU awards otherwise payable to them, and thereby defer taxation of these deferred amounts until actual payment of the deferral amounts in future years. The table below lists actual compensation paid to each individual who served as a director during 2025, other than Mr. Hardy, who is also our CEO. Mr. Hardy received no additional compensation for serving on our Board in 2025. Mr. Hardy’s compensation is described under the “Executive Compensation” section of this Proxy Statement.

2026 Proxy Statement	51

Director Compensation
2025 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Elizabeth McKee Anderson	106,500	398,535	505,035
Barbara W. Bodem	88,500	398,535	487,035
Ian T. Clark	44,250	406,980	451,230
Athena Countouriotis, M.D.	95,125	398,535	493,660
Willard Dere, M.D.	110,500	398,535	509,035
Mark J. Enyedy	102,750	398,535	501,285
Elaine J. Heron, Ph.D.(3)	44,250	—	44,250
Maykin Ho, Ph.D.	104,250	398,535	502,785
Robert J. Hombach	111,000	398,535	509,535
Richard A. Meier	171,500	398,535	570,035
David E.I. Pyott, M.D. (Hon.)(3)	55,250	—	55,250
Timothy P. Walbert	94,250	398,535	492,785
(1)The amounts in this column represent director fees earned in 2025. Director fees are generally paid quarterly in arrears within four weeks after the close of a quarter. Accordingly, director fees earned in the fourth quarter of 2025 were paid in early 2026.
(2)The amounts in this column reflect the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) Topic 718. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026. The aggregate number of shares subject to RSU awards held by the directors listed in the table above as of December 31, 2025 was as follows:

Name	RSU Awards
Elizabeth McKee Anderson	6,650
Barbara W. Bodem	6,650
Ian T. Clark	7,000
Athena Countouriotis, M.D.	6,650
Willard Dere, M.D.	6,650
Mark J. Enyedy	6,650
Elaine J. Heron, Ph.D.	—
Maykin Ho, Ph.D.	6,650
Robert J. Hombach	6,650
Richard A. Meier	6,650
David E.I. Pyott, M.D. (Hon.)	—
Timothy P. Walbert	6,650
In September 2017, the Board modified the annual equity grant to be awarded in RSUs only, eliminating the stock option component. Accordingly, no stock options were granted to directors during 2025. The aggregate number of shares subject to stock option awards (from stock option grants made prior to September 2017) held by the directors listed in the table above as of December 31, 2025 was as follows:

Name	Stock Option Awards
Elizabeth McKee Anderson	—
Barbara W. Bodem	—
Ian T. Clark	—
Athena Countouriotis, M.D.	—
Willard Dere, M.D.	14,790
Mark J. Enyedy	—
Elaine J. Heron, Ph.D.	9,350
Maykin Ho, Ph.D.	—
Robert J. Hombach	—
Richard A. Meier	9,350
David E.I. Pyott, M.D. (Hon.)	13,230
Timothy P. Walbert	—
(3)Dr. Heron and Dr. Pyott’s ceased to be directors following our 2025 Annual Meeting.

52	2026 Proxy Statement

2
Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin
The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as our independent registered public accounting firm since June 11, 2002. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Independent Registered Public Accounting Firm
The following is a summary of the fees and services provided by KPMG to the Company for fiscal years 2025 and 2024.

	Description of Services Provided by KPMG LLP	Year Ended December 31, 2025	Year Ended December 31, 2024
	Audit Fees(1):	$4,191,625	$2,999,672
	Tax Fees(2):	44,899	27,371
	All Other Fees(3):	298,172	590,000
	Total Fees:	$4,534,696	$3,617,043

(1)Includes fees in connection with the audited financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years, which includes fees for non-routine transactions.
(2)Reflects fees for tax consulting.
(3)Reflects fees for assurance services not reasonably related to the performance of the audit or review of the Company’s financial statements.
The Audit Committee has the sole authority to approve the scope of the audit and any audit related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, Nasdaq requirements or Public Company Accounting Oversight Board (PCAOB) rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee strives to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

2026 Proxy Statement	53

Proposal 2 Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin

The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided to the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts requires separate pre-approval by the Audit Committee, although our CFO and Chief Accounting Officer can approve up to an additional $100,000 in the aggregate for global statutory audits. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $100,000 amount to be exceeded must be separately pre-approved by the Audit Committee.
The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee within the guidelines discussed above. The Chair of the Audit Committee is required to inform the Audit Committee of each pre-approval decision at the next regularly scheduled Audit Committee meeting.
All the services provided by KPMG during 2025 were pre-approved in accordance with this policy.

The Board recommends a vote in favor of Proposal 2.

Report of the Audit Committee of the Board(1)
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025, with management of the Company. In addition, the Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm (KPMG), the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities Exchange Commission (SEC). The Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2025.
Respectfully submitted on March 2, 2026, by the members of the Audit Committee of the Board:
Robert J. Hombach, Chair
Barbara W. Bodem
Ian T. Clark
Athena Countouriotis, M.D.
Timothy P. Walbert
(1)The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and is not to be incorporated by reference into any filing of BioMarin under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

54	2026 Proxy Statement

Executive Officers
The following table sets forth certain information concerning our executive officers as of April 7, 2026.

Name	Age	Position with BioMarin
Alexander Hardy	57	President and Chief Executive Officer
Brian R. Mueller	52	Executive Vice President and Chief Financial Officer
G. Eric Davis	55	Executive Vice President, Chief Legal Officer and Secretary
Gregory R. Friberg, M.D.	52	Executive Vice President and Chief Research & Development Officer
C. Greg Guyer, Ph.D.	64	Executive Vice President and Chief Technical Officer
Cristin Hubbard	50	Executive Vice President and Chief Commercial Officer
Rashmi Ramchandani	47	Vice President and Chief Accounting Officer
There are no family relationships between any of our directors and any of our executive officers. The biographical information for Mr. Hardy is set forth above under “Proposal 1: Election of Directors – Nominees for Director.”

Brian R. Mueller Executive Vice President and Chief Financial Officer Joined BioMarin in: December 2002

Brian R. Mueller joined BioMarin in December 2002 and currently serves as Executive Vice President and Chief Financial Officer. He also served as Chief Accounting Officer from March 2011 to June 2020. Prior to his role as Chief Accounting Officer, Mr. Mueller served in accounting roles of increasing responsibility, including Corporate Controller. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG after Arthur Andersen LLP ceased operations in June 2002, prior to which he spent seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller holds a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

G. Eric Davis Executive Vice President, Chief Legal Officer and Secretary Joined BioMarin in: March 2004

G. Eric Davis joined BioMarin in March 2004 and currently serves as Executive Vice President, Chief Legal Officer and Secretary. From March 2016 to March 2022, Mr. Davis served as our Executive Vice President, General Counsel and Secretary, from March 2005 to March 2016, Mr. Davis served as our Senior Vice President, General Counsel and Secretary and from 2004 to December 2005, Mr. Davis served as our Vice President, General Counsel and Secretary. From 2000 to 2004, Mr. Davis worked in the San Francisco office of Paul Hastings LLP (formerly Paul, Hastings, Janofsky & Walker LLP), where he served on the firm’s national securities practice committee. Mr. Davis has represented public and private companies and venture capital and investment banking firms in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters, and intellectual property-related business transactions. His experience involves a variety of industries, including biotechnology and life sciences. Mr. Davis holds a B.A. in Political Economy from the University of California, Berkeley, and a J.D. from the University of San Francisco School of Law.

2026 Proxy Statement	55

Executive Officers

Gregory R. Friberg, M.D. Executive Vice President and Chief Research & Development Officer Joined BioMarin in: September 2024

Gregory R. Friberg, M.D. joined BioMarin in September 2024 and currently serves as Executive Vice President and Chief Research & Development Officer. Dr. Friberg is responsible for BioMarin’s discovery research, preclinical, translational and clinical programs, as well as global regulatory and medical affairs. Prior to joining BioMarin, Dr. Friberg spent 18 years at Amgen, a biotechnology company, where he served most recently as Vice President, Global Medical Affairs, Rare Disease. During his time at Amgen, he was responsible for advancing multiple medicines from investigational new drug application filing through late-stage development, and also served as the head of global development for Amgen’s hematology/oncology and bone portfolios. Before beginning his career in the biopharma industry, Dr. Friberg served on the faculty of the University of Chicago. He is currently a member of the American Society of Clinical Oncology and the American Association for Cancer Research. Dr. Friberg holds an A.B. in Biochemistry from Middlebury College and an M.D. from New York Medical College. He completed his residency in Internal Medicine at Dartmouth-Hitchcock Medical Center and his fellowship in Hematology and Oncology at the University of Chicago Medical Center.

C. Greg Guyer, Ph.D. Executive Vice President and Chief Technical Officer Joined BioMarin in: May 2020

C. Greg Guyer, Ph.D. joined BioMarin in May 2020 and currently serves as Executive Vice President and Chief Technical Officer. Dr. Guyer is responsible for overseeing our manufacturing, process development, quality, supply chain, engineering and analytical chemistry departments. From 2015 to 2019, Dr. Guyer served in a number of positions of increasing responsibility at Bristol Myers Squibb (BMS), primarily leading all of operations and biologic development. Prior to BMS, Dr. Guyer worked for Merck & Co., Inc., from 1994 to 2015, leading various global organizations in biologic and pharmaceutical operations, quality, regulatory, emerging markets strategy and enterprise systems. Dr. Guyer currently serves on the board of the University of Georgia Research Foundation. Dr. Guyer holds a Ph.D. in Analytical Chemistry from American University, a B.S. in Chemistry from the University of Georgia, and an M.B.A. from Lehigh University.

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Executive Officers

Cristin Hubbard Executive Vice President and Chief Commercial Officer Joined BioMarin in: May 2024

Cristin Hubbard joined BioMarin in May 2024 and currently serves as Executive Vice President and Chief Commercial Officer. She is responsible for leading BioMarin’s global commercial operations and portfolio strategy. Ms. Hubbard joined BioMarin following more than 20 years in the biopharmaceutical and diagnostics industries. She was most recently head of Global Product Strategy for Roche Pharmaceuticals, a pharmaceutical company, from May 2023 to March 2024, where she was responsible for lifecycle management, global commercial strategy and accelerating delivery of the company’s medicines from development to commercialization, across five therapeutic areas. Prior to such role, she spent over 16 years at Roche and Genentech, a biotechnology company, serving in a number of leadership positions across both organizations. Ms. Hubbard started her career as a medicinal chemist at Theravance Biopharma, Inc. She holds a B.S. in Biochemistry and Molecular Biology from the University of California, Santa Cruz. Ms. Hubbard also completed the Graduate Program of Health Management at the University of California, Berkeley, earning an MBA from the Haas School of Business and an MPH from the School of Public Health. She currently serves on the Board of Directors of the Biotechnology Innovation Organization (BIO), the world’s largest biotech advocacy organization.

Rashmi Ramchandani Vice President and Chief Accounting Officer Joined BioMarin in: January 2026

Rashmi Ramchandani joined BioMarin in January 2026 and currently serves as Vice President and Chief Accounting Officer. Ms. Ramchandani previously worked at Gilead Sciences, Inc., a public pharmaceutical company, from August 2013 to March 2022 and from February 2023 to January 2026, where she has held various accounting and finance roles of increasing responsibility, most recently as Vice President, Global Business Controller, and previously as Vice President, Assistant Controller from May 2021 to March 2022. She also served as Vice President, Controller at Strava, Inc., a private fitness tracking platform company, from March 2022 to January 2023. Ms. Ramchandani started her career in public accounting in 2001 with Deloitte and subsequently held accounting and finance roles at The Clorox Company and McKesson Corporation. Ms. Ramchandani is a CPA and holds a B.A. in Accounting and Psychology from Illinois Wesleyan University.

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3
Advisory Vote on Executive Compensation
The Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), Section 14A of the Exchange Act, and SEC rules (commonly known as the “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this Proxy Statement. At the 2023 Annual Meeting, consistent with the Company’s recommendation, stockholders holding a majority of our shares voted to recommend that the Company hold an annual advisory vote on the compensation of the NEOs. The Company has acted in accordance with the 2023 vote by including this proposal and intends to continue to hold an annual advisory vote on NEO compensation.
The compensation of the Company’s NEOs subject to the vote is disclosed in the “Compensation Discussion and Analysis,” compensation tables, and related narrative disclosure contained in this Proxy Statement. The Company’s compensation philosophy is to provide competitive overall compensation that attracts and retains top performers and aligns their interests with those of our stockholders. To achieve these goals, our compensation program is structured to:
•provide total compensation and compensation elements that are competitive with companies with which we compete for talent and appropriate to NEO background and experience;
•provide a mix of compensation that offers (i) a market competitive base salary, (ii) annual incentive compensation based on achieving defined corporate goals within 12 months, and (iii) the opportunity to share in the long-term growth of our Company through equity compensation; and
•reward exceptional performance by individuals.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”
The “Compensation Discussion and Analysis” section of this Proxy Statement contains more details on the Company’s executive compensation; we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on the Company, the Board or the Compensation Committee of the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management, the Board and the Compensation Committee. Our management, the Board and Compensation Committee intend to consider the results of this vote in making decisions about executive compensation arrangements and the Company’s executive compensation principles, policies and procedures. The next scheduled advisory vote on executive compensation will be at the 2027 Annual Meeting.

The Board recommends a vote in favor of Proposal 3.

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Letter from Our Compensation Committee
Dear Fellow Stockholders,
Thank you for your continued support of BioMarin. As members of the Compensation Committee, we understand that we represent you, our stockholders, and we take our responsibilities very seriously. We are committed to developing an executive compensation program that aligns pay with performance. We believe that the 2025 compensation program was structured to be competitive with the companies with which we compete for talent, balance short- and long-term perspectives, reward exceptional individual and corporate performance and closely align the interests of our executives with those of our stockholders.
Key 2025 Compensation Program Changes
Following the completion of the strategic portfolio assessment of research and development programs and the establishment of our corporate strategy in 2024, we made several changes to the compensation program for 2025 to strengthen the alignment between pay and performance and reward both absolute and relative performance:
Performance-Based Equity Awards
•Longer Relative Total Stockholder Return (TSR) Performance Period for CEO: To motivate stock price outperformance and further align CEO compensation with stockholder experience, we allocated a portion of the CEO’s relative TSR award to a relative TSR performance-based restricted stock unit award based on a five-year performance period.
•New Financial Metric: We granted long-term equity awards based on cumulative three-year revenue compound annual growth rate (CAGR) to incentivize executives to generate consistent revenue growth.
•New Innovation Awards: To promote innovation and revenue growth, we granted long-term equity awards based on incremental revenue attained from new products and programs and/or the acceleration of existing programs that is measured over a five-year performance period.
Annual Cash Incentive Plan
•New Strategic Goals Metric: We introduced strategic goals to our annual cash incentive plan, which were designed to further align compensation with key strategic activities designed to enhance stockholder value.
Key 2025 Performance Highlights
While our stock performance in 2025 was not what we expected, we believe our 2025 compensation program design incentivized our executives to deliver certain key results despite a challenging environment. These include:
•Record Total Revenues: Achieved $3.2 billion in total revenues, an increase of 13% from 2024.
•VOXZOGO & PALYNZIQ: VOXZOGO revenue grew to $927 million, an increase of 26% from 2024, and we continued to advance our efforts to expand VOXZOGO indications, including a pivotal Phase 3 study in hypochondroplasia. In October 2025, we also submitted a supplemental Biologics License Application to the FDA to expand PALYNZIQ treatment to include pediatric patients 12 year of age and older with phenylketonuria, which was approved by the FDA in February 2026.
•Acquisitions of Inozyme & Amicus: In July 2025, we acquired Inozyme Pharma, Inc. in an all-cash transaction valued at approximately $270 million. The acquisition of Inozyme is expected to strengthen our enzyme therapies portfolio by adding a late-state enzyme replacement therapy. In addition, in December 2025, we entered into a definitive agreement to acquire Amicus Therapeutics, Inc. in an all-cash transaction valued at approximately $4.8 billion. The addition of high-growth products, Galafold for Fabry disease and Pombiliti + Opfolda for Pompe disease, is expected to accelerate BioMarin’s revenue growth and increase profitability.
Amendment of the 2017 Equity Incentive Plan
While our typical cadence is to request shares every two years, due to the Amicus and Inozyme acquisitions and the increased need to retain and motivate new and existing employees during the leadership transition, we are asking our stockholders to approve an amendment to our 2017 Equity Incentive Plan to increase the total number shares of common stock authorized for issuance by 7,650,000 shares. We hope to have your support as we believe the approval of this amendment is critical in ensuring our ability to continue to attract, motivate and retain key executives and employees critical to the success of our business and the creation of long-term stockholder value.

2026 Proxy Statement	59

While we were pleased that our last say-on-pay proposal received support from over 93% of the votes cast and hope to have your support on this year’s say-on-pay and share request proposals, we do not take past stockholder support for granted and each year we take a critical view of our executive compensation program. We will continue to listen to your feedback and require strong performance from our executives to drive BioMarin’s success and create long-term stockholder value.
Thank you for your continued support and investment in BioMarin.
Sincerely,

Elizabeth McKee Anderson, (Chair)	Willard Dere, M.D.	Maykin Ho, Ph.D.	Robert J. Hombach	Timothy P. Walbert

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Executive Compensation
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (this CD&A) provides information about our 2025 compensation program for our NEOs listed below. Each NEO’s compensation is set forth in the “Summary Compensation Table” and other compensation tables included in this Proxy Statement. Our NEOs for fiscal year 2025 are:

Alexander Hardy President and Chief Executive Officer	Gregory R. Friberg, M.D. Executive Vice President and Chief Research & Development Officer	Cristin Hubbard Executive Vice President and Chief Commercial Officer

Brian R. Mueller Executive Vice President and Chief Financial Officer	C. Greg Guyer, Ph.D. Executive Vice President and Chief Technical Officer

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Executive Compensation
CD&A Overview
The Compensation Committee designs our executive compensation program with the goal of achieving our primary goal of providing appropriate incentives to attract and retain the executive talent necessary to advance our business and increase stockholder value in the short- and long-term. The Compensation Committee also believes that our executive compensation program is appropriate in that it both encourages executive officers to work for meaningful stockholder return and reflects our pay-for-performance philosophy, without encouraging our executive officers to take excessive risks.
Our compensation program has the following main objectives:

1	2	3	4	5

Market Competitiveness and Retention	Alignment with Business Strategy and Goals	Balance Between Short- and Long-Term Perspectives	Pay For Performance	Stockholder Alignment

1

Market Competitiveness and Retention
Provide total compensation levels and compensation elements that are competitive with companies with which we compete for talent and appropriate to NEO background and experience

The Compensation Committee focuses on providing NEOs and other executive officers with competitive compensation based on a variety of factors, including the experience of the NEO, competitive market data and individual and corporate performance.
Each year, the Compensation Committee conducts a comprehensive analysis of the compensation program to ensure it provides competitive compensation necessary to attract and retain qualified executives. As part of this analysis, the Compensation Committee, together with its Compensation Consultant, reviews peer group and other market information for each executive officer. The peer group is reviewed to ensure that it represents companies competing with us to attract and retain talent.

2

Alignment with Business Strategy and Goals Incentivize our executives to execute our corporate strategy and achieve short-term and long-term goals

Following the completion of the strategic portfolio assessment of research & development programs and the establishment of our corporate strategy in 2024, the Compensation Committee made several changes to the compensation program for 2025 to align executive compensation with our corporate strategy to delivery sustained long-term value to stockholders. These changes include:
Performance-Based Restricted Stock Units (RSUs)
•Longer Relative Total Stockholder Return (TSR) Performance Period for CEO: To motivate stock price outperformance and further align CEO compensation with stockholder experience, we allocated a portion of the CEO’s relative TSR award to a relative TSR performance-based RSU award based on a five-year performance period.
•New Financial Metric: We granted long-term equity awards based on cumulative three-year revenue compound annual growth rate (CAGR) to incentivize executives to generate consistent revenue growth.
•New Innovation Awards: To promote innovation and revenue growth, we granted long-term equity awards based on incremental revenue attained from new products and programs and/or the acceleration of existing programs that is measured over a five-year performance period.
Annual Cash Incentive Plan
•New Strategic Goals Metric: We introduced strategic goals to our annual cash incentive plan, which were designed to further align compensation with key strategic activities designed to enhance stockholder value.

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3

Balance Between Short- and Long-Term Perspectives
Balance short-and long-term perspectives by including a mix of compensation that includes: base salary, annual cash incentives based on achieving short-term corporate milestones, and opportunities to share in long-term company growth through equity compensation

We provide our NEOs with competitive annual cash compensation in the form of salary and annual incentives but believe that a majority of our NEO compensation should be earned through long-term, equity-based incentives. As such, equity-based long-term incentive compensation constitutes a significant portion of our executive officers’ overall compensation. We use equity as the primary form for long-term incentive opportunities in order to motivate and reward executive officers to (i) achieve multiyear strategic goals and (ii) deliver sustained long-term value to stockholders. We believe our focus is appropriate because of the lengthy time required to develop pharmaceutical products, as well as the time required for pharmaceutical products to obtain regulatory approval on a worldwide basis and to reach peak sales.
In 2025, the compensation of our CEO and the other NEOs consisted primarily of performance-based cash compensation and long-term incentives. In addition, although stock options are not counted as “performance-based” compensation for the charts below, we believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term.
CEO Total Compensation Mix in 2025(1)
As shown below, approximately 93% of our CEO’s 2025 direct compensation was variable and at-risk (annual cash incentive and equity awards) and approximately 70% of his total 2025 direct compensation was performance-based (annual cash incentive and performance-based RSUs). In addition, during 2025, 86% of the total direct compensation of our CEO was delivered through long-term incentives (stock option awards and performance-based and service-based RSUs).
Other NEOs’ Total Compensation Mix in 2025(1)(2)
As shown below, for 2025, at-risk compensation accounted for 88% of the average total direct compensation of our other NEOs. In addition, during 2025, 80% of the average total direct compensation of our other NEOs was delivered through long-term incentives.
(1)Each percentage is calculated as a percentage of total compensation set forth in the “Summary Compensation Table” in this Proxy Statement and is based on the amounts in such table, including the “Target Payout” amounts in footnote (2) to such table. Certain percentages are rounded up or down by less than 1% so that totals equal 100%.
(2)Percentages calculated based on sum of all other NEOs’ compensation. Certain percentages are rounded up or down by less than 1% so the totals equal 100%.

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Executive Compensation

4

Pay For Performance Rewards executives for exceptional corporate and individual performance

The Compensation Committee has designed our executive compensation program to motivate our executive officers to achieve business objectives by closely linking the value of the compensation they receive to our performance relative to these business objectives. The Compensation Committee believes that the compensation awarded to our NEOs in 2025 appropriately reflects the operational progress achieved by the Company and will motivate the continued achievement of the Company’s financial and strategic objectives with the goal of creating value for the Company’s stockholders.
2025 Goal Setting
Goals for our short-term annual cash incentive plan and long-term performance-based RSU awards were considered rigorous and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks. For example, the financial goal target levels used for the 2025 annual cash incentive plan were higher than the 2024 results, demonstrating the Compensation Committee’s commitment to challenge management to excel and focusing senior leadership on increasing growth and profitability.
2025 Annual Cash Incentive Plan Achievement
We delivered high achievement on our financial and development corporate goals in 2025 resulting in an above-target funding of 130% under our short-term annual cash incentive plan based on our pre-established criteria. In making this decision, the Compensation Committee also considered the following accomplishments: (i) impactful strategic transactions in 2025, including acquisition of Inozyme Pharma, Inc. (Inozyme) and entry into a definitive agreement to acquire Amicus Therapeutics, Inc. (Amicus); (and ii) secured favorable financing terms in connection with the pending Amicus acquisition. The Compensation Committee determined the payout under the 2025 annual cash incentive plan for each NEO at a level reflecting the individual’s performance and also considering his or her contribution to the achievement of the program goals.

2025 Short-Term Annual Cash Incentive Plan
Total Revenue(1)		Non-GAAP Diluted EPS(2)		Development Goals		Strategic Goals
Target	Result	Target	Result	Target	Result	Target	Result
$3,223M	$3,221M	$4.58	$4.83	100%	175%	100%	75%

Overall Payout as a percentage of Target based on performance compared to pre-established criteria: 130%

Three-Year Performance Period (2023-2025) Long-Term Equity Award Achievement
The performance targets for relative TSR awards and Core Operating Margin awards based on the three-year performance period of 2023 through 2025 were not met and resulted in a payout below 100%, consistent with our pay-for-performance compensation philosophy.

Three-Year Performance Period (2023 – 2025) Long-Term Performance-Based Equity Awards
Relative TSR		Core Operating Margin(3)		Strategic Goals
Target	Result	Target	Result	Target	Result
55th percentile	35th percentile	2023: 9.0%	2023: 7.4%	100%	150%
		2024: 20.5%	2024: 15.4%
		2025: 28.0%	2025: 29.1%

Payouts as a percentage of Target based on performance compared to pre-established criteria:

69.4%	53.3%	150%

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(1)2025 total revenue result is based on total revenue calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). While the result was slightly below target, it represented a 99.9% achievement to target and the Compensation Committee determined the payout under this metric to be 100% given the small difference and the fact that the result represents strong revenue growth compared to the prior year.
(2)See Appendix B for the definition of Non-GAAP Diluted Earnings per Share (EPS) and reconciliation to the most directly comparable GAAP financial measure. The 2025 Non-GAAP Diluted EPS result was further adjusted to: (a) the impact of the acquired in-process research and development (IPR&D) charges related to the acquisition of Inozyme; (b) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market; and (c) the impact of accrual relating to the 2025 annual cash incentive plan payout decision beyond 100%. See footnote (3) to “2025 Program Goals and Results” table set forth in this CD&A for additional information regarding such adjustments.
(3)See Appendix B for the definition of Core Operating Margin and reconciliation to the most directly comparable GAAP financial measure. The Core Operating Margin results as presented above were further adjusted for: (a) the difference between foreign currency exchange rates in effect at the time the goal was set and at the end of the performance period; (b) adjustments for costs incurred in the acquisition of Inozyme, including impact of the acquired IPR&D charges; and (c) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market. See footnote (1) to “Core Operating Margin Performance-Based RSUs Earned for 2023 Through 2025 Performance Period” table set forth in this CD&A for additional information regarding such adjustments.

5

Stockholder Alignment Closely align the interests of executive officers with those of our stockholders

The Compensation Committee believes using equity for the long-term incentives creates strong alignment between the interests of executive officers and the interests of our stockholders because it gives executive officers and stockholders a common interest in stock price performance. Granting equity also fosters an ownership culture among executive officers by making them stockholders with a personal stake in the Company’s growth and success.
Stockholder Feedback and Recent Say-on-Pay Vote
Our stockholders’ views and opinions on our executive compensation practices are extremely important to us. As stewards of good corporate governance, our Compensation Committee members evaluate the design of our executive compensation program based on market conditions, stockholder views, and other governance considerations. Consistent with stockholder feedback, we conduct a Say-on-Pay vote on an annual basis. We regularly engage with our stockholders through open dialogue and direct individual communication on topics related to the business, financial performance, corporate governance, and compensation of the Company. For details regarding our stockholder outreach efforts specific to 2025, please see the “Proxy Voting Roadmap—Stockholder Engagement” section of this Proxy Statement.

93% Say-on-Pay	We appreciate the fact that our last say-on-pay proposal received support from over 93% of the votes cast.

Stock Ownership Guidelines
We maintain stock ownership guidelines for our NEOs to align their interests with those of our stockholders. See the “Other Considerations and Policies–Director and Officer Stock Ownership Guidelines” section of this CD&A for a more detailed discussion of our stock ownership guidelines

CEO 6X salary	Other NEOs 2X salary

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Executive Compensation
Highlights of Compensation Policies and Practices
Our Compensation Committee and Board have implemented compensation policies and practices designed to enhance governance of our executive compensation program and further our compensation objectives. These policies and practices include those listed below, and more information about many of these items can be found elsewhere in this Proxy Statement.

Annual Advisory Say-on-Pay Vote
Our Board elected to hold an annual advisory say-on-pay vote, consistent with the preference of our stockholders as expressed in response to our “say on frequency” proposal at our 2023 Annual Meeting. The Compensation Committee considers the outcome of the advisory vote in making compensation decisions.

Independent Compensation Committee Oversight; Executive Sessions	The Compensation Committee is composed solely of Independent Directors and regularly meets in executive sessions without management present.

Transparent Equity Granting Process and Practices
The Compensation Committee grants equity awards annually to eligible employees according to a regular, pre-set schedule. See the “Our Decision-Making Process—Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information” section of this CD&A for additional information.

Risk Management
Our executive compensation policies are structured to discourage inappropriate risk-taking by our executives. See the “Our Decision-Making Process—Compensation Risk Assessment” section of this CD&A for additional information.

Peer Group: Rigorously Determined and Appropriate
Each year, the Compensation Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. The Compensation Committee gives careful consideration to the selection criteria, the range of values on such criteria and the companies included, ultimately to determine that the companies included in our peer group represent an appropriate and stable peer group. See the “Our Decision-Making Process—Peer Group Process” section of this CD&A for additional information.

Independent Compensation Consultant
The Compensation Committee has engaged an independent compensation consultant for advice on topics related to Board and NEO compensation. See the “Our Decision-Making Process—Compensation Consultant” section of this CD&A for additional information.

Equity Incentive Plan Features
The BioMarin Pharmaceutical, Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan), which the stockholders initially approved at our 2017 Annual Meeting, contains a number of features that represent good corporate governance, including a limit on non-employee director compensation, prohibition on liberal share recycling and restrictions on payment of dividends on unvested shares, among other stockholder-favorable features.

Prohibition on Stock Option Repricing	Our equity incentive plans prohibit stock option repricing without stockholder approval.

Insider Trading Policy
We maintain a comprehensive insider trading policy which provides, among other things, that our employees who possess material non-public information may not disclose, or trade while in possession of, such information or buy or sell our securities during any designated blackout period. See “Corporate Governance—Other Board Governance Information—Insider Trading Policies and Procedures” section of this Proxy Statement for more information.

Prohibition Against Hedging and Pledging of Securities
Our insider trading policy prohibits directors and employees from engaging in short sales, transactions in put or call options, hedging transactions or other speculative transactions in our stock or engaging in pledges or margin activities.

Policy Against Excise Tax Gross-Ups	We maintain a policy against granting excise tax gross-ups to executives since March 2015.

Clawback Policies
We maintain clawback policies that comply with the SEC rules under the Dodd-Frank Act and Nasdaq listing rules, which allows us to recoup gains from sale of vested shares acquired pursuant to an option or other award granted under our equity incentive plans. See the “Other Considerations and Policies—Clawback Policies” section of this CD&A for additional information.

Stock Ownership Guidelines
We have established stock ownership guidelines for our executives to increase the link between the interests of executives and those of stockholders. See the “Other Considerations and Policies—Stock Ownership Guidelines” section of this CD&A for additional information.

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Executive Compensation
Structure of Executive Compensation Program
In furtherance of our compensation objectives, we use a balance of compensation elements and benefits, which are summarized in the table below. The focus of our compensation program is on total direct compensation opportunity (base salary, annual cash incentive compensation and long-term incentive compensation), with an explicit role for each element.

Purpose
Compensation Element	Market Competitiveness and Retention	Balance Short-and Long-Term Perspectives	Pay for Performance	Stockholder Alignment
Base Salary
Annual Cash Incentive
Equity Grants
Limited Perquisites and Other Personal Benefits
Potential Severance Benefits
The Compensation Committee considered each of our compensation objectives in determining the 2025 compensation of our NEOs, as discussed in greater detail below. We provide our NEOs with competitive annual cash compensation in the form of salary and annual incentives but believe that a majority of our NEO compensation should be earned through long-term, equity-based incentives. Our focus on long-term, equity-based incentives is appropriate because of the time required to develop pharmaceutical products, as well as the time required for pharmaceutical products to obtain regulatory approval on a worldwide basis and to reach peak sales.
The Compensation Committee focuses on providing NEOs and other executive officers with competitive compensation based on a variety of factors, including the experience of the NEO, competitive market data and individual and corporate performance. Executive pay is not targeted to a specific market percentile across the board for all executives. The Compensation Committee and the Board believe that this approach can efficiently set NEO compensation to appropriately compensate each individual based on his or her skill and performance and/or expected future contribution to the Company’s business, and the performance of the Company as a whole.
Each year, the Compensation Committee conducts a comprehensive analysis of the compensation program to ensure it provides competitive compensation necessary to attract and retain qualified executives, while focusing on the performance of individual executives and the performance of the Company as a whole. We generally review our compensation practices annually at several meetings of the Compensation Committee and the Board. To ensure independence and candid communication, the Compensation Committee regularly meets with the Compensation Consultant in executive sessions without management present. For more information regarding the Compensation Committee’s evaluation and design of BioMarin’s executive compensation program and the role of the Compensation Consultant in such activities, see the “Our Decision-Making Process” section of this CD&A.
In 2025, the compensation of our CEO and the other NEOs consisted primarily of performance-based cash compensation and long-term incentives. As discussed below, the Compensation Committee awarded performance-based long-term equity grants based on both three-year and five-year performance periods in 2025 to further align the compensation of our NEOs with the long-term interests of our stockholders.
In addition, although stock options are generally not deemed to be “performance-based” compensation, we believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to add value to the Company over the long term.

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Executive Compensation
Elements of 2025 Compensation
Our executive compensation program consists of the following three principal components:

BASE SALARY	+	ANNUAL CASH INCENTIVE	+	EQUITY GRANTS

Base salary rates are reviewed each year based on each executive’s responsibilities, individual performance, achievement of corporate goals and a review of competitive salary and total compensation data.
The annual cash incentive plan is based on achievement of corporate goals and an individual performance assessment. The details of the performance goals are discussed below.
Equity grants serve as long-term incentives to ensure that a portion of executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of stockholders.

The Compensation Committee establishes a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives, as described above. Generally, the percentage of compensation at risk, either in the form of annual cash incentive or equity compensation, is higher for more senior employees than for those with more limited responsibility, with our executive officers having the highest percentage of their total compensation at risk and allocated to equity compensation. We believe this is appropriate as the more senior employees have more influence over whether we achieve our strategic imperatives and long-term goals.
Base Salary
General Principles
We provide base salaries to our NEOs to compensate them with a fair and competitive base level of compensation for services during the year. Base salaries for our NEOs are intended to be competitive with those of other individuals in similar positions at the companies with which we compete for talent, taking into consideration that certain of our executive officers have differing scopes of responsibilities than the market data positions. Base salaries are initially based on the job profile, individual experience, skills and expected contributions, the Compensation Committee’s understanding of what executives in similar positions at other peer companies are paid and negotiations with certain executives during the hiring process.
The base salary of each NEO is reviewed annually and may be adjusted to reflect market conditions, the NEO’s performance during the prior year, the financial position of the Company and any change in scope of an NEO’s responsibilities. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives.
Merit-based increases in base salary for all of our executive officers, other than our CEO, are approved by the Compensation Committee based on an assessment of their performance and recommendation by the CEO. Any merit-based increase in base salary for our CEO is approved by the Board and based on an assessment of his performance and recommendation by the Compensation Committee and a review by the Compensation Committee of the base salaries of CEOs in our peer group.
2025 Salaries
In setting the salaries for 2025, each NEO was individually evaluated based on tenure, performance and other factors specific to the NEO, including benchmarking for comparable positions at peer companies. Specifically, in reviewing our 2024 performance and its impact on salary increases for 2025, the Compensation Committee considered the following, among other factors: the Company’s achievement of over 18% growth in total revenues in 2024 as compared to 2023 and the 56% growth in net revenues for VOXZOGO in 2024 as compared to 2023.
In addition, with respect to Mr. Hardy, the Compensation Committee and the Board took into account Mr. Hardy’s leadership and performance, including his role in successfully managing the executive transitions in 2024.

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Executive Compensation
Similarly, in reviewing the salary for Ms. Hubbard, the Compensation Committee considered her increasing responsibilities and performance in leading and reorganizing our commercial organization.

	2025 Salary Adjustments Effective March 2025
Name	2024 Salary($)	Increase from 2024	2025 Salary($)
Alexander Hardy President, CEO	1,050,000	9.5%	1,150,000
Brian R. Mueller Executive Vice President, CFO	705,000	2.8%	725,000
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	700,000	1.0%	707,000
C. Greg Guyer, Ph.D. Executive Vice President, Chief Technical Officer	685,000	2.2%	700,000
Cristin Hubbard Executive Vice President, Chief Commercial Officer	630,000	6.3%	670,000
Annual Cash Incentive Plan
General Principles
We maintain a company-wide annual cash incentive plan under which awards are generally based on corporate and individual performance. Our program has one annual cash incentive pool, which is not separated into corporate and individual performance pools. The bonus pool funding is formulaic and based upon achievement of corporate financial and development goals, but allocations of individual payments from the pool to the NEOs are determined by the Compensation Committee based upon individual performance. As an additional layer of oversight, the Audit Committee and the Science and Technology Committee also review the corporate financial and development goals and performance. The Compensation Committee’s assessment of achievement of the corporate goals determines the funding of the cash incentive pool. The annual cash incentive is paid in the first half of each year, based on the Company’s and each employee’s performance in the prior year.
The annual cash incentive plan, including corporate goals and target payouts by level, is generally reviewed and approved by the full Board in December at the time the Board considers the budget for the following year. The goals are prepared in an interactive process in which the Compensation Committee works with the CEO and other members of management to develop corporate performance goals that are set at levels that the Compensation Committee believes to be challenging but achievable if we execute on our business plan. The corporate goals are designed to incentivize specific activities that the Board and Compensation Committee believe will enhance stockholder value. The Compensation Committee believes that achieving these short-term operational goals also support our longer-term goals of commercializing new products and profitability.

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Executive Compensation
For 2025, the maximum funding level for our metrics remained at 200%, which is competitive with peer company practices and serves as a valuable incentive for employees and a tool for recruitment and retention. The Compensation Committee set the 2025 program goal targets, which are summarized below at a level that it considered rigorous and challenging, attainable only with strong performance, taking into account the relevant opportunities and risks.

Weighting	Metric	Rationale	Purpose
40%	Financial Goals		Revenue Growth	Increase Profitability	Pipeline
	Total Revenue	•Consistent with peers’ short-term incentive programs •Aligns with stockholder focus and metrics reported by the Company
	Non-GAAP Diluted EPS(1)	•Aligns with stockholder focus and metrics reported by the Company •Focus on profitability
40%	Development Goals
	Near-term Value Drivers	•Promote near-term regulatory approval advances and regulatory approval in multiple markets
	Mid-term Value Drivers	•Incentivize achievement of preclinical and clinical milestones
20%	Strategic Goals
	U.S. VOXZOGO Total Addressable Patient Population (TAPP) Penetration	•Strengthen VOXZOGO’s market position in the U.S. market
	VOXZOGO Revenue in Underpenetrated International Markets	•Expand VOXZOGO’s reach in international markets
	PALYNZIQ Patient Numbers	•Expand organic PALYNZIQ revenue growth
	Cost of Goods Manufactured (COGM)	•Incentivize greater manufacturing efficiency
(1)See Appendix B for the definition of Non-GAAP Diluted EPS and reconciliation to the most directly comparable GAAP financial measure. The 2025 Non-GAAP Diluted EPS result was further adjusted for: (a) the impact of the acquired IPR&D charges related to the acquisition of Inozyme; (b) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market; and (c) the impact of accrual relating to the 2025 annual cash incentive plan payout decision beyond 100%. See footnote (3) to “2025 Program Goals and Results” table set forth in this CD&A for additional information regarding such adjustments.
Financial Goals
The financial goals for the 2025 annual cash incentive plan were based on total revenue and Non-GAAP Diluted EPS goals. The total revenue goal payout was based on a scale that emphasizes the importance of revenue growth to the Company, recognizes the difficulty in exceeding the goal and is consistent with many of our peers’ short-term incentive programs. The payout under the Non-GAAP Diluted EPS goal is determined using a scale that emphasizes the importance of increasing profitability. The financial goal target levels used for the 2025 program were higher than the 2024 results, demonstrating the Compensation Committee’s commitment to challenge management to excel and focusing senior leadership on driving growth and increasing profitability. Specifically, (i) the total revenue goal was set at $3,223 million, which is approximately 13% higher than 2024 results of $2,854 million, and (ii) the Non-GAAP Diluted EPS goal was set at $4.58, which is approximately 30% higher than 2024 results of $3.52. See the “2025 Plan Goals and Results” table below for details on the payout scales for the financial goals, including threshold, target and maximum achievement levels.

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Executive Compensation
Development Goals
With respect to development goals (e.g., goals related to clinical and preclinical programs), the Board determines broad program expectations for our primary programs in the first quarter of the year and the annual cash incentive weighting for each program. The broad goals may include, for example, timing of initiation or completion of clinical trials, achieving specific enrollment goals, completing filings or other milestones with the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) or similar regulatory agencies, achieving manufacturing targets, completing research programs and similar events as well as long-term value-creating activities. At the time the development goals are set, the Compensation Committee establishes the target levels for each of the goals to be challenging but achievable and maximum payouts are based on “stretch” goals that are difficult and require exceptional performance to achieve.
In January, the Compensation Committee reviews the prior year development programs and determines an annual cash incentive payout attributable to that aspect of our business. In making the determination, the Compensation Committee assesses each program individually and its total impact on the Company. The factors the Compensation Committee considers in evaluating the achievement of each development goal include:
•our effectiveness in advancing the development of a program and our portfolio as a whole;
•our effectiveness in adapting to new data generated or other changes to the assumptions implementing the original development plan; and
•the overall value created by the development efforts.
The Compensation Committee determines a percentage payout attributable to our development efforts based on achievement of pre-determined goals. If the Compensation Committee determines that the development performance does not meet a minimum achievement level, no annual cash incentive associated with the development programs will be paid. Starting in 2024, the Compensation Committee added a 150% achievement level to the prior levels of 75%, 100% and 200% as a stretch goal that provides an intermediate goal level with a greater value driver than 100% but less than 200%. This stretch goal was added to incentivize and recognize achievement above target by the executive leadership team that significantly advances the Company’s development objectives. See the “2025 Plan Goals and Results” table below for details regarding the specific program goals that were established and achieved and what achievement level (75%, 100%, 150%, and 200%) such performance constituted.
Strategic Goals
In 2025, the Compensation Committee introduced goals linked to specific strategic objectives to our annual cash incentive plan to further align compensation with key strategic activities designed to enhance stockholder value. Like the development goals, the Board determines broad strategic goals relevant to the Company’s business plan for the year during the first quarter of the year and the annual cash incentive weighting for each such goal. The broad goals may include, for example, achieving specific market penetration goals for a particular product in a given region, achieving manufacturing cost targets as well as other value-creating activities that go beyond financial or development goals.
In January, the Compensation Committee reviews the achievement levels of each strategic goal during the prior year and determines an annual cash incentive payout attributable to each such goal. The Compensation Committee determines achievement of the strategic goals based upon pre-established criteria which were developed to measure our effectiveness in executing key strategic initiatives that align with the Company’s business plan for the year.
If the Compensation Committee determines that the Company’s performance does not meet a minimum achievement level (e.g., in the case of 2025, achievement of at least 75% of the strategic goals), then no annual cash incentive associated with the strategic goals will be paid. For each strategic goal, the Compensation Committee also established a stretch goal, which must be met in order for the percentage payout to be beyond target. This stretch goal is designed to incentivize and recognize achievement above target by the executive leadership team that significantly advances the Company’s strategic objectives. See the “2025 Plan Goals and Results” table below for details regarding the specific strategic goals that were established and achieved.
The table below describes our financial, development and strategic goals for the 2025 annual cash incentive plan and our actual performance against those goals. During our stockholder outreach, some investors requested we provide greater detail regarding the development goals for each clinical and preclinical program underlying the annual cash incentive plan. As a result of such feedback, we have provided significantly more detail regarding the development goals over the years and included significant detail regarding the newly established strategic goals. For this Proxy Statement, we included detail regarding assessment of the achievement of development and strategic goals by specifying each achievement level criteria, as applicable to the result. We believe providing further details could lead to competitive harm.

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Executive Compensation
2025 Plan Goals and Results
Financial Goals

	Financial Goal Achievement Levels					Funding Pool Contribution(1) (%)
Performance Metrics	Threshold (0%)	Target (100%)	Exceeds (200%)	Result	Weighting

Total Revenue(2) ($ million)	$2,579	$3,223	$3,707	$3,221	20%	20%

Non-GAAP Diluted EPS(3)	$3.67	$4.58	$5.26	$4.83	20%	25%

Sub-Total (Financial Goals)					40%	45%
Development Goals*

	Development Goal Achievement Levels						Funding Pool Contribution(1) (%)
Performance Metrics	75%	100%	150%	200%	Result	Weighting

Near-Term Value Drivers
VOXZOGO, BMN 333 and PALYNZIQ	See page 73				200%	20%	40%
Mid-Term Value Drivers
Advance to Proof of Concept(4) as approved by the Board	See page 73				See page 73	20%	30%
Sub-Total (Development Goals)						40%	70%
Strategic Goals*

	Strategic Goal Achievement Levels						Funding Pool Contribution(1) (%)
Performance Metrics	75%	100%	150%	200%	Result	Weighting

See page 74	3 of 4 goals	4 of 4 goals	4 of 4 goals + 2 stretch goals	4 of 4 goals + 3 stretch goals	75%	20%	15%
Sub-Total (Strategic Goals)						20%	15%

Total (Financial, Development and Strategic Goals)						100%	130%
*    For more information regarding Development Goals and Strategic Goals, see disclosure starting on page 73.
(1)Based on results.
(2)Total revenue is based on total revenue calculated in accordance with U.S. GAAP. While the result was slightly below target, it represented a 99.9% achievement to target and the Compensation Committee determined the payout under this metric to be 100% given the small difference and the fact that the result represents strong revenue growth compared to the prior year.

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Executive Compensation
(3)The Non-GAAP Diluted EPS metric was calculated based on the Non-GAAP Diluted EPS methodology used by the Company in 2025. See Appendix B for the definition of Non-GAAP Diluted EPS and reconciliation to the most directly comparable GAAP financial measure. As shown in the reconciliation below, Non-GAAP Diluted EPS result as presented above was further adjusted for: (a) the impact of the acquired IPR&D charges related to the acquisition of Inozyme; (b) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market; and (c) the impact of accrual relating to the 2025 annual cash incentive plan payout decision beyond 100%.

Non-GAAP Diluted EPS Result (As reported)	$3.15
IPR&D Impact	1.12
Impact of Voluntarily Withdrawal of ROCTAVIAN from the Market	0.46
Annual Cash Incentive Accrual Impact	0.10
Non-GAAP Diluted EPS Result (Adjusted)	$4.83
(4)The “Proof of Concept” for any particular molecule is the occurrence of either: (i) such molecule demonstrating a meaningful effect as determined by predetermined criteria approved by the Board; or (ii) notwithstanding that the molecule did not meet such criteria as approved by the Board, the Company advances such molecule to a subsequent human clinical trial following review by the Board.
Development Goals: Near-Term Value Drivers

VOXZOGO, BMN 333 and PALYNZIQ

75%: Achieve both: (1) first patient dosed with VOXZOGO for idiopathic short stature (ISS); AND (2) first patient dosed with VOXZOGO for Noonan syndrome, Turner syndrome or SHOX deficiency
•Result: Achieved (1) in March 2025; achieved (2) in October 2025
100%: Achieve both: (1) completion of VOXZOGO Phase 3 study enrollment for hypochondroplasia; AND (2) submit supplemental BLA in the U.S. and Type II variation submission in the European Union for PALYNZIQ adolescent indication
•Result: Achieved (1) in April 2025; achieved (2) in September 2025
150%: Achieve one of two: (1) announce pharmacokinetic data from BMN 333 Phase 1 study for achondroplasia and plan to proceed to Phase 2 study; OR (2) data package ready to support 2026 filing for VOXZOGO full approval in the U.S. AND China marketing authorization submission
•Result: Achieved (1) in August 2025; achieved (2) in November and August 2025, respectively
200%: Achieve one of two: (1) first patient dosed with BMN 333 in Phase 2 study for achondroplasia; OR (2) reach agreement with health authorities on adaptive design that would accelerate approval of BMN 333 for treatment of achondroplasia
•Result: Achieved (2) in April 2025

Development Goals: Mid-Term Value Drivers

Advance to Proof of Concept as Approved by the Board

75%: Achieve both: (1) data readouts for BMN 349-102 study and multiple ascending dose (MAD) for BMN 349; AND (2) achieve one decision-enabling proof of concept
•Result: Achieved (1) in December and October 2025, respectively; achieved (2) in July 2025
100%: Achieve both: (1) one new or supplemental IND or CTA submitted; AND (2) initiate good laboratory practice toxicology studies for at least one pre-clinical asset
•Result: Achieved (1) in July 2025; and achieved (2) in March 2025
150%: Achieve both: (1) align with FDA regarding next clinical steps on BMN 351; AND (2) first patient dosed in BMN 349-201 study
•Result: Not achieved in 2025
200%: Achieve both: (1) two new or supplemental INDs or CTAs submitted; AND (2) one new positive proof of concept in an ongoing study
•Result: Achieved (2) in July 2025

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Executive Compensation
Strategic Goals: Drivers

U.S. VOXZOGO TAPP Penetration

Target: Achieve target percentage of TAPP penetration in 2025 •Result: Not achieved in 2025 Stretch Goal: Achieve percentage of TAPP penetration higher than Target in 2025 •Result: Not achieved in 2025

VOXZOGO Revenue in Underpenetrated International Markets

Target: Achieve target VOXZOGO revenue in underpenetrated international markets for 2025
•Result: Achieved in 2025
Stretch Goal: Achieve VOXZOGO revenue in underpenetrated international markets higher than Target for 2025
•Result: Not achieved in 2025

PALYNZIQ Patient Numbers

Target: Achieve target number of patients in 2025 •Result: Achieved in 2025 Stretch Goal: Achieve number of patients higher than Target in 2025 •Result: Not achieved in 2025

COGM Goals

Target: Achieve COGM goals for three of the four products (VIMIZIM, NAGLAZYME, ALDURAZYME, VOXZOGO) in 2025
•Result: Achieved in 2025
Stretch Goal: Achieve COGM goals for all four of the products (VIMIZIM, NAGLAZYME, ALDURAZYME, VOXZOGO) in 2025
•Result: Not achieved in 2025

Based on the results tabulated above, the Compensation Committee determined to fund the 2025 annual cash incentive pool at 130% of target. In making this decision, the Compensation Committee also considered the following accomplishments: (i) impactful strategic transactions in 2025, including acquisition of Inozyme and entry into a definitive agreement to acquire Amicus; and (ii) secured favorable financing terms in connection with the pending Amicus acquisition.
As set forth in the table below, the Compensation Committee determined the payout under the Annual Cash Incentive Plan for each NEO at a level reflecting the individual’s performance, considering his or her contribution to the achievement of the program goals. The 2025 cash incentive targets for each NEO expressed as a percentage of base salary is determined by the employee’s position and set forth in the table below. The specific cash incentive amount paid to each NEO for 2025 (which were paid in March 2026) is set forth below and in the “Summary Compensation Table” in this Proxy Statement.

Name and Principal Position	2025 Cash Incentive Target (% of base salary)	2025 Funding Level for NEO		2025 Cash Incentive Amount ($)
Alexander Hardy President, CEO	110%	130%		1,644,500
Brian R. Mueller Executive Vice President, CFO	60%	130%		565,500
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	60%	100%		424,200
C. Greg Guyer, Ph.D. Executive Vice President, Chief Technical Officer	60%	130%		546,000
Cristin Hubbard Executive Vice President, Chief Commercial Officer	60%	140%	(1)	562,800
(1)The Compensation Committee determined to fund Ms. Hubbard’s payout under the annual cash incentive at 140% of target given her significant contributions to the reorganization of the commercial organization and 2025 revenue growth.

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Executive Compensation
Equity Compensation
Overview
Equity grants serve as long-term incentives to ensure that a portion of executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of stockholders.

CEO Target Equity Grant Mix	Other NEOs’ Target Equity Grant Mix

66%
Performance-Based RSUs
13%
Stock Options
21%
Service-Based RSUs

50%
Performance-Based RSUs
25%
Stock Options
25%
Service-Based RSUs

Equity Grant Mix
Thee mix of equity vehicles for our CEO’s 2025 annual grant was 66% performance-based RSUs, 21% service-based RSUs and 13% stock options(1), and for the other NEOs the 2025 annual grant was 50% performance-based RSUs, 25% service-based RSUs and 25% stock options(1). We provide a higher percentage of performance-based equity for our CEO and NEOs than many of our peers because we believe it further aligns executive pay to the performance of the Company and stockholder interests. Target values and descriptions of each type of equity award are below.
Performance-based RSUs enhance the strong link between pay and performance for our NEOs and the alignment of their interests with those of BioMarin and its stockholders.
Service-based RSUs are complementary to performance-based RSUs because they have direct connection to stockholder experience, while also reinforcing retention goals and an ownership culture and commitment to us.
Stock options further emphasize the pay-for-performance link and the multi-year vesting schedule provides our NEOs an incentive to work to generate increased stockholder value to the Company over the long term.

Name and Principal Position	Performance- Based RSUs(1)	Service- Based RSUs(1)	Stock Options(1)	Total Target Value of Equity Awards(1)
Alexander Hardy President, CEO	$9,200,000	$3,000,000	$1,800,000	$14,000,000
Brian R. Mueller Executive Vice President, CFO	2,250,000	1,125,000	1,125,000	4,500,000
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	2,400,000	1,200,000	1,200,000	4,800,000
C. Greg Guyer, Ph.D. Executive Vice President, Chief Technical Officer	1,800,000	900,000	900,000	3,600,000
Cristin Hubbard Executive Vice President, Chief Commercial Officer	1,800,000	900,000	900,000	3,600,000
(1)Based on target equity award values before conversion to RSUs and options using a 30-day trailing average closing price of our common stock.

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Executive Compensation
Key Features of 2025 Equity Grant

Performance-based RSUs
•Relative TSR Awards: NEOs were granted awards based on relative TSR performance over a three-year period and a portion of the CEO’s relative TSR award was allocated to a relative TSR performance-based RSU award based on a five-year performance period.
•Revenue CAGR Awards: New financial metric based on revenue CAGR achieved over a three-year performance to incentivize consistent revenue growth.
•Development Goal Awards: Awards based on the number of development goals achieved, which include progress with certain development and product lifecycle management activities and number of regulatory approvals obtained over a three-year performance period.
•Innovation Awards: New awards based on incremental revenue attained from new products and programs and/or the acceleration of existing programs that is measured over a five-year performance period.

Service-based RSUs	•Our NEOs’ service-based RSUs vest over a four-year service period, encouraging long-term commitment.

Stock options
•Our NEOs’ stock options vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, encouraging long-term commitment.
•Exercise price is equal to 100% of the fair value of our common stock on the date of grant and the stock options have value only to the extent that the market price of our common stock increases after the grant date.
•Stock options remain exercisable until expiration of the stock option (ten years after the date of grant) or earlier in some cases, such as after termination of service.

Performance-Based RSUs
Mix of Performance-Based Awards(1)
The performance-based RSUs granted in 2025 will be earned based on following metrics, each of which are intended to increase stockholder value over the long term. The breakout of performance-based RSUs granted in 2025 by type is shown below:
CEO Target Performance-Based RSUs

16%
Innovation Awards
60%
Relative TSR
Awards
12%
Development
Goals Awards
12%
Revenue CAGR
Awards

Other NEOs’ Target Performance-Based RSUs

20%
Innovation Awards
50%
Relative TSR
Awards
15%
Development
Goals Awards
15%
Revenue CAGR
Awards

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Executive Compensation

Name and Principal Position	Relative TSR Awards(1)	Revenue CAGR Awards(1)	Development Goals Awards(1)	Innovation Awards(1)	Total Target Value(1)
Alexander Hardy President, CEO	$5,600,000	$1,080,000	$1,080,000	$1,440,000	$9,200,000
Brian R. Mueller Executive Vice President, CFO	1,125,000	337,500	337,500	450,000	2,250,000
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	1,200,000	360,000	360,000	480,000	2,400,000
C. Greg Guyer, Ph.D. Executive Vice President, Chief Technical Officer	900,000	270,000	270,000	360,000	1,800,000
Cristin Hubbard Executive Vice President, Chief Commercial Officer	900,000	270,000	270,000	360,000	1,800,000
(1)Based on target equity award values before conversion to RSUs using a 30-day trailing average closing price of our common stock. Mr. Hardy’s relative TSR awards includes the awards with the five-year performance period valued at $2,000,000.
2025 Annual Grant
General Principles
The metrics and target payouts for performance-based RSU awards are generally reviewed and approved by the full Board in December, along with the goals for the annual cash incentive plan. The goals are prepared in an interactive process in which the Compensation Committee works with the CEO and other members of management to develop corporate performance goals that are designed to align with our corporate strategy and long-term goals, and complement the goals for the annual cash incentive plan, which are more focused on short-term performance.
The table below summarizes the metrics and rationale for the 2025 annual grant of performance-based RSUs.

Metric	Rationale	Purpose
		Revenue Growth	Pipeline	Stockholder Return
Relative TSR
•Aligns executive officer compensation with stockholder experience
•Challenges executive officers to increase stockholder value and outperform peers over the long-term
•Filters out macroeconomic and other factors
•Three-year and five-year (CEO only) performance periods

Revenue CAGR	•Aligns with corporate strategy to augment growth •Underscores the importance of consistent, strong revenue growth •Three-year performance period
Development Goals	•Incentivize executives to focus on development of the Company’s programs and create value for stockholders over the long term •Three-year performance period
Innovation
•Aligns with strategic portfolio assessment of R&D programs and establishment of corporate strategy in 2024
•Focus executive team on creating long-term stockholder value through revenue generation from new products and programs and/or acceleration of existing programs
•Represents renewed focus on organic and inorganic innovation and emphasis on building a strong pipeline of new products designed to meet the needs of more patients
•Five-year performance period

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Executive Compensation
For 2025, the Compensation Committee set the targets based on the Company’s corporate strategy and long-range plan, and payouts above target are dependent on achievement of reasonable “stretch” goals representing superior performance.
We have not disclosed the targets for revenue CAGR, development goals and innovation awards as they are confidential and disclosure could lead to competitive harm. The Compensation Committee believes that it has set the performance goals at a rigorous and challenging level requiring significant effort and achievement by our executive officers to be attained, and such goals have been established in light of the macroeconomic and industry environments, our internal forecast, and our corporate strategy. After the end of the performance period, we plan to disclose the targets and achievement relative to such targets.
Relative TSR Awards
We have been granting relative TSR performance-based RSUs since 2019 in order to align executive compensation with stockholder experience. The multiplier for the three-year relative TSR performance-based RSUs granted in 2025 will be determined based on the Company’s performance during 2025 through 2027 measured as a percentile compared to the aggregate performance over the same period of companies that made up the Nasdaq Biotechnology Index as of January 1, 2025 (with no changes to the comparator group during the performance period other than removing and not replacing any delisted or suspended companies).
In 2025, we also allocated a portion of the CEO’s relative TSR award to a relative TSR performance-based RSU award based on a five-year performance period. The multiplier for the five-year relative TSR performance-based RSUs granted to our CEO will be determined using the same methodology but based on the Company’s performance during 2025 through 2029. The multiplier used to determine the number of earned RSUs could be between 50% and 200%.
The threshold, target and maximum achievement targets are shown in the table below. These achievement targets are generally more rigorous than typical market practice and demonstrates the Compensation Committee’s commitment to challenging management to increase stockholder value and outperform peers over the long term.

2025
Threshold (50%)	30th percentile
Target (100%)	55th percentile
Exceeds (200%)	80th percentile
If BioMarin’s performance is above target (55th percentile) but the Company’s relative TSR is negative on an absolute basis over the three-year performance period, then the multiplier is capped at 100%. The earned relative TSR performance-based RSUs, if any, vest in full on the third anniversary (and for the five-year relative TSR performance-based RSUs, on the fifth anniversary) of the grant date, subject to the recipient’s continued service.
Revenue CAGR Awards
We granted revenue CAGR performance-based RSUs in 2025 to further incentivize revenue growth. The 2025 awards are earned based on the level of revenue CAGR achieved over the three-year performance period of 2025 through 2027. The multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold revenue CAGR level required to earn any RSUs. The earned revenue CAGR performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.
Development Goals Awards
As in prior years, we granted development goals performance-based RSUs in 2025 to further incentivize executives to focus on development of the Company’s programs and thereby create value for stockholders over the long term. The 2025 awards are earned based on the number of development goals achieved, which include progress with certain development and product lifecycle management activities and number of regulatory approvals obtained over the three-year performance period of 2025 through 2027. The multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold achievement level required for earning any RSUs. The earned development goals performance-based RSUs, if any, vest in full on the third anniversary of the grant date, subject to the recipient’s continued service.
Innovation Awards
In 2025, we granted innovation performance-based RSUs with a five-year performance period. Following the strategic portfolio assessment of research and development programs and the establishment of our corporate strategy in 2024, the Compensation Committee granted the innovation awards to ensure that the executive team, which consists of new hires and long-standing executives, are aligned and focused on the long-term growth of the Company through both organic revenue growth and business development activities.

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Executive Compensation
The innovation awards are earned based on the level of incremental revenue attained from new products and programs and/or the acceleration of existing programs, measured over the five-year performance period from 2025 through 2029. The multiplier used to determine the number of earned RSUs could be between 50% and 200%, with a threshold incremental revenue level required to earn any RSUs. The earned innovation performance-based RSUs, if any, vest in full on the fifth anniversary of the grant date, subject to the recipient’s continued service.
Performance-Based RSUs Earned for 2023 Through 2025 Performance Period
Among our NEOs, only Mr. Mueller and Dr. Guyer were granted performance-based RSUs for the period from 2023 through 2025 because Mr. Hardy, Dr. Friberg and Ms. Hubbard joined the Company after the grant date of these awards. As shown below, the performance targets for relative TSR awards and Core Operating Margin awards were not met and resulted in a payout below 100%, consistent with our pay-for-performance compensation philosophy.

	Relative TSR Awards			Core Operating Margin Awards(1)			Strategic Goals Awards
Name and Principal Position	Target (#)	Multiplier	Earned (#)	Target (#)	Multiplier	Earned (#)	Target (#)	Multiplier	Earned (#)
Brian R. Mueller Executive Vice President, CFO	9,630	69.4%	6,683	4,820	53.3%	2,569	4,820	150.0%	7,230
C. Greg Guyer, Ph.D. Executive Vice President, Chief Technical Officer	8,900	69.4%	6,177	4,450	53.3%	2,372	4,450	150.0%	6,675
Relative TSR Performance-Based RSUs Earned for 2023 Through 2025 Performance Period
In early 2026, we determined the number of earned RSUs under the relative TSR performance-based RSUs granted in 2023. The Company’s performance for the three-year performance period of 2023 through 2025 was at the 35th percentile, which was above the threshold achievement level at the 25th percentile and resulted in a multiplier of 69.4%. The earned 2023 relative TSR performance-based RSUs vested in full on the third anniversary of the grant date, March 15, 2026. For more information regarding the relative TSR performance-based RSUs granted in 2023, see the Company’s Proxy Statement for the 2024 Annual Meeting.
Core Operating Margin(1) Performance-Based RSUs Earned for 2023 Through 2025 Performance Period
In early 2026, we determined the number of earned RSUs under the Core Operating Margin performance-based RSUs granted in 2023. We awarded Core Operating Margin performance-based awards in 2023 as such financial metric was relevant in our transition to GAAP profitability. As described above, the financial metric has since evolved to align with our corporate strategy by focusing on revenue growth. The Company’s performance for each year in the three-year performance period of 2023 through 2025 based on the Core Operating Margin for each year as compared to the 2023 Core Operating Margin performance-based RSU award targets for each year is set forth below:

Year	Target	Result(1)	Multiplier
2023	9.0%	7.4%	60.0%
2024	20.5%	15.4%	—%
2025	28.0%	29.1%	100.0%
			53.3%
(1)See Appendix B for the definition of Core Operating Margin and reconciliation to the most directly comparable GAAP financial measure. As shown in the reconciliation below, the Core Operating Margin results as presented above were further adjusted for: (a) the difference between foreign currency exchange rates in effect at the time the goal was set and at the end of the performance period; (b) adjustments for costs incurred in the acquisition of Inozyme, including impact of the acquired IPR&D charges; and (c) the impact of the Company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market.

	2023	2024	2025
Core Operating Margin Result (Unadjusted)	6.5%	16.6%	12.7%
Foreign Currency Exchange Rate Impact	0.9%	(1.2)%	0.6%
Impact of Inozyme Acquisition	—%	—%	8.3%
Impact of Voluntarily Withdrawal of ROCTAVIAN from the Market	—%	—%	7.5%
Core Operating Margin Result (Adjusted)	7.4%	15.4%	29.1%
Based on the results above, the multiplier for the 2023 Core Operating Margin performance-based RSUs was 53.3%. The earned 2023 Core Operating Margin performance-based RSUs vested in full on the third anniversary of the grant date, March 15, 2026. For more information regarding the Core Operating Margin performance-based RSUs granted in 2023, see the Company’s Proxy Statement for the 2024 Annual Meeting.

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Executive Compensation
Strategic Goals Performance-Based RSUs Earned for 2023 Through 2025 Performance Period
In early 2026, we determined the number of earned RSUs under the strategic goals performance-based RSUs granted in 2023. BioMarin’s performance over the three-year performance period of 2023 through 2025 based on the number of development programs that demonstrate proof of concept as determined by predetermined criteria and the number of opportunity expansion activities for VOXZOGO and/or ROCTAVIAN, respectively, is set forth below:

	Multiplier:
Goal:	50%	100%	150%	200%

Positive Proof of Concept Studies (12.5% weighting)	1 Positive Proof of Concept Study	2 Positive Proof of Concept Studies	3 Positive Proof of Concept Studies	4 Positive Proof of Concept Studies(1)

Pipeline Progression/Life Cycle Management (12.5% weighting)	Achieve 2 opportunity expansion activities for VOXZOGO and/or ROCTAVIAN	Achieve 3 opportunity expansion activities for VOXZOGO and/or ROCTAVIAN(2)	Achieve 4 opportunity expansion activities for VOXZOGO and/or ROCTAVIAN	Achieve 5 opportunity expansion activities for VOXZOGO and/or ROCTAVIAN

(1)VOXZOGO positive proof of concept studies relating to treatment of hypochondroplasia, idiopathic short stature, Noonan syndrome/Turner syndrome/SHOX deficiency, and positive proof of concept of BMN 401 (formerly, INZ-701) obtained through the acquisition of Inozyme were achieved by the fourth quarter of 2025.
(2)VOXZOGO opportunity expansion activities were achieved by the fourth quarter of 2024. ROCTAVIAN opportunity expansion activity was achieved during the third quarter of 2025.
Based on the results above, the multiplier for the 2023 Strategic Goals performance-based RSUs was 150%. The earned 2023 Strategic Goals performance-based RSUs vested in full on the third anniversary of the grant date, March 15, 2026. For more information regarding the Strategic Goals performance-based RSUs granted in 2023, see the Company’s Proxy Statement for the 2024 Annual Meeting.
Service-Based RSUs
All service-based RSUs awarded in 2025 to our NEOs, including our CEO, are subject to a four-year service period. Service-based RSUs are complementary to performance-based RSUs because they have direct connection to stockholder experience, while also reinforcing retention and an ownership culture and commitment to us.
Stock Options
Stock options granted to our NEOs in 2025 vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, which is the same vesting schedule for stock options awarded as part of the company-wide annual equity grants in recent years. Stock options have an exercise price equal to 100% of the fair value of our common stock (the closing price of our common stock on the Nasdaq Global Select Market) on the date of grant. They have value only to the extent that the market price of our common stock increases after the grant date. Stock options remain exercisable until expiration of the stock option (10 years after the date of grant) or earlier in some cases, such as after termination of service. We believe stock options further emphasize the pay-for-performance link and that the multi-year vesting schedule provides our NEOs an incentive to work to generate increased stockholder value to the Company over the long term.
Compensation Committee Considerations
The equity compensation granted to the NEOs in March 2025 was determined based on a number of factors. The Compensation Committee gave particular consideration to our performance and considered equity grants of the 2025 Peer Group, data from the Radford Life Sciences survey and the Compensation Consultant, as well as burn rate and dilution, among other factors. For a discussion of the methodology and assumptions used in determining the valuation of our equity awards, see Notes 1 and 13, respectively, to our financial statements for the year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026.

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Executive Compensation
In determining the allocation of stock options and RSUs (service-based and performance-based), the Compensation Committee considered a variety of factors, including the effect on the total number of shares to be issued under our equity plan, peer group practices and the comparative value of stock options and RSUs. Overall, the Compensation Committee sought to set equity compensation to be competitive in the market to retain the talent that the Company needs. The considerations in differentiating the value of grants among the NEOs were principally level of responsibility and experience. The Compensation Committee also considered historic grants, retention value, individual contribution and expected future contribution.
Other Benefits and Perquisites
We provide a comprehensive benefits package, including health insurance, dental insurance, life insurance, disability insurance, a 401(k) matching program, and an employee stock purchase plan, which is intended to meet the requirements of Section 423 of the Internal Revenue Code (the Code). These benefits are generally available to all employees, including our NEOs. The 401(k) matching program matches 100% of an employee’s contribution up to the lesser of 6% of his or her annual salary or the Internal Revenue Service compensation limit, with immediate vesting of all 401(k) matches.
We provide our NEOs, along with other officers, a limited number of perquisites. The specific perquisite amounts for each NEO for 2023, 2024 and 2025 are set forth under “All Other Compensation” in the “Summary Compensation Table” in this Proxy Statement in accordance with SEC rules.
An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.
We provide perquisites, including the following, to our NEOs:
•Sporting and Event Tickets. When sporting, cultural and other event tickets are provided to our NEOs for personal use, the value of the tickets is taxable. These tickets are not used for the entertainment of healthcare professionals.
•Financial Planning and Tax Preparation Services. We reimburse our NEOs for personal financial planning and tax preparation, limited to $5,000 annually for our CEO and $3,500 annually for our other NEOs. The benefit is taxable to the executive. In lieu of reimbursement described above, NEOs may elect to obtain integrated financial counseling with a financial advisor, which is taxable to the executive.
•Life Insurance. We provide Mr. Hardy with term life insurance coverage generally provided to all employees with a death benefit up to two times an employee’s salary. However, Mr. Hardy’s death benefit is subject to a $1,000,000 cap while all other employees are subject to a $600,000 cap. The incremental cost to the company for such higher cap is reported in the “All Other Compensation” column of the “Summary Compensation Table” in this Proxy Statement.
•Health Assessments. We offer our executive officers, including our NEOs, annual comprehensive health assessments at a local medical facility.
•Personal Security. The personal safety and security of our employees, including our NEOs, is of the utmost importance. Our security team regularly evaluates the level of security appropriate for our senior executives, taking into account their public profiles and the critical roles each plays in our organization. Based on such assessments by our security team and the recommendation of an independent, third-party security consulting firm, the Compensation Committee approved a security policy to provide our CEO with a car and driver to ensure his individual safety and security during work-related transportation (including during his commute). The Compensation Committee believes that providing such secure transportation not only promotes our CEO’s personal safety and security but also enhances his efficiency and helps maximize the time he can devote to company business. Although we view the security services provided to our CEO as a necessary and appropriate business expense, because they may be viewed as conveying a personal benefit to him, we have reported the aggregate incremental costs to the Company of these services under “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement. These security services are valued at actual costs billed by outside vendors. The Compensation Committee believes the amounts paid by the Company for these services are reasonable, necessary and for our company’s benefit.
We also offer our NEOs certain retirement, severance, and change in control benefits. See the “Retirement, Severance and Change in Control Arrangements” section below.

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Executive Compensation
Nonqualified Deferred Compensation
Our Nonqualified Deferred Compensation Plan allows members of management, other highly-compensated employees and members of the Board to make voluntary irrevocable deferrals of the compensation that would otherwise be paid by us to specified future dates, employment termination, hardship events, disability, retirement or death. Directors may elect to defer all or a portion of their fees and RSU awards otherwise payable to them. Non-Director participants are permitted to defer up to 100% of RSU awards and up to 50% of salary and annual cash incentive awards, in each case subject to limitations to allow us to make necessary withholding payments. Plan participants’ deferred compensation is 100% vested under the Nonqualified Deferred Compensation Plan. We may make additional direct contributions to the Nonqualified Deferred Compensation Plan for the benefit of the participants, but any such contributions must be approved by the Board. Our contributions, if any, will become 100% vested after three years of service with us (or such other time as we designate at the time of the contribution), or upon a change in control of the Company, or the individual’s death or disability. Participants have an unsecured contractual commitment by us to pay the amounts that become due under the Nonqualified Deferred Compensation Plan. Deferred compensation may be held in trust and is deemed invested based on participant direction as allowed by the Nonqualified Deferred Compensation Plan. Participants’ accounts are credited or debited with the increase or decrease in the realizable net asset value of the designated deemed investments in accordance with the ratio the portion of the account of each participant that is deemed to be invested within that investment option bears to the aggregate of all amounts deemed to be invested within that investment option. Any funds held in a trust will be our sole property, subject to any claims of general creditors in the event of bankruptcy, and plan participants will have no vested interest with respect to such trust fund.
Retirement, Severance and Change in Control Arrangements
We have employment agreements with all of our executive officers (including all of our NEOs) that provide severance benefits if the executive is terminated without cause or in connection with a corporate transaction or change in control or if an executive terminates employment with us for a good reason specified in the employment agreement (e.g., a change in work location of more than a specified distance from the previous location). See the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement for a more detailed discussion of the terms of these arrangements and the amounts payable to our NEOs under them.
We believe that these arrangements enhance retention in the face of the disruptive impact of a highly competitive industry and any possible change in control of the Company. In addition, the program is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment.
No post-employment benefits are payable to our NEOs under their employment agreements if their termination is for cause, for a voluntary resignation (other than as set forth above), retirement or due to death (except for company-provided life insurance policies described under the “Other Benefits and Perquisites” section of this CD&A and the acceleration of vesting upon death described below).
To be consistent with peer company practices and serve as a valuable benefit for employee recruitment and retention, we have a policy for the acceleration of equity awards upon the death of an employee (including our NEOs). Upon the death of an employee, all the employee’s unvested equity awards with service-based vesting vest in full and all unvested equity awards with performance-based vesting vest in full as if the target level of performance had been achieved, and options remain exercisable for one year after death. As of December 31, 2025, each of our NEOs was eligible for this benefit.
To reward long-standing service to the Company, our Retirement Benefit for Directors and Senior Officers provides that directors and officers with a title of “Vice President” or above who have a combined age and total term of employment (or service as director) of at least 65 years at the time of terminating service to the Company for any reason other than cause are permitted to exercise all their stock options that were both vested and outstanding as of the date of termination of service through the 10-year contractual term of their stock options, as if their service were continuing. As of December 31, 2025, Mr. Mueller and Dr. Guyer were the only NEOs eligible for this benefit.
We also have a retirement benefit policy applicable to certain of the Company’s senior executives at the Senior Vice President level or above, including the NEOs, but excluding the CEO. The retirement benefit provides that, upon a senior executive’s attainment of age 64 and completion of at least five years of service with the Company, (i) the executive’s then-unvested RSUs and (ii) RSU grants and non-qualified stock option award grants made after adoption of the retirement benefit (except award grants made pursuant to award agreements that specifically exclude the retirement benefit), whether service-based or performance-based, will continue to vest according to their terms, whether or not the executive’s service is continuing; provided, however, that the executive’s service is not terminated for cause. As of December 31, 2025, Dr. Guyer was the only NEO eligible for this benefit. This retirement benefit policy was amended in December 2022 to provide that the benefit described above applies upon a termination for any reason except for cause if the senior executive attained (i) age 64 and completed at least five years of continuous service with the Company or (ii) age 55 and completed at least seven years of continuous service with the Company; provided, however, that the executive provides the Company at least 12 months’ but not more than 18 months’ prior notice before their continuous service terminates, if the termination is by the executive’s voluntary decision. The amended retirement benefit policy only applies to awards granted in December 2022 and afterwards, whereas the old policy would apply for awards made prior to December 2022. As of December 31, 2025, Dr. Guyer was the only NEO eligible for this benefit under the amended retirement benefit policy.

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Executive Compensation
Our Decision-Making Process
The Compensation Committee supervises the implementation of our compensation program to ensure it is consistent with our compensation philosophy. The Compensation Committee Charter requires that the Compensation Committee meet when deemed necessary or desirable by the Compensation Committee or its Chair, generally at least four times per year. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our CEO, the Chief People Officer, Chief Legal Officer and Secretary, and the Compensation Consultant. The Compensation Committee meets regularly in executive session. However, Mr. Hardy, our CEO, Mr. Davis, our Executive Vice President, Chief Legal Officer and Secretary, and Ms. Amy Wireman, our Chief People Officer, in addition to the Compensation Consultant, regularly attend portions of the Compensation Committee meetings to provide analysis and information to assist the Compensation Committee with its recommendations on various human resources and compensation matters. The members of management generally do not participate in the executive sessions of the Compensation Committee unless invited by the Compensation Committee to provide specific information during closed session. No individual member of management is present for votes related to such individual’s compensation.
Compensation Risk Assessment
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee, with the assistance of the Compensation Consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:
•significant weighting toward long-term incentive compensation discourages short-term risk taking;
•for most employees, base salary makes up a significant portion of compensation;
•the mix of short-and long-term compensation (base salary, annual cash incentive, equity grants) is consistent with industry norms;
•goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
•the prohibition on hedging or pledging of our stock and the clawback policies discourage short-term and excessive risk taking; and
•stock ownership guidelines discourage excessive risk taking.
Furthermore, as described later in this CD&A, compensation decisions include subjective considerations to moderate the effects that formulae or objective factors might have on excessive risk taking.
Compensation Committee
The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish our articulated compensation objectives in light of the compensation philosophy described above. In accordance with its charter, the Compensation Committee establishes total compensation for the CEO (generally at its February meeting). The Compensation Committee also reviews and evaluates the performance of the CEO and develops base salary and incentive compensation recommendations. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation. The duties and responsibilities of the Compensation Committee are set forth above in the “Information Regarding Committees of the Board” section of this Proxy Statement and detailed in the charter of the Compensation Committee. The full text of the Compensation Committee Charter can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement. The composition of the Compensation Committee is determined by our Board, after a recommendation by the CGN Committee.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee generally approves and grants annual equity awards at approximately the same time every year as part of the company-wide performance review and compensation cycle. Typically, each year the Compensation Committee approves the dollar value of equity awards at a meeting held in late February or early March, shortly after the filing of our annual report on Form 10-K, for grant on or about March 15 of such year. Outside of the annual grant cycle, we may make equity awards in connection with new hire packages or retention grants. In the case of new hire awards, the grant date is typically the start date for our senior executives and on or about the 15th day of the month for non-executive employees. Also, non-employee directors receive automatic grants of initial equity awards at the time of a director’s initial appointment or election to the board and at the time of each year’s Annual Meeting of Stockholders, respectively, pursuant to our current director compensation policy. While there is no specific cadence with respect to retention grants given their ad hoc nature, such awards are not made in anticipation of the release of material nonpublic information. We have not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features.

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Executive Compensation
All awards are granted under a stockholder-approved plan and stock options are granted at an exercise price at the closing market price of our common stock on the grant date. Equity awards, including options, are not granted in anticipation of the release of material non-public information, and the release of material nonpublic information is not timed on the basis of option or equity grant dates.
During 2025, we did not grant stock options to our NEOs during the period from four business days before to one business day after the filing of our periodic reports on Forms 10-K and 10-Q or current reports on Form 8-K that contained material nonpublic information with the SEC. Therefore, no tabular disclosure is required under Item 402(x)(2) of Regulation S-K.
Compensation Consultant
The Compensation Committee is authorized to select and retain independent advisors and counsel to assist in carrying out its duties and responsibilities. The Company provides appropriate funding to the Compensation Committee to do so. The Compensation Consultant reports directly to the Compensation Committee, which retains sole authority to direct the work and employ the Compensation Consultant.
Since May 2021, Aon’s Human Capital Solutions practice, a division of Aon plc (Aon) has served as the Compensation Consultant to the Compensation Committee. The Compensation Consultant conducts analyses and provides advice on, among other things, the appropriate peer group, executive compensation for our CEO and other executive officers, equity compensation, and compensation trends in the biotechnology industry. As part of its analysis, the Compensation Consultant collects and analyzes compensation information from a comparative group of biotechnology companies or “peer group” approved by the Compensation Committee. The Compensation Committee evaluates the criteria used in establishing the peer group at least annually, to ensure that it appropriately represents the companies competing with us to attract and retain talent and represents a sufficiently broad group to provide meaningful data trends across multiple years. The Compensation Committee seeks input from management in addition to the Compensation Consultant to ensure the peer group is consistent with our current business model. The peer group used for 2025 is discussed below.
The Compensation Committee regularly reviews and monitors the services provided by the Compensation Consultant and believes that the engagement is consistent with Nasdaq listing standards and does not raise any conflicts of interest. In March 2026, Aon affirmed to the Compensation Committee that the total fees paid to it by BioMarin do not represent a significant concentration of its revenue for its most recent fiscal year, that it had policies in place to mitigate conflicts of interest, that it was not aware of any business or personal relationships between the members of its consulting team serving BioMarin and any member of the Compensation Committee, that it was not aware of any member of its consulting team serving BioMarin owning any stock of BioMarin, and that it is not aware of any business or personal relationships between Aon or the Company’s executive officers. The Compensation Committee has reviewed the level of services provided to BioMarin by Aon and does not believe the services give rise to a conflict of interest or compromise Aon’s independence in advising the Compensation Committee.

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Executive Compensation
Peer Group Process
The Compensation Committee, with the support of the Compensation Consultant and management, reviews trends in biotechnology company compensation practices and reviews and approves the list of peer companies used in the later stages of the process. The Compensation Committee evaluates the criteria used in establishing the peer group to ensure that it appropriately represents the companies competing with us to attract and retain the best employees, who are necessary to drive long-term stockholder value.
The selection of peer group companies is based on various factors including size, development stage and product focus. The Compensation Committee sets the ranges for the criteria to ensure that it will capture a broad set of companies. The Compensation Committee believes that this provides the best long- term trend data and minimizes year-to-year changes caused by excessive numbers of companies being added or removed due to acquisitions or product successes or failures or other major corporate events.

Criteria for Peer Group Inclusion	Considerations for Exclusion from Peer Group

The peer group companies used to set executive compensation for 2025 (the 2025 Peer Group) included commercial biotechnology and specialty pharmaceutical companies with the following features a the time when the Compensation Committee made the decision to include them:
•business models with a therapeutic focus and development stage product candidates
•revenue generally between $1 billion and $5 billion
•market cap generally between $5 billion and $45 billion
•located predominantly in major biotechnology centers

The Compensation Committee deliberately did not include in the 2025 Peer Group any companies outside the biotechnology and specialty pharmaceutical industries, such as contract research organizations and scientific instrument and materials manufacturing and testing companies. Those companies were excluded for the following reasons:
•their business models are very different from biotechnology companies like BioMarin
•they lack the growth and risk profiles of companies in the biotechnology and specialty pharmaceutical industries
•they do not share common financial and operational characteristics of biopharmaceutical companies

2025 Peer Group

Alnylam Pharmaceuticals, Inc. BeOne Medicines Ltd. (f/k/a BeiGene, Ltd.) Biogen Inc. Exelixis, Inc. Gilead Sciences, Inc. Incyte Corporation Ionis Pharmaceuticals Inc.
Jazz Pharmaceuticals plc
Neurocrine Biosciences, Inc.
Regeneron Pharmaceuticals, Inc.
Sarepta Therapeutics, Inc.
Ultragenyx Pharmaceuticals Inc.
United Therapeutics Corporation
Vertex Pharmaceuticals Incorporated

The 2025 Peer Group reflects a slight change from the 2024 peer group by (i) removing Horizon Therapeutics plc and Seagen Inc., both of which were acquired and no longer public, and (ii) adding Gilead Sciences, Inc., Sarepta Therapeutics, Inc. and Ultragenyx Pharmaceuticals, Inc. based on the review process and criteria discussed above.
After the list of peer companies is approved, management presents recommendations to the Compensation Committee regarding proposed adjustments to compensation elements and a variety of supporting data, including compensation information from the peer group and the Radford Global Life Sciences Compensation survey and additional survey sources from the Compensation Consultant. This is presented individually for each executive officer, including the NEOs. Management and the Compensation Consultant each include significant supporting data with the presentation. These recommendations are discussed with and without management present and are discussed with the Compensation Consultant. The Compensation Committee then determines what, if any, adjustments to the compensation elements are appropriate for employees other than the CEO.
The Compensation Committee also reviews market information provided by the Compensation Consultant, considers the CEO’s performance and experience and makes recommendations for adjustments to the CEO’s compensation. These discussions are conducted in executive sessions without involvement by management. The Compensation Committee then presents the recommendations for the CEO to the Board for consideration and approval. The Board must approve each of the CEO’s individual compensation elements.

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Executive Compensation
Other Considerations and Policies
Clawback Policies
We adopted a clawback policy on October 4, 2023 that complies with SEC rules under the Dodd-Frank Act and Nasdaq listing rules. This policy provides that BioMarin will seek recovery of applicable incentive-based compensation received by current and former executive officers in the event of a required accounting restatement. We have also historically maintained a clawback policy, and this policy is broader than the recovery requirements provided under the SEC rules. For example, under this policy, we can recoup gains from sale of vested shares of Company common stock acquired pursuant to an option or other award granted under the Company’s equity incentive plans in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws.
These policies are designed to reverse, to the extent possible, any economic benefit resulting from incentive compensation paid to executive officers based on erroneously prepared financial statements. If BioMarin is required to prepare an accounting restatement because of material non-compliance with any financial reporting requirement, all incentive compensation paid or credited to each current or former executive officer for the restated period will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to BioMarin. Our clawback policies can be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.
Accounting and Tax Considerations
Nonqualified Deferred Compensation — Code Section 409A regulates nonqualified deferred compensation arrangements, including the time and form of payment. A discussion of our nonqualified deferred compensation arrangements is provided under the “Nonqualified Deferred Compensation” section of this CD&A.
Accounting for Stock-Based Compensation — Stock-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, which requires us to estimate and record an expense for each equity award over the vesting period of the award. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026. Generally, the Compensation Committee does not make compensation decisions based on the tax or accounting treatment of any particular form of compensation; however, it has considered and approved and may in the future consider the grant of alternative equity incentives to our NEOs in lieu of certain forms of equity grants in light of the accounting impact of FASB ASC Topic 718 with respect to equity grants and other considerations.
Section 162(m) — Section 162(m) of the Code (Section 162(m)) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

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Executive Compensation
Director and Officer Stock Ownership Guidelines
The Board approved stock ownership guidelines for our non-employee directors, CEO and employees at the Senior Vice President level or higher. Under these guidelines, directors and executives are expected to use the shares of common stock obtained on the exercise of stock options or vesting of RSUs received to establish significant level of direct ownership in BioMarin.
The following table summarizes the guidelines for our directors and NEOs as of December 31, 2025:

Name	Stock Ownership Guidelines
Non-Employee Directors	Lesser of 10,000 shares and unvested RSUs or value of shares and unvested RSUs equal to 5 times cash retainer amount (“5x”)
CEO	Value of shares and unvested RSUs equal to 6 times base salary (“6x”)
NEOs (all are at the Executive Vice President level or higher)	Value of shares and unvested RSUs equal to 2 times base salary (“2x”)
Compliance with our stock ownership guidelines is based on shares (including shares held in trusts for which the individual is the trustee and in a deferral account and issuable to such individual under our Nonqualified Deferred Compensation Plan) and the unvested service-based RSUs and performance-based RSUs for which performance criteria has been met held by a director or officer as of December 31, 2025, but it does not include performance-based RSUs for which performance criteria has not been met or vested or unvested stock options. The value of stock owned is calculated using the closing price of our common stock on December 31, 2025, which was $59.43. All of our directors and NEOs were in compliance with our stock ownership guidelines as of December 31, 2025. Newly appointed or elected directors and newly appointed or hired officers have three years to comply with their specific stock ownership guidelines.
The Compensation Committee believes these stock ownership guidelines are an important tool in aligning the interests of our executives with the long-term interests of our stockholders. Although the guidelines are not mandatory, the Compensation Committee will consider compliance with the guidelines in setting an officer’s compensation and the CGN Committee will consider compliance with the guidelines when making decisions on nominating directors for re-election.
Anti-Hedging and Anti-Pledging Policy
The Board has approved an anti-hedging and anti-pledging policy for our directors and employees. Under this policy, all of our directors and employees are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in BioMarin equity securities or engaging in margin and other pledging activities. Under the policy, a contribution of the Company’s securities to an exchange fund not designed to hedge any decrease in the market value of BioMarin’s equity securities is not considered a form of hedging; however, such contribution by an employee designated as an insider remains subject to the other provisions of the Company’s Insider Trading Policy, including provisions regarding quarterly trading blackout periods and pre-clearance requirements.

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Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the CD&A contained herein with management, and based on such review and discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into BioMarin’s Annual Report on Form 10-K for the year ended December 31, 2025.
Respectfully submitted on April 14, 2026, by the members of the Compensation Committee of the Board:
Elizabeth McKee Anderson, Chair
Willard Dere, M.D.
Maykin Ho, Ph.D.
Robert J. Hombach
Timothy P. Walbert
(1)The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of BioMarin under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation Tables
Summary Compensation Table
The following table discloses compensation awarded to, earned by or paid to the NEOs during 2025, 2024 and 2023. For further information regarding amounts below for 2025, see the footnotes that follow the table. For further information regarding amounts below for our NEOs (other than C. Greg Guyer who was not an NEO in 2024) for 2024 and 2023, see our Proxy Statement for the 2025 and 2024 Annual Meetings, respectively.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Alexander Hardy President and CEO	2025	$1,130,769	$—	$16,833,629	$1,909,310	$1,644,500	$409,355	$21,927,563
	2024	1,050,000	—	10,490,968	1,661,566	1,501,500	149,571	14,853,605
	2023	64,615	900,000	10,662,587	6,207,816	—	40,218	17,875,236
Brian R. Mueller Executive Vice President, CFO	2025	$721,154	—	$4,329,063	$1,193,203	$565,500	$22,892	$6,831,812
	2024	699,231	—	3,199,820	963,369	613,350	22,798	5,498,568
	2023	666,346	—	2,947,369	832,004	384,750	23,723	4,854,192
Gregory R. Friberg, M.D. Executive Vice President, Chief Research & Development Officer	2025	$705,654	$—	$4,618,557	$1,272,976	$424,200	$153,196	$7,174,583
	2024	161,538	250,000	5,092,722	1,491,512	123,068	102,719	7,221,559
	(6)	—	—	—	—	—	—	—
C. Greg Guyer, Ph.D. Executive Vice President, Chief Technical Officer	2025	$697,115	$—	$3,464,162	$954,810	$546,000	$29,593	$5,691,680
	2024	682,115	—	2,961,238	891,324	493,200	29,156	5,057,033
	2023	662,308	—	3,817,386	769,518	422,100	29,807	5,701,119
Cristin Hubbard Executive Vice President, Chief Commercial Officer	2025	$662,308	$—	$3,464,162	$954,810	$562,800	$69,615	$5,713,695
	2024	382,846	600,000	4,030,774	1,130,294	491,400	292,947	6,928,261
	(6)	—	—	—	—	—	—	—
(1)Amounts in this column represent salary actually earned. See the “Compensation Discussion and Analysis—Base Salary” section of this Proxy Statement for further information regarding the base salary of each NEO.
(2)The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of service-based RSUs and performance-based RSUs granted in 2025. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding amounts in this column. The grant date fair value of the performance-based RSUs awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the performance-based RSU awards would be 200% of the target shares awarded on the grant date. The table below shows the values of the performance-based RSUs awarded in 2025 assuming that the target and maximum levels of performance is achieved based on the value at the date of grant.

	Relative TSR Awards		Revenue CAGR Awards		Development Goals Awards		Innovation Awards		Five Year Relative TSR Awards
NEO	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Alexander Hardy	$6,231,104	$12,462,208	$1,142,654	$2,285,308	$1,142,654	$2,285,308	$1,523,300	$3,046,600	$3,619,959	$7,239,918
Brian R. Mueller	1,947,878	3,895,756	357,035	714,070	357,035	714,070	476,523	953,046	—	—
Gregory R. Friberg, M.D.	2,077,815	4,155,630	381,362	762,724	381,362	762,724	508,005	1,016,010	—	—
C. Greg Guyer, Ph.D.	1,558,069	3,116,138	286,200	572,400	286,200	572,400	381,362	762,724	—	—
Cristin Hubbard	1,558,069	3,116,138	286,200	572,400	286,200	572,400	381,362	762,724	—	—
The performance-based RSUs awarded in 2025 will be earned based on the Company’s performance under the following metrics: (1) relative TSR, (2) revenue CAGR, and (3) development goals, in each case, the Company’s performance measured over the three-year period of 2025 through 2027, and (4) innovation, with the Company’s performance measured over the five-year period of 2025 through 2029. Furthermore, A portion of Mr. Hardy’s relative TSR awards were allocated to performance-based RSUs that will be earned based on the relative TSR measured over a five-year performance period of 2025 through 2029. The numbers of performance-based RSUs that will be earned based on the Company’s performance over the three-year period of 2025 through 2027 and the five-year period of 2025 through 2029 will not be determined until after the applicable performance period ends on December 31, 2027 and December 31, 2029, respectively. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding service-based RSUs and performance-based RSUs.

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(3)Amounts noted for 2025 reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for further information regarding stock options.
(4)Amounts noted for 2025 represent amounts earned by the NEOs during 2025 but paid in 2026. See the “Compensation Discussion and Analysis—Annual Cash Incentive” section of this Proxy Statement for further information regarding amounts in this column.
(5)Amounts noted for 2025 represent the amounts paid for tickets to sporting, cultural and other events, reimbursements for personal financial and tax planning and preparation, imputed income associated with life insurance premium payments, health assessments and vested 401(k) matching for each NEO. For Mr. Hardy, the 2025 amount includes $365,621 for personal security measures related to our provision of a car and driver, $14,800 for amounts paid for tickets to sporting, cultural and other events, as well as amounts for vested 401(k) matching, incremental life insurance premium payments and imputed income associated with life insurance premium payments. The increase in the amount relating to Mr. Hardy’s car and driver as compared to the prior year is not a result of a change in the scope of services but rather due to the fact that 2025 was the first year where the service was provided for the full year. For Dr. Friberg, the 2025 amount includes $130,597 for relocation expenses, as well as amounts for vested 401(k) matching and imputed income associated with life insurance premium payments. For Ms. Hubbard, the 2025 amount includes $43,816 for relocation expenses as well as amounts for vested 401(k) matching, imputed income associated with life insurance premium payments and tickets to sporting, cultural and other events. See the “Compensation Discussion and Analysis—Other Benefits and Perquisites” section of this Proxy Statement for further information regarding amounts in this column.
(6)Ms. Hubbard was appointed as Executive Vice President, Chief Commercial Officer of the Company effective May 20, 2024. Dr. Friberg was appointed as Executive Vice President, Chief Research & Development Officer of the Company effective September 30, 2024.

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Grants of Plan-Based Awards
The following table sets forth certain information for each plan-based award during fiscal year 2025 to each of the NEOs.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Alexander Hardy	3/17/2025	2/25/2025	—	—	—		—	—	—	—	61,750	71.55	1,909,310
	3/17/2025	2/25/2025	—	—	—		—	—	—	44,360	—	—	3,173,958
	3/17/2025(6)	2/25/2025	—	—	—		26,615	53,230	106,460	—	—	—	6,231,104
	3/17/2025(7)	2/25/2025	—	—	—		7,985	15,970	31,940	—	—	—	1,142,654
	3/17/2025(8)	2/25/2025	—	—	—		7,985	15,970	31,940	—	—	—	1,142,654
	3/17/2025(9)	2/25/2025	—	—	—		10,645	21,290	42,580	—	—	—	1,523,300
	3/17/2025(10)	2/25/2025	—	—	—		14,875	29,570	59,140	—	—	—	3,619,959
	n/a	n/a	(11)	1,265,000	2,530,000	(12)	—	—	—	—	—	—	—
Brian R. Mueller	3/17/2025	2/25/2025	—	—	—		—	—	—	—	38,590	71.55	1,193,203
	3/17/2025	2/25/2025	—	—	—		—	—	—	16,640	—	—	1,190,592
	3/17/2025(6)	2/25/2025	—	—	—		8,320	16,640	33,280	—	—	—	1,947,878
	3/17/2025(7)	2/25/2025	—	—	—		2,495	4,990	9,980	—	—	—	357,035
	3/17/2025(8)	2/25/2025	—	—	—		2,495	4,990	9,980	—	—	—	357,035
	3/17/2025(9)	2/25/2025	—	—	—		3,330	6,660	13,320	—	—	—	476,523
	n/a	n/a	(11)	435,000	870,000	(12)	—	—	—	—	—	—	—
Gregory R. Friberg, M.D.	3/17/2025	2/25/2025	—	—	—		—	—	—	—	41,170	71.55	1,272,976
	3/17/2025	2/25/2025	—	—	—		—	—	—	17,750	—	—	1,270,013
	3/17/2025(6)	2/25/2025	—	—	—		8,875	17,750	35,500	—	—	—	2,077,815
	3/17/2025(7)	2/25/2025	—	—	—		2,665	5,330	10,660	—	—	—	381,362
	3/17/2025(8)	2/25/2025	—	—	—		2,665	5,330	10,660	—	—	—	381,362
	3/17/2025(9)	2/25/2025	—	—	—		3,550	7,100	14,200	—	—	—	508,005
	n/a	n/a	(11)	424,200	848,400	(12)	—	—	—	—	—	—	—
C. Greg Guyer, Ph.D.	3/17/2025	2/25/2025	—	—	—		—	—	—	—	30,880	71.55	954,810
	3/17/2025	2/25/2025	—	—	—		—	—	—	13,310	—	—	952,331
	3/17/2025(6)	2/25/2025	—	—	—		6,655	13,310	26,620	—	—	—	1,558,069
	3/17/2025(7)	2/25/2025	—	—	—		2,000	4,000	8,000	—	—	—	286,200
	3/17/2025(8)	2/25/2025	—	—	—		2,000	4,000	8,000	—	—	—	286,200
	3/17/2025(9)	2/25/2025	—	—	—		2,665	5,330	10,660	—	—	—	381,362
	n/a	n/a	(11)	420,000	840,000	(12)	—	—	—	—	—	—	—
Cristin Hubbard	3/17/2025	2/25/2025	—	—	—		—	—	—	—	30,880	71.55	954,810
	3/17/2025	2/25/2025	—	—	—		—	—	—	13,310	—	—	952,331
	3/17/2025(6)	2/25/2025	—	—	—		6,655	13,310	26,620	—	—	—	1,558,069
	3/17/2025(7)	2/25/2025	—	—	—		2,000	4,000	8,000	—	—	—	286,200
	3/17/2025(8)	2/25/2025	—	—	—		2,000	4,000	8,000	—	—	—	286,200
	3/17/2025(9)	2/25/2025	—	—	—		2,665	5,330	10,660	—	—	—	381,362
	n/a	n/a	(11)	402,000	804,000	(12)	—	—	—	—	—	—	—
(1)Annual Cash Incentive: Amounts represent potential payments under our 2025 cash incentive program, which were paid in 2026. For further discussion of our annual cash incentive plan, see the “Compensation Discussion and Analysis—Annual Cash Incentive Plan” section of this Proxy Statement and see the “Summary Compensation Table” above for amounts actually paid under the 2025 cash incentive program.
(2)Service-Based RSUs: The service-based RSUs vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter, subject to the recipient’s continued service as of each such date.
(3)Stock Options: Stock options vest 12/48ths on the 12-month anniversary of the date of grant, and 1/48th per month thereafter for the next three years, subject to the recipient’s continued service as of each such date, and remain exercisable until expiration of the stock option (10 years after the date of grant) or potentially earlier if the recipient’s continued service terminates. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(4)Stock options were granted at an exercise price equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of the grant.
(5)The amounts presented above represent the aggregate grant date fair value of the stock option grant, service-based RSU awards or performance-based RSU awards computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-based RSUs awards reflects the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. For valuation methodology and assumptions used in determining these values, see Notes 1 and 13, respectively, to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026.

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(6)Relative TSR Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on relative TSR compared to the performance of companies that make up the Nasdaq Biotechnology Index over the three-year performance period of 2025 through 2027. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2027. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service as of such date. For further discussion of the performance-based RSU awards granted in 2025, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(7)Revenue CAGR Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on the three-year cumulative revenue CAGR achieved over the three-year performance period of 2025 through 2027. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2027. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service as of such date.
(8)Development Goals Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on the number and nature of product development regulatory activities over the three-year performance period of 2025 through 2027. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2027. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service as of such date.
(9)Innovation Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on incremental innovation revenue achieved over the five-year performance period of 2025 through 2029. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2029. The earned performance-based RSUs, if any, vest in full on the fifth anniversary of the grant date subject to the recipient’s continued service as of such date.
(10)Five-Year Relative TSR Performance-Based RSUs: Amounts represent the potential numbers of performance-based RSUs that may be earned based on relative TSR compared to the performance of companies that make up the Nasdaq Biotechnology Index over the five-year performance period of 2025 through 2029. The number of performance-based RSUs that will be earned will not be determined until after the performance period ends on December 31, 2029. The earned performance-based RSUs, if any, vest in full on the fifth anniversary of the grant date subject to the recipient’s continued service as of such date.
(11)The potential payouts under our 2025 cash incentive program are performance-driven and completely at risk; therefore, the minimum possible payout is zero.
(12)The maximum achievement for corporate goals under the 2025 cash incentive program is 200%. For further discussion of our annual cash incentive plan, see “Compensation Discussion and Analysis—Annual Cash Incentive Plan” and “Summary Compensation Table” sections of this Proxy Statement for amounts actually paid under the 2025 cash incentive program.
The number of stock options and RSUs granted to the CEO is determined based on recommendations by the Compensation Committee and is approved by the Board and the number of stock options and RSUs granted to the other NEOs is determined based on a recommendation from the CEO and is approved by the Compensation Committee. See the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement for additional information regarding grant practices.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding unexercised stock options and unvested stock awards as of the end of fiscal year 2025 for each of the NEOs. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Alexander Hardy	12/1/2023	75,264	75,265	92.42	11/30/2033	50,113		2,978,216	—		—
	3/15/2024	19,271	24,779	83.87	3/14/2034	24,585		1,461,087	—		—
	3/15/2024	—	—	—	—	—		—	47,200	(5)	2,805,096
	3/15/2024	—	—	—	—	—		—	31,470	(6)	1,870,262
	3/17/2025	—	61,750	71.55	3/16/2035	44,360		2,636,315	—		—
	3/17/2025	—	—	—	—	—		—	53,230	(7)	3,163,459
	3/17/2025	—	—	—	—	—		—	15,970	(8)	949,097
	3/17/2025	—	—	—	—	—		—	15,970	(9)	949,097
	3/17/2025	—	—	—	—	—		—	21,290	(10)	1,265,265
	3/17/2025	—	—	—	—	—		—	29,570	(11)	1,757,345
Brian R. Mueller	3/15/2016	7,000	—	83.43	3/14/2026	—		—	—		—
	3/22/2017	7,740	—	87.42	3/21/2027	—		—	—		—
	3/15/2018	9,120	—	83.57	3/14/2028	—		—	—		—
	3/15/2019	9,650	—	94.53	3/14/2029	—		—	—		—
	3/16/2020	9,600	—	73.82	3/15/2030	—		—	—		—
	6/29/2020	13,230	—	122.18	6/28/2030	—		—	—		—
	3/15/2021	24,890	—	78.39	3/14/2031	—		—	—		—
	3/15/2022	24,862	1,658	78.27	3/14/2032	2,760		164,027	—		—
	3/15/2023	15,103	6,867	87.74	3/14/2033	4,815		286,155	—		—
	3/15/2023	—	—	—	—	6,683	(12)	397,171	—		—
	3/15/2023	—	—	—	—	2,569	(13)	152,676	—		—
	3/15/2023	—	—	—	—	7,230	(14)	429,679	—		—
	3/15/2024	11,173	14,367	83.87	3/14/2034	8,550		508,127	—		—
	3/15/2024	—	—	—	—	—		—	13,680	(5)	813,002
	3/15/2024	—	—	—	—	—		—	9,120	(6)	542,002
	3/17/2025	—	38,590	71.55	3/16/2035	16,640		988,915	—		—
	3/17/2025	—	—	—	—	—		—	16,640	(7)	988,915
	3/17/2025	—	—	—	—	—		—	4,990	(8)	296,556
	3/17/2025	—	—	—	—	—		—	4,990	(9)	296,556
	3/17/2025	—	—	—	—	—		—	6,660	(10)	395,804
Gregory R. Friberg, M.D.	9/30/2024	15,577	34,273	70.29	9/29/2034	19,828		1,178,378	—		—
	9/30/2024	—	—	—	—	—		—	25,430	(5)	1,511,305
	9/30/2024	—	—	—	—	—		—	16,950	(6)	1,007,339
	3/17/2025	—	41,170	71.55	3/16/2035	17,750		1,054,883	—		—
	3/17/2025	—	—	—	—	—		—	17,750	(7)	1,054,883
	3/17/2025	—	—	—	—	—		—	5,330	(8)	316,762
	3/17/2025	—	—	—	—	—		—	5,330	(9)	316,762
	3/17/2025	—	—	—	—	—		—	7,100	(10)	421,953

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Executive Compensation

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
C. Greg Guyer, Ph.D.	5/4/2020	64,150	—	90.36	5/3/2030	—		—	—		—
	3/15/2021	25,650	—	78.39	3/14/2031	—		—	—		—
	3/15/2022	24,862	1,658	78.27	3/14/2032	2,760		164,027	—		—
	3/15/2023	13,970	6,350	87.74	3/14/2033	4,450		264,464	—		—
	3/15/2023	—	—	—	—	6,176	(12)	367,040	—		—
	3/15/2023	—	—	—	—	2,371	(13)	140,909	—		—
	3/15/2023	—	—	—	—	6,675	(14)	396,695	—		—
	3/15/2024	10,337	13,293	83.87	3/14/2034	7,913		470,270	—		—
	3/15/2024	—	—	—	—	—		—	12,660	(5)	752,384
	3/15/2024	—	—	—	—	—		—	8,440	(6)	501,589
	3/17/2025	—	30,880	71.55	3/16/2035	13,310		791,013	—		—
	3/17/2025	—	—	—	—	—		—	13,310	(7)	791,013
	3/17/2025	—	—	—	—	—		—	4,000	(8)	237,720
	3/17/2025	—	—	—	—	—		—	4,000	(9)	237,720
	3/17/2025	—	—	—	—	—		—	5,330	(10)	316,762
Cristin Hubbard	5/20/2024	13,268	20,252	77.05	5/19/2034	13,368		794,460	—		—
	5/20/2024	—	—	—	—	—		—	17,620	(5)	1,047,157
	5/20/2024	—	—	—	—	—		—	11,750	(6)	689,303
	3/17/2025	—	30,880	71.55	3/16/2035	13,310		791,013	—		—
	3/17/2025	—	—	—	—	—		—	13,310	(7)	791,013
	3/17/2025	—	—	—	—	—		—	4,000	(8)	237,720
	3/17/2025	—	—	—	—	—		—	4,000	(9)	237,720
	3/17/2025	—	—	—	—	—		—	5,330	(10)	316,762
(1)All stock options vest over a four-year period. Stock options vest at the rate of 12/48ths on the 12-month anniversary of the grant date and 1/48th each month thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of stock options granted under the Amended and Restated 2006 Share Incentive Plan (2006 Plan) and the 2017 Plan is ten years.
(2)Represents the closing market price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(3)Represents service-based RSUs. Except for the service-based RSUs granted to Mr. Hardy in connection with his appointment as CEO on December 1, 2023 that was intended to “make whole” award for equity forfeited at his prior employer (the Three-Year RSUs), and the sign-on grant of service-based RSUs awarded to each of Dr. Friberg and Ms. Hubbard as of their respective appointments (the Sign-On Grants), the service-based RSUs vest over a four-year period, vesting at the rate of one fourth on the anniversary of the grant date and one fourth each anniversary of the grant date thereafter, subject to the recipient’s continued service as of each such date. In connection with his appointment as CEO on December 1, 2023, Mr. Hardy received a grant of Three-Year RSUs, consisting of 47,332 service-based RSUs. The Three-Year RSUs vest over a three-year period, vesting at the rate of one third on the anniversary of the grant date and one third each anniversary of the grant date thereafter, subject to the recipient’s continued service as of each such date. In connection with their appointments on September 30, 2024 and May 20, 2024, Dr. Friberg and Ms. Hubbard were each awarded the Sign-On Grants, consisting of 7,870 serviced-based RSUs and 4,700 service-based RSUs, respectively, as a “make whole” component for equity forfeited at their respective prior employers. The Sign-On Grants vest over a two-year period, vesting at the rate of one half on each anniversary of the grant date, subject to the recipient’s continued service as of each such date. The retirement benefit applicable to certain of the Company’s senior executives at the Senior Vice President level or above, providing for continued vesting of equity awards upon attaining specified age and service requirements, is not applicable to the service-based RSUs granted to Mr. Hardy. For a description of acceleration and extended vesting terms applicable to certain of the awards, please see the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” and “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” sections of this Proxy Statement.
(4)The value of RSUs shown in the table that have not yet vested was calculated using $59.43, the closing price of our common stock on December 31, 2025.
(5)Represents unearned relative TSR performance-based RSUs over the three-year performance period of 2024 through 2026. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the Company’s performance as compared to the relative TSR performance of companies that made up the Nasdaq Biotechnology Index over a three-year performance period commencing on the first day of the year of grant through the last day of the third year following the year of grant. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2024, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2025 Annual Meeting.

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(6)Represents unearned strategic goals performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the number and nature of product development regulatory activities over the three-year performance period of 2024 through 2026. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion of the performance-based RSU awards granted in 2024, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2025 Annual Meeting.
(7)Represents unearned relative TSR performance-based RSUs over the three-year performance period of 2025 through 2027. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the Company’s performance as compared to the relative TSR performance of companies that made up the Nasdaq Biotechnology Index over a three-year performance period commencing on the first day of the year of grant through the last day of the third year following the year of grant. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(8)Represents unearned revenue CAGR performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the level of the three-year cumulative revenue CAGR achieved over the three-year performance period of 2025 through 2027. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(9)Represents unearned development goals performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the number and nature of product development regulatory activities over the three-year performance period of 2025 through 2027. The earned performance-based RSUs, if any, vest in full on the third anniversary of the grant date subject to the recipient’s continued service. For further discussion, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(10)Represents unearned innovation performance-based RSUs. The numbers of performance-based RSUs reflected in this table are the target numbers of RSUs granted to the NEOs. Under the terms of these awards, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the incremental innovation revenue achieved over the five-year performance period of 2025 through 2029. The earned performance-based RSUs, if any, vest in full on the fifth anniversary of the grant date subject to the recipient’s continued service. For further discussion, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(11)Represents unearned relative TSR performance-based RSUs over the five-year performance period of 2025 through 2029. The number of performance-based RSUs reflected in this table is the target number of RSUs granted to the CEO. Under the terms of this award, the number of performance-based RSUs that will be earned, if any, are calculated by multiplying the target number of performance-based RSUs by a multiplier. The multiplier will be determined based on the Company’s performance as compared to the relative TSR performance of companies that made up the Nasdaq Biotechnology Index over a five-year performance period commencing on the first day of the year of grant through the last day of the fifth year following the year of grant. The earned performance-based RSUs, if any, vest in full on the fifth anniversary of the grant date subject to the recipient’s continued service. For further discussion, see the “Compensation Discussion and Analysis—Equity Compensation” section of this Proxy Statement.
(12)Represents actual number of earned relative TSR performance-based RSUs for the three-year performance period from 2023 to 2025. These RSUs vested in full in March 2026. For further discussion of the performance-based RSU awards granted in 2023, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2024 Annual Meeting and the “Compensation Discussion and Analysis—Equity Compensation—Performance-Based RSUs Earned for 2023 Through 2025 Performance Period” section of this Proxy Statement.
(13)Represents actual number of earned core operating margin performance-based RSUs for the three-year performance period from 2023 to 2025. These RSUs vested in full in March 2026. For further discussion of the performance-based RSU awards granted in 2023, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2024 Annual Meeting and the “Compensation Discussion and Analysis—Equity Compensation—Performance-Based RSUs Earned for 2023 Through 2025 Performance Period” section of this Proxy Statement.
(14)Represents actual number of earned strategic goals performance-based RSUs for the three-year performance period from 2023 to 2025. These RSUs vested in full in March 2026. For further discussion of the performance-based RSU awards granted in 2023, see the “Compensation Discussion and Analysis—Equity Compensation” section of the Proxy Statement for the Company’s 2024 Annual Meeting and the “Compensation Discussion and Analysis—Equity Compensation—Performance-Based RSUs Earned for 2023 Through 2025 Performance Period” section of this Proxy Statement.
Options Exercised and Stock Vested
The following table sets forth the number and value of stock options exercised and share awards that vested in fiscal year 2025 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)
Alexander Hardy	—	—	40,825	2,364,690
Brian R. Mueller	—	—	40,613	2,820,167
Gregory R. Friberg, M.D.	—	—	9,232	500,005
C. Greg Guyer, Ph.D.	—	—	52,134	3,640,550
Cristin Hubbard	—	—	6,022	360,898
(1)The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.
(2)The value realized on vesting of service-based RSUs and performance-based RSUs was calculated as the product of the closing price of a share of our common stock on the vesting date, multiplied by the number of shares vested.

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Executive Compensation
Pension Benefits
There is no retirement pension plan provided for the NEOs.
Nonqualified Deferred Compensation
The following table shows for the fiscal year ended December 31, 2025, certain information regarding nonqualified deferred compensation benefits for the NEOs who participate in the Nonqualified Deferred Compensation Plan. See the “Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plan” section of this Proxy Statement for further information regarding our Nonqualified Deferred Compensation Plan.

Name	Executive Contributions in 2025 ($)	Aggregate Earnings (Loss) in 2025 ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at December 31, 2025 ($)(1)
Alexander Hardy	770,942(1)	199,573	—	1,493,885
(1)Amount includes cash contributions of (a) $750,750, reflecting 50% of the payments under the 2024 annual cash incentive plan that was paid in March 2025 and (b) $20,192, reflecting contribution of salary. To the extent amounts reflect contributions of salary, bonus, equity awards, or other remuneration, the amounts are reported as compensation for the NEO in the “Summary Compensation Table” in this Proxy Statement and/or were previously reported as compensation for the NEO in the Company’s Summary Compensation Tables for previous years.
Potential Payments upon Termination or Change in Control
We entered into employment agreements with Mr. Hardy and with each of our other executive officers, including the NEOs, upon their respective dates of hire, and we have amended the agreements from time to time. The following discussion is based on the employment and equity award agreements with our NEOs. The amount and type of compensation payable to each NEO upon termination of employment under various circumstances and upon a change in control are described below.
Payments on Termination
The amount and type of compensation payable to each NEO upon termination of employment under various circumstances are described below. There are three general categories of terminations, which are:
•voluntary termination of employment by the NEO for reasons not constituting constructive termination, which we refer to as voluntary termination; retirement of the NEO; and termination of the NEO’s employment by us for cause (as such term is defined in the employment agreements and in our stock plans), which we refer to as termination for cause;
•termination of the NEO’s employment by us for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or resignation by the NEO for a good reason specified in the NEO’s employment agreement (e.g., a change in work location of more than a specified distance from the previous location) constituting constructive termination, which we refer to as involuntary termination without cause; and
•termination of the NEO’s employment or resignation by the NEO for a good reason in connection with a change in control that occurs within 12 months of such change in control, which we refer to as termination in connection with a change in control.
Compensation upon Voluntary Termination, Retirement or Termination for Cause
Except as described above under the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement, awards held by our NEOs will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause. A termination of employment due to voluntary termination, retirement, or termination for cause does not entitle the NEOs to any payments or benefits other than the accrued salary and vacation pay and benefits described above. Other than the retirement benefits described above, such compensation and benefits are available to salaried employees generally, except that any amounts payable to the NEOs upon termination under our Nonqualified Deferred Compensation Plan would not be applicable to certain employees as only employees with the title of CEO, vice president, and executive director are entitled to participate in our Nonqualified Deferred Compensation Plan.

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Compensation upon Involuntary Termination without Cause
Each of the NEOs’ employment agreements includes specific benefits upon an involuntary termination without cause. For each of the NEOs, these benefits consist of:
•150% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
•the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
•an additional 12 months of vesting of the NEO’s unvested service-based vesting equity awards and target amounts of performance-based equity awards that have not vested (in the case of Mr. Hardy, the Three-Year RSUs, which was intended as “make whole” compensation for the potential equity forfeited by Mr. Hardy in connection with his departure from his prior employer, would vest in full upon termination without cause);
•paid premiums under COBRA for 18 months; and
•outplacement services and legal advice consistent with the NEO’s position.
The NEOs are eligible to receive the respective termination benefits described above within 45 days of their termination date, provided that they execute a standard form severance and release agreement and allow such release to become fully effective. The cash portions of the termination benefits are payable to the NEO in one lump sum on the 60th day after termination. In addition, if an NEO becomes disabled while employed by us, and if (a) the NEO is eligible to receive benefits under our Long-Term Disability Plan, then we will pay the NEO additional compensation so that the total received by the NEO (after taking into consideration the amounts payable to the NEO under the Long-Term Disability Plan) equals the cash portions of the termination benefits as described above; or (b) the NEO is not eligible to receive benefits under our Long-Term Disability Plan, then the NEO will be entitled to the full termination benefits described above.
Compensation upon Termination of Employment in Connection with Change in Control
Each of the NEOs who is involuntarily terminated in connection with a change in control is entitled to certain benefits. For each of the NEOs, these benefits consist of:
•200% of the NEO’s current annual base salary and target annual cash incentive for the year of termination;
•the NEO’s target annual cash incentive for the year of termination, pro-rated for the year in which termination occurs;
•100% vesting of all the NEO’s unvested service-based vesting equity awards and target amounts of performance-based equity awards that have not vested;
•paid premiums under COBRA for 24 months; and
•outplacement services and legal advice consistent with the NEO’s position.
The payment terms, requirement to execute a release, and provision of termination benefits in the event an NEO becomes disabled as described above under “Compensation upon Involuntary Termination without Cause” apply equally to termination benefits for NEOs in connection with a change in control. If termination compensation payable to an NEO as the result of a change in control as described above would result in a parachute payment under Section 280G of the Code, which would be subject to an excise tax under Section 4999 of the Code, or interest or penalties are incurred with respect to such excise tax, we will determine, before any such termination compensation is paid to the NEO, which of the following two alternative forms of payment would result in his or her receipt, on an after-tax basis, of the greater amount of the termination compensation notwithstanding that all or some portion of the termination compensation may be subject to the excise tax: (i) payment in full of the entire amount of the termination compensation, or (ii) payment of only a part of the termination compensation so that the NEO receives the largest payment possible without the imposition of the excise tax.
Change in Control — Continued Employment
Upon a change in control without termination of employment, each of the NEOs other than Mr. Hardy, is entitled to 100% vesting of all the NEO’s unvested service-based vesting equity awards and target amounts of performance-based equity awards that have not vested. Pursuant to his employment agreement, Mr. Hardy’s unvested equity awards that have not vested will only vest upon a both a change-in-control and a qualifying termination of employment (commonly referred to as a “double trigger”).

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Executive Compensation
Estimated Potential Payments on Termination or Change in Control
The table below sets forth the estimated current value of payments and benefits to each of the NEOs upon an involuntary termination or a change in control of the Company as described above. The amounts shown assume that the triggering events occurred on December 31, 2025 and do not include (i) benefits earned during the term of the NEOs employment that are available to all salaried employees, such as accrued vacation; (ii) benefits paid by insurance providers under life and disability policies; and (iii) benefits previously accrued under the Nonqualified Deferred Compensation Plan (if any). The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s separation from the Company. Per SEC rules, the value of accelerated stock options shown in the table below is the aggregate spread between $59.43, the closing price of our common stock on December 31, 2025, and the exercise prices of the accelerated stock options, if less than $59.43. For performance-based RSU grants for which the numbers of RSUs actually earned had been determined by December 31, 2025 (the measurement date for the table below), the numbers of RSUs actually earned by each NEO are used in the calculation of market values of stock awards in the table below. For performance-based RSU grants for which the numbers of RSUs actually earned had not been determined by December 31, 2025 (e.g., performance-based RSUs granted on March 17, 2025 with three-year or five-year performance periods ending December 31, 2027 or December 31, 2029), the target numbers of RSUs granted to each NEO are used in the calculation of market values of stock awards in the “Change in Control—Continued Employment” and “Change in Control-Terminated” columns of the table below (because the numbers of RSUs that will be actually earned were not determined as of December 31, 2025, the measurement date for the table below).

Executive Benefits and Payments Upon Termination or Change in Control(1)	Involuntary Termination Without Cause		Change in Control-Continued Employment		Change in Control-Terminated
Alexander Hardy:
Cash Severance	$3,622,500		$—		$4,830,000
Cash Incentive	1,265,000		—		1,265,000
Stock award vesting acceleration	2,454,340	(2)	—	(3)	19,835,238	(4)
Benefits and Perquisites:
COBRA Premiums	89,728		—		119,637
Outplacement Services	125,000	(5)	—		125,000	(5)
Total	$7,556,568		$—		$26,174,875
Brian R. Mueller:
Cash Severance	1,740,000		—		$2,320,000
Cash Incentive	435,000		—		435,000
Stock award vesting acceleration	1,868,895	(6)	6,425,274	(7)	6,425,274	(7)
Benefits and Perquisites:
COBRA Premiums	89,728		—		119,637
Outplacement Services	25,000	(5)	—		25,000	(5)
Total	$4,158,623		$6,425,274		$9,324,912
Gregory R. Friberg, M.D.:
Cash Severance	$1,696,800		—		$2,262,400
Cash Incentive	424,200		—		424,200
Stock award vesting acceleration	812,408	(8)	6,862,263	(9)	6,862,263	(9)
Benefits and Perquisites:
COBRA Premiums	89,728		—		119,637
Outplacement Services	25,000	(5)	—		25,000	(5)
Total	$3,048,136		$6,862,263		$9,693,600
C. Greg Guyer, Ph.D.:
Cash Severance	$1,680,000		—		$2,240,000
Cash Incentive	420,000		—		420,000
Stock award vesting acceleration	1,708,613	(10)	5,584,815	(11)	5,584,815	(11)
Benefits and Perquisites:
COBRA Premiums	63,334		—		84,445
Outplacement Services	25,000	(5)	—		25,000	(5)
Total	$3,896,946		$5,584,815		$8,354,260

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Executive Benefits and Payments Upon Termination or Change in Control(1)	Involuntary Termination Without Cause		Change in Control-Continued Employment		Change in Control-Terminated
Cristin Hubbard:
Cash Severance	$1,608,000		$—		$2,144,000
Cash Incentive	402,000		—		402,000
Stock award vesting acceleration	555,671	(12)	4,914,148	(13)	4,914,148	(13)
Benefits and Perquisites:
COBRA Premiums	29,624		—		39,498
Outplacement Services	25,000	(5)	—		25,000	(5)
Total	$2,620,294		$4,914,148		$7,524,646

(1)No incremental benefits are due should the death of any of our NEOs occur, except for amounts due for services previously rendered and those due under the life insurance policies, as discussed above. Additionally, as is the case for all our employees as described above under the “Compensation Discussion and Analysis—Retirement, Severance and Change in Control Arrangements” section of this Proxy Statement, if any NEO dies while employed by us, all such NEO’s unvested equity awards with service-based vesting will vest in full and all his unvested equity awards with performance-based vesting will vest in full as if the target values had been achieved, and such vested options will remain exercisable for one year after death
(2)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 41,298 service-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $59.43.
(3)All of Mr. Hardy’s equity awards are subject to double-trigger vesting.
(4)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 119,085 service-based RSUs and 214,700 performance-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $59.43.
(5)Pursuant to the NEO’s employment agreement, the Company will provide outplacement services and legal advice consistent with the NEO’s position in the event of his involuntary termination without cause or in connection with a change in control. The NEO will be provided with a separate notice describing available outplacement services and legal advice at the time of his termination. The amount included in the table above represents an estimate of the Company’s cost for such services as of December 31, 2025.
(6)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 12,177 service-based RSUs and 19,270 performance-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $59.43.
(7)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 32,765 service-based RSUs and 75,350 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $59.43.
(8)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 13,670 service-based RSUs that would vest upon termination. Excludes all stock options as their exercise prices are greater than $59.43.
(9)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 37,578 service-based RSUs and 77,890 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $59.43.
(10)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 10,950 service-based RSUs and 17,800 performance-based RSUs. Excludes all stock options as their exercise prices are greater than $59.43.
(11)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 28,433 service-based RSUs and 65,540 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $59.43.
(12)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 9,350 service-based RSUs. Excludes all stock options as their exercise prices are greater than $59.43.
(13)Based on the closing price of our common stock on December 31, 2025, $59.43. Relates to 26,678 service-based RSUs and 56,010 performance-based RSUs that would vest upon a change in control. Excludes all stock options as their exercise prices are greater than $59.43.
2025 CEO Pay Ratio
As required by the Dodd-Frank Act and SEC Regulation S-K of the Exchange Act, we are providing the following information about our 2025 CEO pay ratio, the relationship of the annual total compensation of our CEO to the annual total compensation of our median-paid employee for 2025. Our CEO pay ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Our CEO pay ratio for 2025, calculated as described below, was 109 to 1. This ratio was based on the following:
•the annual total compensation of our CEO, determined as described below, was $21,927,563; and
•the median of the annual total compensation of all employees (other than our CEO), determined in accordance with SEC rules and as described below, was $201,036.

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Executive Compensation
Methodology for Determining our Median Employee
Consistent with SEC rules under Item 402(u), we assessed whether any changes in our employee population, workforce structure, or compensation programs in 2025 would require us to identify a new median employee. Based on this assessment, we did not identify any changes that we reasonably believe would materially affect our pay ratio calculation. However, although the population and compensation were generally consistent, the median employee used in 2024 changed roles in 2025, which made their compensation anomalous. Consistent with SEC rules, for 2025, we chose to use a substitute employee who was adjacent to the initial median employee. A description of the methodology we used to identify the median employee in 2024 can be found in our Proxy Statement for the 2025 Annual Meeting.
Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (PEO) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(1)(2)(3) ($)	Compensation Actually Paid to PEO 2(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		GAAP Net Income (Loss) ($ Millions)	Total Revenues ($ Millions)(5)
							TSR ($)	Peer Group TSR ($)
2025	—	21,927,563	—	12,209,116	6,352,943	3,731,035	67.77	124.75	348.9	3,221
2024	—	14,853,605	—	2,421,839	6,566,982	1,711,776	74.96	93.49	426.9	2,854
2023	21,976,020	17,875,236	15,757,509	18,518,864	6,321,622	5,564,948	109.96	94.03	167.6	2,419
2022	18,351,880	—	34,379,532	—	6,114,555	10,821,939	118.02	89.90	141.6	2,096
2021	18,262,538	—	18,390,254	—	5,510,297	5,670,256	100.75	100.02	(64.1)	1,846
(1)Jean-Jacques Bienaimé was our PEO for each year presented until November 30, 2023 (PEO 1), and Alexander Hardy has been our PEO since December 1, 2023 (PEO 2). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Brian R. Mueller	Brian R. Mueller	Brian R. Mueller	Brian R. Mueller	Brian R. Mueller
Jeff Ajer	Jeff Ajer	Jeff Ajer	G. Eric Davis	Cristin Hubbard
Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.	Henry J. Fuchs, M.D.	Gregory R. Friberg, M.D.
C. Greg Guyer, Ph.D.	G. Eric Davis	C. Greg Guyer, Ph.D.	Cristin Hubbard	C. Greg Guyer, Ph.D.
Gregory R. Friberg, M.D.
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2025	21,927,563	(18,742,939)	9,024,492	12,209,116

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	6,352,943	(5,062,936)	2,441,028	3,731,035

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Executive Compensation
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2025	11,098,209	(1,508,115)	(565,602)	—	9,024,492

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	2,991,701	(490,906)	(59,767)	—	2,441,028
(4)The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Total Revenues to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Description of Relationship Between Compensation Actually Paid, Company TSR, and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the Nasdaq Biotechnology Index over the same period.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

■	PEO 1 Compensation Actually Paid	■	PEO 2 Compensation Actually Paid	■	Average Non-PEO NEO Compensation Actually Paid	BioMarin TSR	Nasdaq Biotechnology Index TSR

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Executive Compensation
Description of Relationship Between Compensation Actually Paid and GAAP Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our GAAP Net Income (Loss) during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus GAAP Net Income (Loss)

■	PEO 1 Compensation Actually Paid	■	PEO 2 Compensation Actually Paid	■	Average Non-PEO NEO Compensation Actually Paid	GAAP Net Income (Loss)

Description of Relationship Between Compensation Actually Paid and Total Revenues
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Total Revenue ($ in Millions) during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Total Revenues

■	PEO 1 Compensation Actually Paid	■	PEO 2 Compensation Actually Paid	■	Average Non-PEO NEO Compensation Actually Paid	Total Revenues

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Executive Compensation
Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Total Revenues
Non-GAAP Diluted EPS
Relative TSR
Revenue CAGR
Core Operating Margin
Incremental Revenue Attained from New Products and Programs and/or the Acceleration of Existing Programs
Number of Product Regulatory Approvals by the FDA and EMA and IND/CTAs submitted to the FDA and EMA and Number of Development Programs that Achieve Proofs of Concept or Meet Clinical Milestones
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information regarding the ownership of shares of our common stock as of April 7, 2026 (except as otherwise noted) by: (i) each current director and each nominee for director; (ii) each of the NEOs; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted, the entities and individuals in this table have sole dispositive and voting power with respect to all the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The information with respect to each entity and individual specified was supplied or confirmed by such entity or individual or based upon statements filed with the SEC. Except as otherwise indicated, the mailing address for each stockholder in the table below is c/o BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options and Restricted Stock Units(2)	Total Number of Shares Beneficially Owned(3)	Percentage of Total Shares Outstanding(4)
The Vanguard Group(5)	18,992,533	—	18,992,533	9.8%
BlackRock, Inc.(6)	17,560,751	—	17,560,751	9.1%
PRIMECAP Management Company(7)	15,795,383	—	15,795,383	8.2%
Dodge & Cox(8)	13,994,063	—	13,994,063	7.2%
Alexander Hardy	52,422	135,948	188,370	*
Brian R. Mueller	83,986	143,230	227,216	*
Gregory R. Friberg, M.D.	2,808	32,777	35,585	*
C. Greg Guyer, Ph.D.	51,667	154,211	205,878	*
Cristin Hubbard	6,029	31,789	37,818	*
Elizabeth McKee Anderson	27,800	6,650	34,450	*
Barbara W. Bodem	6,905	6,650	13,555	*
Ian T. Clark	—	7,000	7,000	*
Athena Countouriotis, M.D.	6,900	6,650	13,550	*
Willard Dere, M.D.	32,300	21,440	53,740	*
Mark J. Enyedy	6,900	6,650	13,550	*
Maykin Ho, Ph.D.	21,360	6,650	28,010	*
Robert J. Hombach	35,220	6,650	41,870	*
Richard A. Meier	127,356	16,000	143,356	*
Timothy P. Walbert	3,546	6,650	10,196	*
All executive officers and directors as a group (17 persons)	512,129	805,688	1,317,817	*
*     Represents less than 1% of our common stock outstanding on April 7, 2026.
(1)Represents the number of shares of our common stock owned directly or indirectly by each entity and person and excludes shares of our common stock underlying stock options and RSUs held by our directors and officers, which are reported in the column titled “Number of Shares Subject to Options and Restricted Stock Units.”
(2)Represents shares of our common stock subject to stock options that are or will become exercisable and RSUs that will vest within 60 days of April 7, 2026.
(3)Equals the sum of the number of shares under the table columns titled “Number of Shares Beneficially Owned” and “Number of Shares Subject to Options and Restricted Stock Units.”
(4)The calculation of percentages is based upon 193,270,028 shares of our common stock outstanding on April 7, 2026, plus for each of the individuals listed above, the number of shares subject to stock options and RSUs reflected in the column under the heading “Number of Shares Subject to Options and Restricted Stock Units.”

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Stock Ownership Information
(5)Based solely upon information contained in the Schedule 13G/A filed with the SEC on July 10, 2024 by The Vanguard Group (Vanguard). Vanguard, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 18,551,224 shares, shared dispositive power over 441,309 shares, sole voting power over 0 shares and shared voting power over 124,511 shares. Vanguard subsequently reported on a Schedule 13G/A filed on March 26, 2026 that, due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over the securities beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis). The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Based solely upon information contained in the Schedule 13G/A filed with the SEC on January 21, 2026, by BlackRock, Inc. (BlackRock). BlackRock, as a parent holding company or control person, may be deemed to beneficially own the indicated shares and has sole dispositive power over 17,560,751 shares and sole voting power over 16,727,815 shares. BlackRock reported securities beneficially owned, or deemed to be beneficially owned, by certain business units of BlackRock and its subsidiaries and affiliates. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(7)Based solely upon information contained in the Schedule 13G/A filed with the SEC on August 13, 2025, by PRIMECAP Management Company (PRIMECAP). PRIMECAP, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 15,795,383 shares and sole voting power over 15,087,400 shares. The address for PRIMECAP is 177 East Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(8)Based solely upon information contained in the Schedule 13G/A filed with the SEC on February 13, 2024, by Dodge & Cox. Dodge & Cox, as a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3) or under the laws of any state, may be deemed to beneficially own the indicated shares and has sole dispositive power over 13,994,063 shares and sole voting power over 13,134,589 shares. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

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Stock Ownership Information
Equity Compensation Plan Information
The following table provides certain information with respect to all of BioMarin’s equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by stockholders	11,851,966	(2)	81.77	17,480,163	(3)
Equity compensation plans not approved by stockholders	—		—	—
Total	11,851,966		81.77	17,480,163
(1)The weighted average exercise price excludes RSU awards, which have no exercise price.
(2)Amount includes stock options to purchase shares, service-based RSUs and performance-based RSUs issued under the 2017 Plan and the 2006 Plan, outstanding as of December 31, 2025. Amount does not include any shares of common stock issuable under our 2006 Employee Stock Purchase Plan (the ESPP). For descriptions of the 2017 Plan, the 2006 Plan, and the ESPP, see Note 13 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026.
(3)Amount reflects reduction of securities available for issuance pursuant to the 2017 Plan and the 2006 Plan, such that each service-based RSU and performance-and market-based RSU granted on or after May 12, 2010 but prior to May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.62 shares, and each service-based RSU and performance-and market-based RSU granted on or after May 15, 2013 reduces the shares available for issuance under the 2017 Plan and the 2006 Plan by 1.92 shares. Furthermore, amount excludes 1,963,825 shares available for future issuance under the ESPP, of which an estimated 162,968 shares will be subject to purchase during the current ESPP offering period that commenced November 1, 2025 and ends April 30, 2026. The Company issues shares under the ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of the ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

106	2026 Proxy Statement

4
Approval of an Amendment to the 2017 Equity Incentive Plan
Purpose of Proposal
Our Board is requesting stockholder approval of an amendment to the BioMarin Pharmaceutical, Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan and, as amended if this proposal is approved, the Amended 2017 Plan).
The only difference between the terms of the 2017 Plan and the Amended 2017 Plan being presented for approval pursuant to this Proposal No. 4 is to increase the aggregate number of shares of common stock authorized for issuance by 7,650,000 shares, so that the total number of shares available for future awards under the 2017 Plan would increase from approximately 10,693,083 to 18,343,083, and the total number of shares reserved for issuance under the 2017 Plan would increase from 64,380,015 to 72,030,015 (with the limit on the number of such shares that may be granted as incentive stock options increasing to 72,030,015 as well).
Why the Board Believes You Should Vote for Proposal No. 4
•Attracting and retaining talent.
•Due to the acquisition of Inozyme and the pending acquisition of Amicus, we have an increasing need to retain and motivate our new and existing employees, including through equity compensation. This need did not exist and could not have been anticipated when we requested that our stockholders approve an increase in the aggregate number of shares common stock authorized for issuance under the 2017 Plan at the 2025 Annual Meeting. Since the remaining pool of shares available for grant under the 2017 Plan was originally intended for existing BioMarin employees only and is expected to be insufficient to accommodate the new employees joining BioMarin in connection with the acquisitions, we are requesting that our stockholders approve an increase in the number of shares available for grant under the 2017 Plan.
•A talented, motivated and effective management team and workforce are essential to the Company’s continued progress. Equity compensation has been an important component of total compensation at the Company for many years because it is effective at getting employees to think and act like owners.
•Our equity grant practices are broad-based so that employees at all levels of the organization are personally invested in the Company’s future. We also annually review our equity guidelines to help ensure they remain competitive and effective in retaining employees, while continuing to be cost sustainable and appropriate for the markets in which we operate. We make changes as needed to help ensure we wisely manage our share reserve.
•Our equity grant practices are broad-based so that employees at all levels of the organization are personally invested in the Company’s future.
•Virtually all employees receive equity grants as part of their new hire compensation packages
•68% of employees received equity grants as part of our most recent annual company-wide equity grant in March 2026.
•85% of the shares underlying our most recent annual company-wide equity grant in March 2026 were allocated to employees other than our NEOs.
•Between June 2017 (when the 2017 Plan was originally adopted) and March 2026, our employee headcount increased by approximately 32%. We anticipate the need to continue to hire new employees and we will need to incentivize both new and existing employees to continue advancing the Company’s goals that create long-term stockholder value. As our employee headcount and competition for top talent increases, so too will the demands on our equity compensation program.

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Proposal 4: Approval of an Amendment to The 2017 Equity Incentive Plan

•Demonstrating commitment to sound equity compensation practices.
•Our unadjusted average burn rate (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for the last three years (fiscal years 2023-2025) was only 2.0%, which is lower than the median of our 2025 Peer Group and the thresholds set by investors and proxy advisory firms. The following data, as disclosed in our Annual Reports on Form 10-K for fiscal years 2023-2025, was used for the burn rate calculation for the last three years:

Fiscal Year	Options Granted	Time-Based Full-Value Shares Granted	Performance Based Full-Value Shares Vested	Weighted-Average Number of Common Shares Outstanding, Basic
2025	791,700	3,033,951	360,642	191,787,000
2024	726,430	2,501,850	489,559	190,027,000
2023	704,589	2,150,561	480,286	187,834,000

•Limited shares remain available under the existing 2017 Plan and all our other equity compensation plans.
•On March 16, 2026, we made our annual company-wide equity grant, in which we granted awards covering 4,076,460 shares, including 751,440 options and 3,325,020 performance- and time-based RSUs (equivalent to a reduction in the 2017 Plan’s reserve of 6,384,038 shares because each share of common stock subject to an RSU award counts as 1.92 shares against the reserve).
•As of April 7, 2026, a total of 193,270,028 shares of our common stock were outstanding. As shown in the graphic below, as of April 7, 2026, the remaining pool of shares available for grant under all our equity-based plans was only 10,693,083 shares. As of April 7, 2026, the number of shares to be issued upon vesting, exercise, or settlement of outstanding awards under all of our equity-based plans was as follows:
•5,948,811 shares subject to outstanding options with a weighted average exercise price and term of $78.30 and 5.86 years, respectively; and
•7,963,326 subject to outstanding and unvested performance- and time-based RSUs.
•If the Amended 2017 Plan is approved, our total dilution is expected to be 16.7%, which approximates the median of our 2025 Peer Group.
•Failure to approve the Amended 2017 Plan would likely create a barrier to hiring the best talent as our offers would not be as competitive without equity grants. If we were unable to grant equity awards, we may need to limit those who may participate in the 2017 Plan and it would be necessary to replace components of compensation previously awarded in equity with cash, or with other instruments that may not necessarily align employee interests with those of stockholders as well as equity awards do. Additionally, replacing equity with cash will increase cash compensation expense and be a drain on cash flow that would be better utilized if reinvested in our core business. If the Amended 2017 Plan is approved, our ability to offer competitive compensation packages to attract new talent and retain our best performers will continue.
•Providing regular opportunity for stockholders to review our equity grant practices.
•We estimate that by adopting the Amended 2017 Plan, we will have a sufficient number of shares of common stock to cover awards granted under the Amended 2017 Plan for approximately two years, depending primarily on our growth and share price. At that time, we would ask that stockholders review our equity grant practices once more, and if they consider it appropriate, authorize additional shares for future equity grants.

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Proposal 4: Approval of an Amendment to The 2017 Equity Incentive Plan

Key Plan Features Representing Corporate Governance Best Practices
The Amended 2017 Plan, like the existing 2017 Plan, includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•Repricing is not allowed. The Amended 2017 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2017 Plan without prior stockholder approval.
•Restrictions on payment of dividends and dividend equivalents. The Amended 2017 Plan provides that dividends and dividend equivalents shall not be paid in respect of shares of common stock covered by a stock award until such shares of common stock vest.
•No liberal share recycling. The Amended 2017 Plan does not provide for “liberal” share recycling. For example, shares withheld on net exercises of options, shares withheld to meet tax obligations and shares repurchased by the Company using stock option proceeds do not return to the plan to be granted pursuant to future awards.
•Awards subject to forfeiture/clawback. Awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause. As noted under the “Compensation Discussion and Analysis—Highlights of Compensation Policies and Practices” section of this Proxy Statement, we maintain clawback policies, including a clawback policy that complies with the new SEC rules under the Dodd-Frank Act and Nasdaq listing rules.
•No liberal change in control definition. The change in control definition in the Amended 2017 Plan is not a “liberal” definition (for example, it does not provide for a change in control upon merely the signing of a definitive change in control agreement). A change in control transaction must actually occur in order for the change in control provisions in the Amended 2017 Plan to be triggered.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2017 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•Administration by independent committee. The Amended 2017 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2017 Plan requires stockholder approval of any material revisions to the Amended 2017 Plan. In addition, certain other amendments to the Amended 2017 Plan require stockholder approval.
•Limit on non-employee director aggregate compensation. The maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any one calendar year (beginning with the 2018 calendar year) may not exceed $1,000,000 in total value (calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,500,000.

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Proposal 4: Approval of an Amendment to The 2017 Equity Incentive Plan

Performance-based Awards and Section 162(m)
One of the reasons that approval of the 2017 Plan by our stockholders was originally required was so that certain awards granted thereunder could qualify as “performance-based compensation” within the meaning of Section 162(m). Section 162(m) disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” were previously not subject to this deduction limitation. Prior to the enactment of tax reform legislation, for compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the following terms were required to be disclosed to and approved by the stockholders before the compensation was paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable).
In connection with the U.S. Tax Cuts and Jobs Act enacted in December 2017, the exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, such that compensation paid to our covered employees in excess of $1,000,000 will generally not be deductible. Any description of provisions in the Amended 2017 Plan relating to Section 162(m) below is a factual description of plan provisions only, and should not be taken to imply that the “performance-based compensation” exception remains available for future grants, as it is indeed unavailable.
Board and Stockholder Approval
Pursuant to authority delegated to it by the Board, on April 10, 2017, the Compensation Committee adopted the original 2017 Plan. It was approved by our stockholders on June 6, 2017. On April 12, 2019, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock authorized for issuance by 11,000,000, and the amendment was approved by our stockholders on June 4, 2019. On April 5, 2021, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock authorized for issuance by 10,500,000, and the amendment was approved by our stockholders on May 25, 2021. On April 3, 2023, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock and authorized for issuance by 14,000,000, and the amendment was approved by our stockholders on May 23, 2023. On April 1, 2025, the Compensation Committee adopted an amendment to the 2017 Plan to increase the aggregate number of shares of common stock authorized for issuance by 8,000,000, and the amendment was approved by our stockholders on May 20, 2025. Pursuant to authority delegated to it by the Board, on April 14, 2026, the Compensation Committee adopted the Amended 2017 Plan.
If this Proposal No. 4 is approved by our stockholders, the Amended 2017 Plan will become effective as of the date of the Annual Meeting, June 2, 2026 (the Effective Date). In the event that our stockholders do not approve this Proposal No. 4, the Amended 2017 Plan will not become effective and the 2017 Plan will continue to be effective in accordance with its terms.
Stock Price
As of April 7, 2026, the closing price of our common stock as reported on the Nasdaq Global Select Market was $56.22 per share, and a total of 193,270,028 shares of our common stock were outstanding.
Description of the Amended 2017 Plan
The material features of the Amended 2017 Plan are described below. The following description of the Amended 2017 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2017 Plan. Stockholders are urged to read the actual text of the Amended 2017 Plan in its entirety, which is attached to this Proxy Statement as Appendix A.

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Purpose
The Amended 2017 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our Company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The terms of the Amended 2017 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the total number of shares that maybe issued under the Amended 2017 Plan will not exceed 72,030,015 shares, which is the sum of (i) 7,650,000 new shares, plus (ii) 8,000,000 shares added to the reserve in 2025, plus (iii) 14,000,000 shares added to the reserve in 2023, plus (iv) the 10,500,000 shares added to the reserve in 2021, plus (v) the 11,000,000 shares added to the reserve in 2019, plus (vi) the 5,250,000 shares originally reserved as new shares under the original 2017 Plan, plus (vii) 5,517,942 shares, which is the estimate of the number of shares subject to the available reserve of the 2006 Plan as of the effective date of the original 2017 Plan, plus (viii) 10,112,073 shares, which is the estimated maximum number of shares that were subject to outstanding stock awards granted under the 2006 Plan as of the effective date of the original 2017 Plan that subsequently (A) expire or terminate for any reason prior to exercise or settlement, or (B) are forfeited because of the failure to meet a contingency or condition required to vest such shares (Returning Shares). The number of Returning Shares included in the calculation of the Share Reserve above is the estimated maximum number, determined as if every outstanding stock award under the 2006 Plan as of the Effective Date subsequently expired, terminated or was forfeited. Such Returning Shares would previously have returned to the 2006 Plan, and will instead return to the Amended 2017 Plan, if approved. For every one share of common stock that is subject to a stock award other than an option or stock appreciation right, the shares available for issuance under the Amended 2017 Plan will be reduced by 1.92 shares. For every one share of common stock that is subject to an option or stock appreciation right, the shares available for issuance under the Amended 2017 Plan will be reduced by one share.
The following shares of our common stock will become available again for issuance under the Amended 2017 Plan: (A) any shares subject to a stock award that are not issued because the stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) any shares issued pursuant to a stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. Any shares that again become available for issuance will be added back as (a) one (1) share for every one (1) share that is subject to an award granted under the 2006 Plan prior to May 12, 2010; (b) one (1) share for every one (1) share that is subject to an option granted under the 2006 Plan on or after May 12, 2010; (c) 1.62 shares for every one (1) share that is subject to any award granted under the 2006 Plan on or after May 12, 2010 and prior to May 15, 2013 other than an option; (d) 1.92 shares for every one (1) share that is subject to any award granted under the 2006 Plan on or after May 15, 2013 other than an option; (e) one (1) share for every one (1) share that is subject to an Option or SAR granted under the Amended 2017 Plan; and (f) 1.92 shares for every one (1) share that is subject to an award granted under the Amended 2017 Plan other than an option or stock appreciation right.
The following shares of our common stock will not become available again for issuance under the Amended 2017 Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a stock award granted under the Amended 2017 Plan or a stock award granted under the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a stock award granted under the Plan or a stock award granted under the Prior Plans; and (D) in the event that a stock appreciation right granted under the Plan or a stock appreciation right granted under the Prior Plans is settled in shares of common stock, the gross number of shares of common stock subject to such award.

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Eligibility
As of April 7, 2026, approximately 3,210 employees, seven consultants and ten non-employee directors were eligible to participate in the Amended 2017 Plan. We have historically not granted equity awards to consultants. Incentive stock options may be granted under the Amended 2017 Plan only to our employees (including officers) and employees of our affiliates.
Section 162(m) Limits
Under the Amended 2017 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted performance-based compensation during any calendar year more than: (i) a maximum of 1,000,000 shares of our common stock subject to stock options and stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 1,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $10,000,000 subject to performance cash awards. Please see the section above in this proposal entitled “Performance-Based Awards and Section 162(m)” for more information about the inapplicability of certain previously available exemptions from the deduction limits of Section 162(m).
Non-Employee Director Compensation Limit
Under the Amended 2017 Plan, the maximum aggregate value of all compensation granted or paid, as applicable, to any of our non-employee directors for service on the Board with respect to any one calendar year (beginning with the 2018 calendar year) may not exceed $1,000,000 in total value (calculating the value of any stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $1,500,000.
Administration
The Amended 2017 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2017 Plan to a committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 4. Subject to the terms of the Amended 2017 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2017 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2017 Plan.
The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the Amended 2017 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

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Stock Options
Stock options may be granted under the Amended 2017 Plan pursuant to stock option agreements. The Amended 2017 Plan permits the grant of stock options that are intended to qualify as incentive stock options (ISOs) and nonstatutory stock options (NSOs).
The exercise price of a stock option granted under the Amended 2017 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the Amended 2017 Plan may not exceed 10 years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2017 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2017 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the Amended 2017 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2017 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2017 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2017 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000.

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The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2017 Plan is 72,030,015 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2017 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2017 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2017 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
RSU awards may be granted under the Amended 2017 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A RSU award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.
Dividend equivalents may be credited in respect of shares of our common stock covered by a RSU award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU award. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

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Performance Awards
The Amended 2017 Plan allows us to grant performance stock and cash awards, including, prior to the enactment of tax reform legislation (under the terms of the original 2017 Plan), such awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m). Please see the section above entitled “Performance-Based Awards and 162(m)” for further details on the elimination of the performance-based exemption. The provisions described below remain in the Amended 2017 Plan but will not be applicable to awards that are not considered to be “grandfathered” for purposes of relevant tax reform legislation, as described in more detail above.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m). The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m), our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2017 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.
Performance goals under the Amended 2017 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total shareholder return; (x) return on equity or average shareholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply);

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(xxxiii) shareholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the FDA of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an award is not intended to comply with Section 162(m), other measures of performance selected by the Board or the Compensation Committee.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m), any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the FDA or any other regulatory body; and (13) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m), to make other appropriate adjustments selected by the Board or the Committee.
In addition, our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2017 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

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Clawback Policies
Awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause. As noted under the “Compensation Discussion and Analysis—Highlights of Compensation Policies and Practices” section of this Proxy Statement, we maintain clawback policies, including a clawback policy that complies with the new SEC rules under the Dodd-Frank Act and Nasdaq listing rules, which among other things, allows us to recoup gains from sale of vested shares of Company common stock acquired pursuant to an option or other award granted under the Company’s equity incentive plans in the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2017 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to award limits in the Amended 2017 Plan; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transaction
In the event of a transaction (as defined in the Amended 2017 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:
•arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);
•arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);
•accelerate the vesting (and, if applicable, the exercisability), in whole or in part, of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;
•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration, if any, as the Plan Administrator may consider appropriate; and
•make a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A) the per share amount payable to holders of common stock in connection with the transaction, over (B) any per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

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The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants.
The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.
For purposes of the Amended 2017 Plan, a transaction generally will be deemed to occur in the event of the consummation of a change in control (as described below) or a corporate transaction, which is defined as: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control
Under the Amended 2017 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2017 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.
For purposes of the Amended 2017 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) we experience a complete liquidation or dissolution; or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination
The Plan Administrator will have the authority to amend or terminate the Amended 2017 Plan at any time. However, except as otherwise provided in the Amended 2017 Plan or an award agreement, no amendment or termination of the Amended 2017 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the Amended 2017 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2017 Plan after the tenth anniversary of the date the Amended 2017 Plan was adopted by our Board.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the Amended 2017 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2017 Plan. The Amended 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of the Code and the satisfaction of our tax reporting obligations.

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Proposal 4: Approval of an Amendment to The 2017 Equity Incentive Plan

Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
We have not granted incentive stock options since the second quarter of 2014, and we do not have any current intention to do so in the near future.
The Amended 2017 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

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Proposal 4: Approval of an Amendment to The 2017 Equity Incentive Plan

Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

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Proposal 4: Approval of an Amendment to The 2017 Equity Incentive Plan

New Plan Benefits
All awards under the Amended 2017 Plan are made in the discretion of the Plan Administrator, and no Awards have been granted under the Amended 2017 Plan subject to stockholder approval of this Proposal No. 4. Therefore, the benefits and amounts that will be received or allocated under the Amended 2017 Plan are not determinable at this time. Our past equity grants to our NEOs, and our current director compensation policy, are discussed above.
2017 Equity Incentive Plan Benefits
The following table shows, for each of the named executive officers and the various groups indicated, the number of shares of common stock underlying stock options that have been granted (even if not currently outstanding) under the 2017 Equity Incentive Plan since its approval by the stockholders in June 2017 and through April 7, 2026.
2017 Equity Incentive Plan

Name and Position	Number of shares subject to grant (#)
Alexander Hardy, President and Chief Executive Officer	345,529
Brian R. Mueller, Executive Vice President and Chief Financial Officer	223,710
Gregory R. Friberg, M.D., Executive Vice President, Chief Research & Development Officer	136,620
C. Greg Guyer, Executive Vice President, Chief Technical Officer	226,830
Cristin Hubbard, Executive Vice President, Chief Commercial Officer	101,080
Current Executive Officer Group (seven persons)	1,303,179
All Employees Other Than Current Executive Officer Group	5,477,810
Non-Executive Director Group (ten persons)	9,820
Nominees for Director (ten persons, consisting of Alexander Hardy and the Nominees set forth in this Proxy Statement)	350,439
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current 5% Holder or Future 5% Recipient	—

Registration with the SEC
If the Amended 2017 Plan is approved by stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s common stock added to the share reserve pursuant to the Amended 2017 Plan, as soon as reasonably practicable following stockholder approval.

The Board recommends a vote in favor of Proposal 4.

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Additional Information
Questions and Answers about these Proxy Materials and Voting
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the Proxy Availability Notice) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Proxy Availability Notice.
We intend to mail the Proxy Availability Notice on or about April 21, 2026 to all stockholders of record entitled to vote at the Annual Meeting. We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 21, 2026.
What does it mean if I receive more than one Proxy Availability Notice?
If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BMRN2026. Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders. Our virtual annual meeting will allow stockholders to submit questions and comments during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.biomarin.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.
The Annual Meeting webcast will begin promptly at 11:30 a.m. (Pacific Time) on June 2, 2026. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 11:15 a.m. (Pacific Time), and you should allow ample time for the check-in procedures.
You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/BMRN2026 two weeks prior to the date of the Annual Meeting. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

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Additional Information
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 193,270,028 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with BioMarin’s transfer agent, Computershare Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, or on the Internet as instructed below, or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend and vote at the Annual Meeting, which will be held virtually via the Internet. However, since you are not the stockholder of record, you may not be able to vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares during the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
1.To elect the ten nominees for director to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2.To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Proxy Statement; and
4.To approve an amendment to the 2017 Equity Incentive Plan, as amended.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“FOR” the election of all ten nominees for director;
•“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for BioMarin for the fiscal year ending December 31, 2026;
•“FOR” the approval, on an advisory basis, of the compensation of the Company’s NEOs as disclosed in this Proxy Statement; and
•“FOR” the approval of an amendment to the 2017 Equity Incentive Plan, as amended.

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Additional Information
How do I vote?
You may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal, and, with regard to the election of directors, on each individual nominee.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, which will be held virtually via the Internet, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote over the telephone, dial toll-free 1-866-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Time on June 1, 2026 to be counted.
•To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Time, on June 1, 2026 to be counted.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.
•To vote during the Annual Meeting, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2026 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from BioMarin. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote online at the Annual Meeting, which will be held virtually via the Internet, attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BMRN2026 and follow the instructions posted there. Please have your 16-digit control number to join the Annual Meeting. Additionally, you may need to request and obtain a valid proxy from your broker, bank or other nominee to vote your shares during the Annual Meeting. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares during the Annual Meeting.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you are a stockholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the ten nominees for director, “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm, “FOR” the advisory approval of the compensation of the NEOs and “FOR” the approval of an amendment to the 2017 Equity Incentive Plan, as amended. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Regarding Proposal 1, if any nominee becomes unavailable for election as a result of an unexpected occurrence or should for good cause decline to serve, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board on the recommendation of the CGN Committee. Each person nominated for election has agreed to serve if elected, and our management has no reason to believe that any nominee will be unable to serve.

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Additional Information
If you are a beneficial owner of shares held in “street name” by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or other nominee holding the shares in order to instruct your broker, bank or nominee on how to vote. If you do not provide the broker, bank or nominee that holds your shares with voting instructions, the broker, bank or nominee will determine if it has the discretionary authority to vote on your behalf. See “What are ‘broker non-votes’?” and “What is the effect of abstentions and broker non-votes?” below.
Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Who is paying for this proxy solicitation?
The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Innisfree M&A Incorporated may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies, but Innisfree M&A Incorporated will be paid its customary fee of approximately $20,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, 105 Digital Drive, Novato, CA 94949. Such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting.
•You may attend the Annual Meeting, which will be held virtually via the Internet, and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.
When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2027 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must submit their proposals so that they are received by us at our principal executive offices no later than December 22, 2026. However, if our 2027 Annual Meeting is not held between May 3, 2027 and July 2, 2027, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials. Eligible stockholders wishing to nominate a candidate for election to the Board at the 2027 Annual Meeting and to have such candidate included in our proxy materials for such meeting pursuant to our proxy access bylaws must submit such nomination no earlier than November 22, 2026 and no later than 5:00 p.m. Pacific Time on December 22, 2026. In the event that the 2027 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after April 21, 2027, then such nomination must be received by our Secretary no later than 5:00 p.m. Pacific Time on the 10th day following the day on which notice of the date of the 2027 Annual Meeting was mailed or the day we make a public announcement of the date of the 2027 Annual Meeting, whichever first occurs. In addition, such nomination must include the information set forth in Section 2.15(c) of Article II of our Bylaws.
Proposals for inclusion in our proxy statement for the 2027 Annual Meeting should be sent to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, 105 Digital Drive, Novato, CA 94949.

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Additional Information
When are other proposals and director nominations for next year’s Annual Meeting due?
With respect to proposals and nominations other than those to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act or our proxy access bylaws, our Bylaws provide that stockholders who wish to nominate a director, including nominations subject to Rule 14a-19 of the Exchange Act, or propose other business to be brought before the stockholders at the Annual Meeting must notify our Secretary by a written notice, which notice must be delivered to or received at our principal executive offices no later than 5:00 p.m. Pacific Time on the 90th day nor earlier than the 120th day prior to the anniversary date of the immediately preceding year’s Annual Meeting of Stockholders.
For the 2027 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions of our Bylaws must submit their nominations or proposals so that they are delivered to or received at our principal executive offices no earlier than February 2, 2027 and no later than 5:00 p.m. Pacific Time on March 4, 2027 in order to be considered. In the event that the 2027 Annual Meeting is to be held on a date that is not within 25 days before or 60 days after June 2, 2027, then a stockholder’s notice must be received by our Secretary no later than 5:00 p.m. Pacific Time on the 10th day following the day on which notice of the date of the 2027 Annual Meeting was mailed or the day we make a public announcement of the date of the 2027 Annual Meeting, whichever first occurs.
In addition, with respect to nominations for directors, if the number of directors to be elected at the 2027 Annual Meeting is increased effective at the 2027 Annual Meeting and there is no public announcement by us naming the nominees for the additional directorships at least 10 days prior to March 4, 2027, a stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to or mailed and received by our Secretary at our principal executive offices not later than 5:00 p.m. Pacific Time on the 10th day following the day on which such public announcement is first made by us.
Nominations or proposals should be sent in writing to the Company’s Secretary at BioMarin Pharmaceutical Inc., Attention: G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary, 105 Digital Drive, Novato, CA 94949. A stockholder’s notice to nominate a director or bring any other business before the 2026 Annual Meeting must set forth certain information, which is specified in our Bylaws, including in Sections 2.14 and 2.15 of Article II of our Bylaws. A complete copy of our Bylaws may be found in the “Governance” subsection of the “Investors” section of our website at www.biomarin.com. Information on our website is NOT incorporated by reference in this Proxy Statement.
How can I recommend a director nominee for consideration by the CGN Committee?
In order for a stockholder to have a candidate considered by the CGN Committee, a stockholder should submit a written recommendation that includes the information set forth in Section 2.15(b)(ii) of Article II of our Bylaws. The notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee if selected by the CGN Committee and nominated by the Board. Stockholder recommendations should be addressed to the Corporate Governance and Nominating Committee at 105 Digital Drive, Novato, CA 94949, c/o G. Eric Davis, Executive Vice President, Chief Legal Officer and Secretary.
For stockholder nominations to be included in the proxy materials for a future meeting pursuant to our proxy access bylaws or brought before the stockholders at a future meeting, please see “When are stockholder proposals and director nominations for inclusion in our proxy statement for next year’s Annual Meeting due?” and “When are other proposals and director nominations for next year’s Annual Meeting due?” above.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” “ABSTAIN” and broker non-votes, if applicable.

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Additional Information
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the NYSE), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin is considered a “routine” matter for this purpose, and brokers, banks or other nominees will generally have discretionary voting power with respect to such proposal.
What is the effect of abstentions and broker non-votes?
Abstentions: Under Delaware law (under which BioMarin is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as votes cast. Our Bylaws provide that a stockholder action (other than the election of directors and unless otherwise required by applicable laws, regulations or stock exchange rules) shall be decided by the vote of the holders of majority of the votes cast affirmatively or negatively on the matter. Additionally, each nominee for director in an uncontested election of directors shall be elected if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. Therefore, abstentions will have no effect on Proposal 1—Election of Directors, Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin, Proposal 3—Advisory Vote on Executive Compensation and Proposal 4—Approval of an Amendment to the 2017 Equity Incentive Plan, as amended.
Broker Non-Votes: The “non-routine” matters on the agenda for the Annual Meeting for which brokers, banks and other nominees will not be able to vote uninstructed shares include Proposal 1—Election of Directors, Proposal 3—Advisory Vote on Executive Compensation and Proposal 4—Approval of an Amendment to the 2017 Equity Incentive Plan, as amended.
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be votes cast, they will have no effect on the outcome of the vote on: Proposal 1—Election of Directors, Proposal 3—Advisory Vote on Executive Compensation and Proposal 4—Approval of an Amendment to the 2017 Equity Incentive Plan, as amended. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares on these proposals, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on that proposal even if it does not receive instructions from you, so long as it holds your shares in its name, and no broker non-votes are expected in connection with Proposal 2—Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin.
How many votes are needed to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
No. 1 Election of Directors	Majority Cast	No
No. 2 Ratification of the Selection of the Independent Registered Public Accounting Firm for BioMarin	Majority Cast	Yes
No. 3 Advisory Vote on Executive Compensation	Majority Cast	No
No. 4 Approval of an Amendment to the 2017 Equity Incentive Plan, as amended	Majority Cast	No
A “Majority Cast,” means that a majority of the votes cast affirmatively or negatively on each proposal must be voted “FOR” the respective proposal (among votes properly cast by stockholders who are entitled to vote on the matter and either present online or represented by proxy). With regard to the election of directors in uncontested elections, this means that number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” a nominee, for a nominee to be elected to our Board.

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Additional Information
Accordingly:
•Proposal 1: For the election of directors, each of the ten nominees that receives more “FOR” votes than “AGAINST” votes, in each case, cast by the holders of shares present in person or represented by proxy and entitled to vote on Proposal 1 will be elected. Only votes cast “FOR” or “AGAINST” will affect the outcome. Abstentions and broker non-votes will not be considered as votes cast on Proposal 1 and will have no effect. Pursuant to our Corporate Governance Principles, each nominee for director has tendered an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at any future annual meeting at which he or she faces re-election and (ii) the Board’s acceptance of such resignation.
•Proposal 2: To be approved, a majority of the votes cast affirmatively or negatively on Proposal 2 must be voted “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes will not be considered votes cast on Proposal 2 and will have no effect; however, the ratification of KPMG is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal 2.
•Proposal 3: To be approved, a majority of the votes cast affirmatively or negatively on Proposal 3 must be voted “FOR” the advisory approval of the compensation of the Company’s NEOs. Abstentions and broker non-votes will not be considered votes cast on Proposal 3 and will have no effect.
•Proposal 4: To be approved, a majority of the votes cast affirmatively or negatively on Proposal 4 must be voted “FOR” the approval of an amendment to the 2017 Equity Incentive Plan, as amended. Abstentions and broker non-votes will not be considered votes cast on Proposal 4 and will have no effect.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority in voting power of the issued and outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy thereat. On the Record Date, there were 193,270,028 shares outstanding and entitled to vote. Thus, the holders of at least 96,635,015 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then the holders entitled to vote thereat, present at the Annual Meeting in person or represented by proxy, by a majority of the votes cast affirmatively or negatively, may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an amended Form 8-K to publish the final results within four business days after the final results are known to us.
If you have any questions or need assistance in voting your shares, please call the following firm, which is assisting the Company in the solicitation of proxies:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

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Additional Information
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other Annual Meeting Materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing at: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (866) 540-7095. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

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Additional Information
Special Note Regarding Forward-Looking Statements
This Proxy Statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting (the Other Materials) contain “forward-looking statements” as defined under federal securities laws. Many of these statements can be identified by the use of terminology such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates,” “potential,” “opportunity” or the negative versions of these terms and other similar expressions. These forward-looking statements may be found in the sections of this Proxy Statement titled “Letter from the Chair of Our Board of Directors,” “Letter from Our President and Chief Executive Officer,” “2025 Highlights,” “Proxy Voting Roadmap,” “Letter from Our Compensation Committee,” “Executive Compensation,” and other sections of this Proxy Statement, as well as the Other Materials. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026 under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.
You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.
Approval
The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.
By Order of the Board of Directors
G. Eric Davis
Executive Vice President, Chief Legal Officer and Secretary
April 21, 2026
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 26, 2026, is available without charge upon written request to Investor Relations, BioMarin Pharmaceutical Inc., 105 Digital Drive, Novato, CA 94949 or by accessing a copy on BioMarin’s website at www.biomarin.com in the “Investors” section under “Financial Information—SEC Filings.” Information on our website is NOT incorporated by reference in this Proxy Statement.

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Appendix A
BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, As Amended
Adopted by the Compensation Committee of the Board of Directors:
April 10, 2017
Approved by the Stockholders: June 6, 2017
Amended by the Compensation Committee of the Board of Directors:
April 12, 2019
Amendment Approved by the Stockholders: June 4, 2019
Amended by the Compensation Committee of the Board of Directors: April 5, 2021
Amendment Approved by the Stockholders: May 25, 2021
Amended by the Compensation Committee of the Board of Directors:
April 3, 2023
Amendment Approved by the Stockholders: May 23, 2023
Amended by the Compensation Committee of the Board of Directors:
April 1, 2025
Amendment Approved by the Stockholders: May 20, 2025
Amended by the Compensation Committee of the Board of Directors:
April 14, 2026
Amendment Approved by the Stockholders: ____________
1.General.
(a)Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Company’s 2006 Share Incentive Plan, as amended and restated on April 16, 2015 (the “2006 Plan”. From and after 12:01 a.m. Pacific Time on the Effective Date, no additional awards will be granted under the 2006 Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All awards granted under the 2006 Plan or under the Company’s 1997 Stock Plan or the Company’s 1998 Director Option Plan (collectively, with the 2006 Plan, the “Prior Plans”), will remain subject to the terms of the Prior Plans.
(i)Any shares that would otherwise remain available for future grants under the 2006 Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “2006 Plan’s Available Reserve”) will cease to be available under the 2006 Plan at such time. Instead, that number of shares of Common Stock equal to the 2006 Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.
(ii)In addition, from and after 12:01 a.m. Pacific Time on the Effective Date, any shares subject, at such time, to outstanding stock awards granted under the 2006 Plan that (i) expire or terminate for any reason prior to exercise or settlement; or (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.
(b)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

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(d)Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.Administration.
aAdministration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
bPowers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
iTo determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
iiTo construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
iiiTo settle all controversies regarding the Plan and Awards granted under it.
ivTo accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
vTo suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.
viTo amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
viiTo submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.
viiiTo approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion (including, without limitation, the limits set forth in Sections 8(c) and 8(m) below); provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

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ixGenerally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
xTo adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
cDelegation to Committee.
iGeneral. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
iiSection 162(m) and Rule 16b-3 Compliance. The Committee shall consist solely of two or more directors that qualify as Outside Directors, in accordance with Section 162(m) of the Code, and Non-Employee Directors, in accordance with Rule 16b-3.
dDelegation to an Officer. To the extent permissible under applicable law, the Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii) below.
eEffect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
fNo Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
3.Shares Subject to the Plan.
(a)Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 72,030,015 shares (the “Share Reserve”), which number is the sum of (i) 7,650,000 new shares, plus (ii) 8,000,000 shares approved by the stockholders on May 20, 2025, plus (iii) 14,000,000 shares approved by the stockholders on May 23, 2023, plus (iv) 10,500,000 shares approved by the stockholders on May 25, 2021, plus (v) 11,000,000 shares approved by the stockholders on June 4, 2019, plus (vi) 5,250,000 shares approved by the stockholders on June 6, 2017, plus (vii) the number of shares subject to the 2006 Plan’s Available Reserve, plus (viii) the number of shares that are Returning Shares, as such shares become available from time to time (in the case of (vii) and (viii), up to an aggregate maximum of 15,630,015 shares). For every one share of Common Stock that is subject to a Stock Award other than an Option or SAR, the shares available for issuance under the Plan shall be reduced by 1.92 shares. For every one share of Common Stock that is subject to an Option or SAR, the shares available for issuance under the Plan shall be reduced by one share. The issuance of Substitute Awards will not reduce the number of shares available for issuance under the Plan.

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(b)Reversion of Shares to the Share Reserve.
(i)Shares Available for Subsequent Issuance. The following shares of Common Stock will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. Any shares that again become available for issuance pursuant to this paragraph shall be added back as (a) one (1) share for every one (1) share that is subject to an Award granted under the 2006 Plan prior to May 12, 2010; (b) one (1) share for every one (1) share that is subject to an Option granted under the 2006 Plan on or after May 12, 2010; (c) 1.62 shares for every one (1) share that is subject to any Award granted under the 2006 Plan on or after May 12, 2010 and prior to May 15, 2013 other than an Option; (d) 1.92 shares for every one (1) share that is subject to any Award granted under the 2006 Plan on or after May 15, 2013 other than an Option; (e) one (1) share for every one (1) share that is subject to an Option or SAR granted under this Plan; and (f) 1.92 Shares for every one (1) share that is subject to an Award granted under this Plan other than an Option or SAR.
(ii)Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plans (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plans; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plans; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under the Prior Plans is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
(c)Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be equal to 72,030,015.
(d)Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.
(i)A maximum of 1,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.
(ii)A maximum of 1,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)A maximum of $10,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.
(e)Limitation on Grants to Non-Employee Directors. The (i) maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year (beginning with the 2018 calendar year) to any Non-Employee Director, taken together with the (ii) cash fees paid by the Company to such Non-Employee Director during such calendar year, and in both cases for service on the Board, will not exceed $1,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,500,000.
(f)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

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4.Eligibility.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5.Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders and except in the case of Substitute Awards, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash, check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

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(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

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(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.Provisions of Stock Awards other than Options and SARs.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

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(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.
(iii)Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

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(iv)Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.Covenants of the Company.
(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.Miscellaneous.
(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

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(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding an amount of tax calculated based on the maximum statutory tax rates in a Participant’s applicable tax jurisdiction (or such other amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

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(k)Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
(m)Dividends and Dividend Equivalents. Dividends and dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Award (other than Options and Stock Appreciation Rights), as determined by the Board and contained in the applicable Award Agreement. At the sole discretion of the Board, such dividends and dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Award in such manner as determined by the Board.
Any additional shares or cash payments covered by the Stock Award credited by reason of such dividends or dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate. Notwithstanding anything to the contrary in this Plan or any Award Agreement, dividends and dividend equivalents shall not be paid in respect of shares of Common Stock covered by a Stock Award until such shares of Common Stock vest pursuant to the applicable Award Agreement.
9.Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

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(c)Transactions. The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);
(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10.Plan Term; Earlier Termination or Suspension of the Plan.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.Existence of the Plan.
The Plan will become effective on the Effective Date.
12.Choice of Law.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

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(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(f)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(g)“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company; (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities; or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition;
(iv)the complete dissolution or liquidation of the Company, except for a liquidation into a parent corporation;

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(v)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(i)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(j)“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(k)“Common Stock” means the common stock of the Company, having one vote per share.
(l)“Company” means BioMarin Pharmaceutical Inc.
(m)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(n)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(o)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than 50% of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

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(p)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(q)“Director ” means a member of the Board.
(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a) (2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(s)“Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.
(t)“Effective Date” means the date of the Company shareholders approve this Plan, which is the date of the annual meeting of shareholders of the Company held on June 6, 2017, provided this Plan is approved by the Company’s shareholders at such meeting.
(u)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(v)“Entity” means a corporation, partnership, limited liability company or other entity.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(y)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(bb)    “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

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(ee)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(gg)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(hh)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ii)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(jj)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(kk)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ll)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(mm)“Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total shareholder return; (x) return on equity or average shareholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) shareholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/ or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.

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(nn)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent that an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals for the Award at the time the Performance Goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body; and (13) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Board or the Committee.
(oo)    “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).
(pp)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(qq)    “Plan” means this BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan.
(rr)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(vv)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ww)“Securities Act” means the Securities Act of 1933, as amended.
(xx)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(yy)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

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(zz)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(aaa)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bbb)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ccc)    “Substitute Award” means an Award issued in connection with a merger or acquisition in connection with the assumption of, or substitution for, an existing award.
(ddd)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(eee)    “Transaction” means a Corporate Transaction or a Change in Control.

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Appendix B
Non-GAAP Information
This Proxy Statement includes Non-GAAP Diluted EPS and Core Operating Margin that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Non-GAAP Diluted EPS is defined by the Company as Non-GAAP Income (Loss) divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Income is defined by the Company as GAAP Net Income excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items. The Company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the Company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the Company’s equity plans and convertible debt in periods when they are dilutive under Non-GAAP. The Company defines Core Operating Margin as total revenues less: (a) cost of sales, (b) research and development expense, (c) selling, general and administrative expense, and (d) intangible asset amortization, as determined for such period in accordance with U.S. GAAP, subject to specified adjustments for the foreign exchange currency rates assumed for purposes of setting the targets and business development transactions with an upfront payment of $100 million or more, divided by total revenues.
BioMarin regularly uses both GAAP and Non-GAAP measures and expectations internally to assess its financial operating performance and evaluate key business decisions related to its principal business activities: the discovery, development, manufacture, marketing and sale of innovative biologic therapies. The Company believes that providing this information provides additional insight into the Company’s business and reflect how the Company manages its business internally, sets operational goals and forms the basis of its executive incentive programs.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial information prepared in accordance with GAAP. Investors should note that the Non-GAAP information is not prepared under any comprehensive set of accounting rules or principles and does not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these Non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Because of the Proxy Statement may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The following tables present the reconciliation of GAAP reported to Non-GAAP adjusted financial information.

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Appendix B
Reconciliation of GAAP Information to Non-GAAP Information(1)
(In millions of U.S. dollars, except per share data)
(unaudited)

Twelve Months Ended December 31,
2025
GAAP Diluted EPS	$1.80
Adjustments
Stock-based compensation expense	$0.92
Amortization of intangible assets	$0.10
Acquisition-related costs(2)	$0.08
Severance and restructuring costs(3)	$0.63
Loss on investments(4)	$0.02
Income tax effect of adjustments	$(0.40)
Non-GAAP Diluted EPS	$3.15

	Twelve Months Ended December 31,
	2025	Percent of GAAP Total Revenue	2024	Percent of GAAP Total Revenue	2023	Percent of GAAP Total Revenue
GAAP Income from Operations	$409	12.7%	$484	17.0%	$186	7.7%
Adjustments
Gain on sale of nonfinancial assets(5)	—	—	(10)	(0.4)	—	—
Change of presentation impact(6)	—	—	—	—	(28)	(1.2)
Non-GAAP Core Income from Operations	$409	12.7%	$474	16.6%	$158	6.5%

(1)Certain amounts may not sum or recalculate due to rounding.
(2)These amounts were included in SG&A and represent severance costs incurred in the acquisition of Inozyme in July 2025.
(3)These amounts were included in SG&A and represent impairment of long-lived assets, severance and other restructuring costs related to the company's 2025 strategic decision to voluntarily withdraw ROCTAVIAN from the market and 2024 corporate initiatives and the associated organizational redesign efforts.
(4)Represents impairment loss on non-marketable equity securities recorded in Other income (expense), net.
(5)Represents a payment triggered by a third party's attainment of a regulatory approval milestone related to previously sold intangible assets.
(6)Effective January 1, 2024, the Company changed its presentation for foreign currency transaction gains and losses resulting from remeasurement and idle plant costs within its Consolidated Statements of Income. See Note 1 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 24, 2025, for more information.

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BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, CA 94949

Tel: 415.506.6700
Fax: 415.382.7889

www.BioMarin.com

![BioMarin logo]

BIOMARIN PHARMACEUTICAL INC.
105 DIGITAL DRIVE
NOVATO, CA 94949
ATTN: G. Eric Davis, EVP & CLO

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1A Elizabeth M. Anderson	☐	☐	☐
1B Barbara W. Bodem	☐	☐	☐
1C Ian T. Clark	☐	☐	☐
1D Athena Countouriotis	☐	☐	☐
1E Willard Dere	☐	☐	☐
1F Mark J. Enyedy	☐	☐	☐
1G Alexander Hardy	☐	☐	☐
1H Maykin Ho	☐	☐	☐
1I Robert J. Hombach	☐	☐	☐
1J Timothy P. Walbert	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000704039_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com

BIOMARIN PHARMACEUTICAL INC.
Annual Meeting of Stockholders
June 2, 2026 11:30 AM PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alexander Hardy and G. Eric Davis, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BioMarin Pharmaceutical Inc. Common Stock, that the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on June 2, 2026 via a live audio webcast at www.virtualshareholdermeeting.com/BMRN2026 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders.

When properly executed, this proxy will be voted in the manner directed herein, or if no such direction is made, it will be voted in accordance with the Board of Directors' recommendations.

This proxy is governed by the laws of the State of Delaware.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

0000704039_2 R2.09.05.010